                                                                 Exhibit 10.10.3

                                                                  EXECUTION COPY

                      AMENDED, RESTATED AND CONSOLIDATED

                          LOAN AND SECURITY AGREEMENT

                   SOUTHERN STATES COOPERATIVE, INCORPORATED
                                  AS BORROWER

                                     WITH

                                  COBANK, ACB
                            AS LENDER AND AS AGENT

                                      AND



                  EACH OF THE FINANCIAL INSTITUTIONS NOW AND
               HEREAFTER A PARTY HERETO AND LISTED ON SCHEDULE A
                                ATTACHED HERETO
                                  AS LENDERS

                           AS OF SEPTEMBER 18, 2001

                               TABLE OF CONTENTS

                                                                                                                          PAGE
I.        DEFINITIONS.................................................................................................   3

          1.1       Accounting Terms..................................................................................   3
          1.2       General Terms.....................................................................................   3
          1.3       Uniform Commercial Code Terms.....................................................................  31
          1.4       Certain Matters of Construction...................................................................  31

II.       ADVANCES, PAYMENTS..........................................................................................  31

          2.1       Revolving Advances................................................................................  31
          2.2       Procedure for Revolving Advances Borrowing........................................................  32
          2.3       Disbursement of Advance Proceeds..................................................................  34
          2.4       Term Loan.........................................................................................  35
          2.5       Maximum Revolving Advances and Maximum Credit Limit...............................................  35
          2.6       Repayment of Advances.............................................................................  35
          2.7       [Reserved]........................................................................................  36
          2.8       Statement of Account..............................................................................  36
          2.9       Letters of Credit.................................................................................  36
          2.10      Issuance of Letters of Credit.....................................................................  37
          2.11      Requirements For Issuance of Letters of Credit....................................................  38
          2.12      Additional Payments...............................................................................  40
          2.13      Manner of Borrowing and Payment...................................................................  40
          2.14      Mandatory Prepayments.............................................................................  43
          2.15      Use of Advance Proceeds...........................................................................  45
          2.16      [Reserved]........................................................................................  45
          2.17      Existing Financing Agreements.....................................................................  45

III.      INTEREST AND FEES...........................................................................................  46

          3.1       Interest..........................................................................................  46
          3.2       Letter of Credit Fees.............................................................................  46
          3.3(a)    Origination Fee...................................................................................   1
          3.4       Taxes.............................................................................................  47
          3.5       Computation of Interest and Fees..................................................................  49
          3.6       Maximum Charges...................................................................................  49
          3.7       Increased Costs...................................................................................  49
          3.8       Basis For Determining Interest Rate Inadequate or Unfair..........................................  50
          3.9       Capital Adequacy..................................................................................  51

IV.       COLLATERAL and GENERAL TERMS................................................................................  51

          4.1       Security Interest in the Collateral...............................................................  51

          4.2        Perfection of Security Interest..........................................................  51
          4.3        Disposition of Collateral................................................................  53
          4.4        Preservation of Collateral...............................................................  53
          4.5        Ownership of Collateral..................................................................  54
          4.6        Defense of Agent's and Lenders' Interests................................................  54
          4.7        Books and Records........................................................................  54
          4.8        Financial Disclosure.....................................................................  55
          4.9        Compliance with Laws.....................................................................  55
          4.10       Inspection of Premises...................................................................  55
          4.11       Insurance................................................................................  56
          4.12       Failure to Pay Insurance.................................................................  57
          4.13       Payment of Taxes.........................................................................  57
          4.14       Payment of Leasehold Obligations.........................................................  57
          4.15       Receivables..............................................................................  58
          4.16       Inventory................................................................................  60
          4.17       Maintenance of Equipment.................................................................  60
          4.18       Exculpation of Liability.................................................................  60
          4.19       Environmental Matters....................................................................  60
          4.20       Financing Statements.....................................................................  63
          4.21       CoBank Stock.............................................................................  63
          4.22       Revised Article 9........................................................................  63
          4.23       Wachovia Purchase Agreement..............................................................  64
          4.24       Wholesale Receivables....................................................................  65
          4.25       Custodian, Etc...........................................................................  65

V.        REPRESENTATIONS AND WARRANTIES......................................................................  65

          5.1        Authority................................................................................  65
          5.2        Formation and Qualification..............................................................  66
          5.3        Survival of Representations and Warranties...............................................  66
          5.4        Tax Returns..............................................................................  66
          5.5        Financial Statements.....................................................................  67
          5.6        Corporate Name...........................................................................  67
          5.7        O.S.H.A. and Environmental Compliance....................................................  67
          5.8        Solvency; No Litigation, Violation, Indebtedness or Default..............................  68
          5.9        Patents, Trademarks, Copyrights and Licenses.............................................  69
          5.10       Licenses and Permits.....................................................................  70
          5.11       Default of Indebtedness..................................................................  70
          5.12       No Default...............................................................................  70
          5.13       No Burdensome Restrictions...............................................................  70
          5.14       No Labor Disputes........................................................................  70
          5.15       Margin Regulations.......................................................................  70
          5.16       Investment Company Act...................................................................  70

          5.17       Disclosure................................................................................  70
          5.18       Swaps.....................................................................................  71
          5.19       Conflicting Agreements....................................................................  71
          5.20       Application of Certain Laws and Regulations...............................................  71
          5.21       Business and Property of Borrower.........................................................  71
          5.22       Commercial Tort Claims....................................................................  71
          5.23       Letter-of-Credit Rights...................................................................  71
          5.24       Deposit Accounts..........................................................................  71
          5.25       Compliance with Laws......................................................................  71

VI.       AFFIRMATIVE COVENANTS................................................................................  71

          6.1        Payment of Fees...........................................................................  72
          6.2        Conduct of Business and Maintenance of Existence and Assets...............................  72
          6.3        Violations................................................................................  72
          6.4        Government Receivables....................................................................  72
          6.5        Adjusted Net Worth........................................................................  72
          6.6        Funded Debt...............................................................................  73
          6.7        EBITDAR/Interest and Dividends............................................................  73
          6.8        EBITDAR...................................................................................  74
          6.9        Execution of Supplemental Instruments.....................................................  74
          6.10       Payment of Indebtedness...................................................................  74
          6.11       Standards of Financial Statements.........................................................  74
          6.12       CoBank Stock..............................................................................  74
          6.13       Commercial Tort Claims....................................................................  75
          6.14       Compliance with Applicable Laws...........................................................  75

VII.      NEGATIVE COVENANTS...................................................................................  75

          7.1        Merger, Consolidation, Acquisition and Sale of Assets.....................................  75
          7.2        Creation of Liens.........................................................................  75
          7.3        Guarantees................................................................................  75
          7.4        Investments...............................................................................  76
          7.5        Loans.....................................................................................  76
          7.6        Capital Expenditures......................................................................  76
          7.7        Dividends.................................................................................  76
          7.8        Indebtedness..............................................................................  76
          7.9        Nature of Business........................................................................  77
          7.10       Transactions with Affiliates..............................................................  77
          7.11       Leases....................................................................................  77
          7.12       Subsidiaries..............................................................................  77
          7.13       Fiscal Year and Accounting Changes........................................................  77
          7.14       Pledge of Credit..........................................................................  77
          7.15       Amendment of Articles of Incorporation, By-Laws...........................................  78

          7.16       Compliance with ERISA................................................................... 78
          7.17       Prepayment of Indebtedness.............................................................. 78
          7.18       Material Agreements..................................................................... 78
          7.19       Statesman and MLCC...................................................................... 78
          7.20       Interest Hedging Instrument............................................................. 78
          7.21       Deposit Accounts........................................................................ 78

VIII.     CONDITIONS PRECEDENT AND SUBSEQUENT................................................................ 79

          8.1        Conditions to Initial Advances.......................................................... 79
          8.2        Conditions Subsequent................................................................... 81
          8.3        Conditions to Each Advance.............................................................. 83
          8.4        Form and Substance Satisfactory......................................................... 84

IX.       INFORMATION AS TO BORROWER......................................................................... 84

          9.1        Disclosure of Material Matters.......................................................... 84
          9.2        Schedules............................................................................... 84
          9.3        Environmental Reports................................................................... 84
          9.4        Litigation.............................................................................. 84
          9.5        Material Occurrences.................................................................... 85
          9.6        Government Receivables.................................................................. 85
          9.7        Annual Financial Statements............................................................. 85
          9.8        Quarterly Financial Statements.......................................................... 86
          9.9        Monthly Financial Statements............................................................ 87
          9.10       Other Reports........................................................................... 87
          9.11       Additional Information.................................................................. 87
          9.12       Projected Operating Budget.............................................................. 88
          9.13       Variances From Operating Budget......................................................... 88
          9.14       Notice of Suits, Adverse Events......................................................... 88
          9.15       ERISA Notices and Requests.............................................................. 88
          9.16       Borrowing Base Certificate.............................................................. 89

X.        EVENTS OF DEFAULT.................................................................................. 89

XI.       LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT......................................................... 92

          11.1       Cure.................................................................................... 92
          11.2       Rights and Remedies..................................................................... 92
          11.3       Agent's Discretion...................................................................... 93
          11.4       Setoff.................................................................................. 93
          11.5       Rights and Remedies not Exclusive....................................................... 93
          11.6       Third Parties........................................................................... 94

XII.      WAIVERS AND JUDICIAL PROCEEDINGS................................................................... 94

          12.1       Waiver of Notice.......................................................................   94
          12.2       Delay..................................................................................   94
          12.3       Jury Waiver............................................................................   94

XIII.     EFFECTIVE DATE AND TERMINATION....................................................................   94

          13.1       Term...................................................................................   94
          13.2       Termination............................................................................   94

XIV.      REGARDING AGENT...................................................................................   95

          14.1       Appointment............................................................................   95
          14.2       Nature of Duties.......................................................................   95
          14.3       Lack of Reliance on Agent and Resignation..............................................   96
          14.4       Certain Rights of Agent................................................................   97
          14.5       Reliance...............................................................................   97
          14.6       Notice of Default......................................................................   97
          14.7       Indemnification........................................................................   97
          14.8       Agent in its Individual Capacity.......................................................   97
          14.9       Borrower's Undertaking to Agent........................................................   98

XV        MISCELLANEOUS.....................................................................................   98

          15.1       Governing Law..........................................................................   98
          15.2       Entire Understanding...................................................................   98
          15.3       Successors and Assigns; Participations; New Lenders....................................  100
          15.4       Application of Payments................................................................  102
          15.5       Indemnity..............................................................................  102
          15.6       Notice.................................................................................  103
          15.7       Survival...............................................................................  104
          15.8       Severability...........................................................................  104
          15.9       Expenses...............................................................................  104
          15.10      Injunctive Relief......................................................................  105
          15.11      Consequential Damages..................................................................  105
          15.12      Captions...............................................................................  105
          15.13      Counterparts; Telecopied Signatures....................................................  105
          15.14      Construction...........................................................................  105
          15.15      Confidentiality; Sharing Information...................................................  105

LIST OF EXHIBITS AND SCHEDULES

Schedules

Schedule A             Commitment Percentage
                       Addresses of Lenders
Schedule 1.2(a)        Existing Interest Hedging Instruments
Schedule 1.2(b)        Managed Coops
Schedule 1.2(c)        Permitted Encumbrances
Schedule 2.9           Existing L/Cs
Schedule 4.5           Equipment and Inventory Locations
Schedule 4.15(c)       Location of Executive Offices
Schedule 4.19          Real Property
Schedule 5.2(a)        States of Qualification and Good Standing
Schedule 5.2(b)        Subsidiaries and Affiliates
Schedule 5.4           Federal Tax Identification Number
Schedule 5.6           Prior Names
Schedule 5.7           Environmental Compliance
Schedule 5.8(b)        Litigation
Schedule 5.8(d)        Plans
Schedule 5.9           Intellectual Property, Source Code Escrow Agreements
Schedule 5.10          Licenses and Permits
Schedule 5.14          Labor Disputes
Schedule 5.18          Swaps
Schedule 5.22          Commercial Tort Claims
Schedule 5.23          Letter of Credit Rights
Schedule 5.24          Deposit Accounts
Schedule 7.3           Guarantees
Schedule 7.4           Investments
Schedule 7.8           Indebtedness


Exhibits

Exhibit 1.2            Managed Cooperative Agreement
Exhibit 2.1(a)         Revolving Credit Note
Exhibit 2.1(b)         Swing Line Note
Exhibit 2.4            Term Note
Exhibit 4.15(h)        Borrower's Cash Management Procedures
Exhibit 5.5(b)         Financial Projections
Exhibit 8.1(i)         Financial Condition Certificate
Exhibit 9.16           Borrowing Base Certificate

Exhibit 15.3           Commitment Transfer Supplement

                      AMENDED, RESTATED AND CONSOLIDATED
                          LOAN AND SECURITY AGREEMENT

     Amended, Restated and Consolidated Loan and Security Agreement dated September 18, 2001 by and among Southern States Cooperative, Incorporated, a Virginia agricultural cooperative corporation ("Borrower"), the financial institutions which are now or which hereafter become a party hereto and listed on Schedule A attached hereto and made a part hereof (as such Schedule A may hereafter be amended, modified or replaced from time to time) in their capacity as lenders and, as applicable, in their capacity as Issuing Banks (collectively, "Lenders" and individually a "Lender") and CoBank, ACB, as agent for Lenders ("Agent").

                                  BACKGROUND

     A. Borrower, Agent and Lenders are parties to that certain Revolving Credit Agreement dated as of January 12, 1999 (as it has been amended and modified from time to time, "Syndicated Loan Agreement"). The Syndicated Loan Agreement and all instruments, documents and agreements executed in connection therewith, or related thereto are referred to herein collectively as the "Syndicated Loan Documents."

     B. Borrower and CoBank, ACB, in its individual capacity ("CoBank") are parties to that certain Master Loan Agreement dated as of February 1, 1997, that certain Consolidating Supplement dated as of February 1, 1997 and that certain Amended and Restated Letter of Credit Commitment Supplement dated as of June 29, 2000 ("Letter of Credit Supplement") (as each has been amended and modified from time to time collectively, "MLA"). In connection with the Letter of Credit Supplement, CoBank has issued that certain Letter of Credit 00098003 in favor of Southern States Cooperative, Incorporated Patrons Through Custodian Rex Honodel For Promissory Note Holders Under Payment Plus Program with an expiry date of April 12, 2001 ("CoBank Letter of Credit"). The MLA, the Letter of Credit and all instruments, documents and agreements executed in connection therewith, or related thereto are referred to herein collectively as the "MLA Loan Documents."

     C. Borrower and Wachovia Bank, N.A. ("Wachovia") are parties to that certain Amended and Restated Reimbursement Agreement dated as of October 13, 1998 (as it has been amended and modified from time to time, "Wachovia Reimbursement Agreement"). The Wachovia Reimbursement Agreement and all instruments, documents and agreements executed in connection therewith, or related thereto are referred to herein collectively as the "Wachovia Loan Documents."

     D. Borrower and Allfirst Bank ("Allfirst") are parties to that certain Revolving Credit Agreement dated as of November 3, 2000 (as it has been amended and modified from time to time, "Allfirst Credit Agreement"). The Allfirst Credit Agreement and all instruments, documents and agreements executed in connection therewith, or related thereto are referred to herein collectively as the "Allfirst Loan Documents."

     E. Borrower and SunTrust Bank ("SunTrust") are parties to that certain Reimbursement Agreement dated as of September 1, 1990 and that certain Reimbursement Agreement dated as of

September 1, 1985 (as each has been amended and modified from time to time, collectively, "SunTrust Reimbursement Agreement"). The SunTrust Reimbursement Agreement and all instruments, documents and agreements executed in connection therewith, or related thereto are referred to herein collectively as the "SunTrust Reimbursement Documents." Borrower has executed and delivered to SunTrust that certain Commercial Note dated as of March 7, 2000 providing for a line of credit (as it has been amended and modified from time to time, "SunTrust Note"). The SunTrust Note and all instruments, documents and agreements executed in connection therewith, or related thereto are referred to herein collectively as the "SunTrust Line of Credit Documents." The SunTrust Line of Credit Documents and the SunTrust Reimbursement Documents are collectively referred to as "SunTrust Loan Documents."

     F. Borrower and CoBank, as collateral agent are parties to that certain Security Agreement dated as of January 9, 2001 pursuant to which Borrower granted to CoBank as collateral agent a security interest in certain Collateral (as defined therein) for the benefit of Senior Lenders (as defined therein) (as it has been amended and modified from time to time, "Security Agreement"). Borrower, Secured Parties (as defined therein), Agent and CoBank as collateral agent are parties to that certain Intercreditor Agreement dated as of January 9, 2001 (as it has been amended and modified from time to time "Intercreditor Agreement").

     G. Borrower, Agent, Lenders, CoBank, Wachovia, Allfirst, SunTrust, AgFirst, FCB and Northwest Farm Credit Services, FLCA are parties to that certain Extension Agreement and Omnibus Amendment to Existing Financing Documents dated April 9, 2001, that certain Second Extension Agreement and Omnibus Amendment to Existing Financing Documents dated May 8, 2001 that certain Third Extension Agreement and Omnibus Amendment to Existing Financing Documents dated June 29, 2001 and that certain Fourth Extension Agreement and Omnibus Amendment to Existing Financing Documents dated July 27, 2001 (collectively, "Extension Agreements"). Borrower, Agent and Lenders (as defined therein) are also parties to that certain Section 547 Commencement Date Agreement dated as of April 1, 2001 (as amended in conjunction with the Extension Agreements, the "Tolling Agreement").

     H. The Syndicated Loan Documents, MLA Loan Documents, Wachovia Loan Documents, Allfirst Loan Documents, SunTrust Loan Documents, Security Agreement and Intercreditor Agreement and the Extension Agreements are collectively referred to herein as the "Existing Financing Agreements".

     I. Borrower has requested and Lenders have agreed to amend, restate, consolidate and increase the commitments under the Existing Financing Agreements pursuant to the terms and conditions of this Agreement. In addition, Borrower has informed Agent and Lenders that in conjunction with restructuring of the indebtedness of Borrower and certain of its subsidiaries, it intends to utilize a portion of the increase of the commitments to purchase certain assets from Statesman Financial Corporation ("Statesman") and Michigan Livestock Credit Corporation ("MLCC") and Statesman and MLCC intend to utilize the proceeds of the purchase price of such assets to repay amounts owed to the Statesman Lenders and MLCC Lenders, respectively. Borrower, Agent, and Lenders agree that the liens and security interests granted to Collateral Agent pursuant to the Security Agreement continue hereunder for the benefit of Lenders and to secure the Obligations.

     IN CONSIDERATION of the mutual covenants and undertakings herein contained, and with the foregoing Background incorporated as if set forth more fully below, Borrower, Lenders and Agent hereby agree as follows:

     I.   DEFINITIONS.

     1.1  Accounting Terms. As used in this Agreement, the Notes, or any
          ----------------
certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided,
                                                                      --------
however, whenever such accounting terms are used for the purposes of determining
-------
compliance with financial covenants in this Agreement, unless otherwise defined in Section 1.2 such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrower for the fiscal year ended June 30, 2000.

     1.2  General Terms. For purposes of this Agreement the following terms
          -------------
shall have the following meanings:

     "Accounts" shall mean all of Borrower's accounts receivable, including
      --------
without limitation, all "accounts" (as defined in the Uniform Commercial Code), whether now existing or hereafter created or arising and all rights to receive payment created or arising from sale of goods or rendition of services made under Borrower's corporate name or any of Borrower's trade names or styles or through any of Borrower's divisions.

     "Accountants" shall mean certified public accounting firm(s) of recognized
      -----------
standing and reasonably acceptable to Agent.

     "Adjusted Net Worth" shall mean, at a particular date, the sum of (a)
      ------------------
shareholders' and patrons' equity and capital securities, plus (b) the
                                                          ----
cumulative total of all non-cash debits to balance sheet and income statement accounts required under application of FAS 133, minus (c) the cumulative total of all non-cash credits to the balance sheet and income statement accounts required under application of FAS 133, plus (d) the amount of Bank Charges in excess of $13,000,000, plus (e) Restructuring Charges incurred after the Closing
                       ----
Date.

     "Advances" shall mean and include all advances and extensions of credit
      --------
made to or for the benefit of Borrower, including without limitation, the Revolving Advances, Overnight Advances, Letters of Credit, and the Term Loan.

     "Advance Rates" shall mean collectively the Receivables Advance Rates and
      -------------
the Inventory Advance Rate, as in effect from time to time.

     "Advisors" shall have the meaning set forth in Section 15.9(b) hereof.
      --------

     "Affiliate" of any Person shall mean (a) any Person which, directly or
      ---------
indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer

(i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agent" shall have the meaning set forth in the preamble to this Agreement
      -----
and shall include its successors in such capacity, and its successors in interest and assigns.

     "Agricultural Liens" shall have the meaning given to such term in the UCC.
      ------------------

     "AgriMoney Notes" shall mean the senior unsecured notes of the Borrower
      ---------------
referred to in Borrower's registration statement on Form S-1 (Number 333-36104), filed with the Securities and Exchange Commission on November 14, 2000, as amended from time to time.

     "Agway" shall mean Agway, Inc., a Delaware corporation, with it principal
      -----
place of business at 333 Butternut Drive, DeWitt, New York 13214.

     "Agway Agreements" shall mean, collectively, that certain Asset Purchase
      ----------------
Agreement dated as of June 20, 2000 between Agway and Borrower and that certain Promissory Note executed by Borrower in favor of Agway dated July 31, 2000 in the original principal amount of $13,300,000 and the Agway Security Agreement, each as amended or modified from time to time.

     "Agway Security Agreement" shall mean that certain Amended and Restated
      ------------------------
Security Agreement between Borrower and Agway of even date herewith.

     "Allfirst" shall have the meaning set forth in the Background.
      --------

     "Allfirst Credit Agreement" shall have the meaning set forth in the
      -------------------------
Background.

     "Allfirst Loan Documents" shall have the meaning set forth in the
      -----------------------
Background.

     "Alternate Base Rate" shall mean, for any day, a rate per annum equal to
      -------------------
the higher of (i) the Base Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

     "Amended and Restated Trademark Security Agreement" shall mean that certain
      -------------------------------------------------
Amended and Restated Trademark Security Agreement from Borrower of even date herewith.

     "Applicable Excess Cash Flow Percentage" shall mean a percentage, based on
      --------------------------------------
upon the Funded Debt to EBITDAR Ratio, as of the end of the fiscal year then most recently ended for which annual financial statements have been delivered pursuant to Section 9.7:


                                                Applicable Excess Cash Flow
          Funded Debt/EBITDAR Ratio                       Percentage
       ---------------------------------    ----------------------------------

       Greater than 3.5:1                                    75%
       Less than or equal to 3.5:1                           50%


     "Applicable Lending Office" shall mean, with respect to any Lender, (i) in
      -------------------------
the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its LIBOR Rate Loans, its Euro-Dollar Lending Office. Each Lender shall notify the Agent and the Borrower prior to any change of any of its Applicable Lending Offices.

     "Authority" shall have the meaning set forth in Section 4.19(d).
      ---------

     "Availability Period" shall mean the period from the Closing Date through
      -------------------
the last Business Day immediately preceding the Maturity Date.

     "Bank Charges" shall mean extension and origination fees and Expenses
      ------------
incurred from January 8, 2001 in connection with the restructuring of the credit facilities contemplated hereby.

     "Base Rate" shall mean the average of the per annum rates of interest
      ---------
referred to as the "Prime Rate" as reported in the Money Rates Section of The
                                                                          ---
Wall Street Journal, on the date of determination. If The Wall Street Journal is
-------------------                                   -----------------------
not published on such day, or does not report on such rate, such rate shall be as reported by such other similar publication or source as Agent may select.

     "Base Rate Loan" shall mean any Advance that bears interest based upon the
      --------------
Alternate Base Rate.

     "Blocked Accounts" shall have the meaning set forth in Section 4.15(h).
      ----------------

     "Blue Ridge Agent" shall mean Wachovia Bank, N.A. and its successors and
      ----------------
assigns in its capacity as administrative agent pursuant to the Wachovia Purchase Agreement.

     "Borrower" shall have the meaning set forth in the preamble to this
      --------
Agreement and shall extend to all permitted successors and assigns.

     "Borrower's Account" shall have the meaning set forth in Section 2.8.
      ------------------

     "Borrowing Base Certificate" shall have the meaning set forth in Section
      --------------------------
9.16 hereof.

     "Business Day" shall mean with respect to LIBOR Rate Loans, any day on
      ------------
which commercial banks are open for domestic and international business, including dealings in Dollar deposits in London,

England, New York, New York and Denver, Colorado, and with respect to all other matters, any day other than a day on which commercial banks in New York, New York or Denver, Colorado are authorized or required by law to close.

     "Cash Equivalents" means (a) securities issued or directly and fully
      ----------------
guaranteed or insured by the United States or any agency or instrumentality thereof with maturities of not more than twelve months from the date of acquisition, (b) Dollars time deposits, certificates of deposit, "money market" accounts or money market mutual funds, and repurchase agreements relating to direct obligations of the United States with, and commercial paper, fixed rate notes and loan participations (with maturities of up to 270 days for any such loan participations) issued by, either (i) a Lender or (ii) a domestic commercial bank with a short term commercial paper rating of at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc. (c) commercial paper and fixed rate notes issued by a domestic commercial bank that does not have ratings required under clause (b) of this definition with maturities of up to 60 days in an aggregate amount not to exceed $5,000,000, (e) obligations of any domestic Governmental Body with respect to which interest is exempt from federal income tax with a long term rating of at least AA- by S&P or Aa-3 by Moody's, and (f) "low floaters" (industrial revenue bonds issued as floating rate notes or bonds and backed by a stand-by letter of credit issued by a Lender or a domestic commercial bank having the ratings required under clause
(b) of this definition).

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation
      ------
and Liability Act of 1980, as amended, 42 U.S.C. (S)9601 et seq.
                                                         ------

     "Change of Control" shall mean (a) the acquisition of ownership, directly
      -----------------
or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were not nominated in accordance with Bylaws of the Borrower; or (c) the acquisition of direct or indirect control of the Borrower by any Person or group.

     "Charges" shall mean all taxes, charges, fees, imposts, levies or other
      -------
assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, Borrower or any of its Affiliates.

     "Chattel Paper" shall have the meaning given to such term in the UCC.
      -------------

     "Closing Date" shall mean August 31, 2001, or such other date as may be
      ------------
agreed to by the parties hereto.

     "CoBank" shall have the meaning set forth in the Background, and shall
      ------
include its successors and assigns.

     "CoBank Letter of Credit" shall have the meaning set forth in the
      -----------------------
Background.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time
      ----
to time and the regulations promulgated thereunder.

     "Collateral" shall mean and include all of Borrower's present and future
      ----------
assets and property whether now owned or hereafter acquired or arising, including without limitation,

          (a)  Receivables;

          (b) General Intangibles, which shall include, without limitation, all Payment Intangibles, choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, intellectual property, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables);

          (c)  Inventory;

          (d)  Equipment;

          (e)  Real Property;

          (f)  Subsidiary Stock and Membership Interests;

          (g)  Leasehold Interests;

          (h) right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of Borrower's contract rights, Letter-of-Credit Rights, rights of payment which have been earned under a contract right, instruments, Documents, chattel paper (including Electronic Chattel Paper (as defined in the UCC)), warehouse receipts, Deposit Accounts, money, securities, patronage dividends, patronage refunds, stock retirement payments, CoBank Class-E stock (but subject to CoBank's priority statutory lien on such stock), retirement payment thereon and proceeds thereof, and Investment Property; (vi) if and when obtained by Borrower, all supporting obligations including real and personal property of third parties in which Borrower has been granted a lien or security interest as security for the payment or enforcement of

Receivables; and (vii) any Commercial Tort Claims, other goods, personal property or real property now owned or hereafter acquired in which Borrower has granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and Borrower;

          (i) ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), (f), (g), or (h) of this Paragraph;

          (j) Farm Products, including, without limitation, all poultry, livestock, and fish and their young, together with all products and replacements for such poultry, fish, and livestock, all crops, annual or perennial, and all products of such crops, and all feed, seed, fertilizer, chemicals, medicines and other supplies used or produced in Borrower's farming, agricultural or aquacultural operations; and

          (k)  proceeds and products of (a), (b), (c), (d), (e), (f), (g), (h),
(i) and (j) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including, without limitation, hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

     "Collateral Dispositions" shall have the meaning set forth in Section 2.14
      -----------------------
hereof.

     "Collateral Pledge Agreement" shall mean, collectively, that certain
      ---------------------------
Collateral Pledge Agreement from Borrower and that certain Collateral Pledge Agreement from Southern States Holdings, Inc., each of even date herewith.

     "Commercial Tort Claims" shall have the meaning given to such term in the
      ----------------------
UCC.

     "Commitment Percentage" of any Lender shall mean the percentage set forth
      ---------------------
opposite such Lender's name on Schedule A attached hereto and made a part hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 15.3(b) hereof.

     "Commitment Transfer Supplement" shall mean a document in the form of
      ------------------------------
Exhibit 15.3 hereto, properly completed and otherwise in form and substance
------------
satisfactory to Agent by which the Purchasing Lender purchases and assumes all or a portion of the obligation of the transferring Lender to make Advances under this Agreement.

     "Consents" shall mean all filings and all licenses, permits, consents,
      --------
approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on Borrower's or any Guarantor's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

     "Consumer Wholesale Dealer Distribution" shall have the meaning given to
      --------------------------------------
such term in the Agway Agreements.

     "Contingent Obligations" means, with respect to any Person, all guarantees
      ----------------------
and other contingent obligations and liabilities of such Person, whether direct or indirect (including, without limitation, agreements to "keep well" or maintain the net worth or working capital of any other Person, to repurchase accounts, receivables or other property, or otherwise to purchase any obligation, stock, assets, goods or services, or otherwise ensure a creditor against loss) with respect to any indebtedness or other obligation or liability of any other Person, other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business and recourse obligations with respect to securitizations. For purposes of this Agreement requiring a valuation of a Contingent Obligation, such Contingent Obligation, if in the nature of a guarantee, repurchase obligation or other contingent liability that can be measured by reference to an underlying financial obligation, shall be considered to be valued at the maximum principal face or notional amount of the obligations guaranteed or otherwise supported thereby, and if any other type of Contingent Obligation, shall be valued in accordance with the value assigned thereto by GAAP.

     "Contract Rate" shall mean, as applicable, the Revolving Interest Rate or
      -------------
the Term Loan Rate.

     "Controlled Group" shall mean all members of a controlled group of
      ----------------
corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

     "Crop Plan Receivable Advance Rate" shall mean sixty-five percent (65%), as
      ---------------------------------
such Advance Rate may be increased or decreased from time to time in accordance with the terms hereof.

     "Crop Plan Receivables" shall mean each Receivable of Borrower that arises
      ---------------------
pursuant to Borrower's Payment Plan 01 for Crop Accounts or Payment Plan 04 for Crop Accounts, each such plan as in effect as of the date hereof.

     "Customer" shall mean and include the account debtor with respect to any
      --------
Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Borrower, pursuant to which Borrower is to deliver any personal property or perform any services.

     "Custodian Agreement" shall have the meaning set forth in Section 4.25
      -------------------
hereof.

     "Debt Basket" shall have the meaning set forth in Section 7.8 hereof.
      -----------

     "Default" shall mean the occurrence of an event which, with the giving of
      -------
notice or passage of time or both, would constitute an Event of Default.

     "Default Rate" shall have the meaning set forth in Section 3.1 hereof.
      ------------

     "Defaulting Lender" shall have the meaning set forth in Section 2.13(g)(i)
      -----------------
hereof.

     "Deposit Account" shall have the meaning given to such term in the UCC.
      ---------------

     "Deposit Account Control Agreement(s)" shall mean those certain Deposit
      ------------------------------------
Account Control Agreements entered into by and among Borrower, Agent and each of the financial institutions relating to the Deposit Accounts identified on
Schedule 5.24 hereto.

     "Depository Accounts" shall have the meaning set forth in Section 4.15(h)
      -------------------
hereof.

     "Designated Lender" shall have the meaning set forth in Section 15.2
      -----------------
hereof.

     "Documents" shall have the meaning set forth in the Uniform Commercial
      ---------
Code.

     "Dollar" and the sign "$" shall mean lawful money of the United States of
      ------
America.

     "Domestic Lending Office" shall mean, as to each Lender, its office, branch
      -----------------------
or affiliate where such Lender or any corporation or bank controlling such Lender makes or maintains any Base Rate Loans.

     "Earnings Before Interest and Taxes" shall mean for any period the sum of
      ----------------------------------
(i) net savings (or loss) of Borrower for such period (excluding extraordinary gains) plus (ii) all GAAP interest expense of Borrower for such period, plus
       ----                                                             ----
(iii) all charges against income of Borrower for such period for federal, state and local income taxes.

     "EBITDAR" shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus
                          ----                                             ----
(iii) amortization expenses for such period, plus (iv) Restructuring Charges,
                                             ----
plus (v) Bank Charges solely to the extent such Bank Charges are not included in
----
interest expense, plus (vi) the total of all non-cash debits to Borrower's
                  ----
balance sheet and income statement accounts as required under application of FAS 133, minus (vii) the total of all non-cash credits to the balance sheet and
     -----
income statement accounts required under application of FAS 133, plus (viii)
                                                                 ----
distributions on capital securities, plus (ix) Ernst & Young Restructuring
                                     ----
Charges, minus (x) non-cash patronage income, each as determined in accordance
         -----
with GAAP, on a trailing four quarter basis.

     "Eligible Assignee" shall mean (a) unless an Event of Default has occurred
      -----------------
and is continuing at the time any assignment is effected in accordance with
Section 15.3 (i) a Lender, (ii) a Person that is primarily engaged in the business of commercial banking and that is (x) a Subsidiary of a Lender, (y) a Subsidiary of a Person of which a Lender is a Subsidiary, or (z) a Person of which a Lender is a Subsidiary, and (iii) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000, (iv) a commercial bank organized under the laws of any other country which is a member of the Organization of Economic Cooperation and Development, or a political subdivision of such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States, (v) any other entity which is an "accredited investor" (as defined in Regulation D of the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies (provided that in any event, such Person is not a direct competitor of Borrower or holds a controlling interest (i.e., the ability to directly or indirectly elect a majority of the board of directors) of any direct competitor), and (b) if an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 15.3, any Person approved by the Agent (which approval shall not be unreasonably withheld); provided,
                                                                  --------
however, that in no event shall the Borrower or an affiliate of the Borrower
-------
qualify as an Eligible Assignee.

         "Eligible Crop Plan Receivables" shall mean those Crop Plan Receivables
          ------------------------------
that meet all of the criteria of an Eligible Receivable.

         "Eligible Inventory" shall mean and include Inventory (excluding raw
          ------------------
materials and work in process), with respect to Borrower valued at the lower of cost or market value, determined on a first-in-first-out basis (except in the case of retail inventory, which shall be determined on an average cost basis), which is not, in Agent's reasonable opinion, a product no longer actively sold by Borrower, unmerchantable, obsolete, affected by shrinkage (due to perishable items, animal damage, mold, water damage, or otherwise), slow moving, damaged, packaging materials, pallets or covers, in-transit for which title has not passed to Borrower or otherwise not at a location of Borrower listed on Schedule
                                                                        --------
4.5, or which constitutes a deposit for future delivery of inventory and which
---
Agent, in its sole reasonable discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof.

         "Eligible Long Term Receivables" shall mean the Long Term Receivables
          ------------------------------
that meet all of the criteria of an Eligible Receivable.

         "Eligible Managed Coop Receivables" shall mean those Managed Coop
          ---------------------------------
Receivables that meet all of the criteria of an Eligible Receivable.

         "Eligible Receivables" shall mean and include with respect to Borrower, each Receivable of Borrower arising in the ordinary course of Borrower's business and which Agent, in its sole reasonable credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Crop Plan Receivable, Trade Receivable, Long Term Receivable and Managed Coop Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. Any portion of an otherwise Eligible Receivable that is subject to reduction, including without limitation, volume rebates to customers and offsets due to accounts payable, shall not be an Eligible Receivable. In addition, no Crop Plan Receivable, Trade Receivable, Long Term Receivable and Managed Coop Receivable shall be an Eligible Receivable if:

               (a) it arises out of a sale made by Borrower to an Affiliate (other than a Managed Coop) of Borrower or to a Person controlled by an Affiliate of Borrower (other than a Managed Coop);

               (b) it is unpaid more than sixty (60) days after the original due date or, solely with respect to Receivables arising from the Consumer Wholesale Dealer Distribution business, unpaid more than ninety (90) days after the invoice date;

               (c) it is a note receivable arising from a Receivable unpaid more than sixty (60) days after the original Receivable due date or, solely with respect to Receivables arising from the Consumer Wholesale Dealer Distribution business, unpaid more than ninety (90) days after the invoice date;

               (d) fifty percent (50%) or more of the Receivables from a Customer are not deemed Eligible Receivables hereunder;

               (e) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached or is untrue;

               (f) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, (viii) take any action for the purpose of effecting any of the foregoing, or (ix) become deceased;

               (g) it arises out of a sale to a Customer outside the continental United States of America;

               (h) it arises out of a sale to the Customer on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper or an instrument (unless Agent has a first priority, perfected security interest in such chattel paper or instrument);

               (i) Agent believes, in its sole reasonable judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

               (j) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq.
                                                                         -- ---
and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other
                             -- ---
applicable statutes or ordinances;

               (k) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

               (l) the Receivables of the Customer exceed a credit limit determined by Agent, in its sole discretion, to the extent such Receivable exceeds such limit;

               (m) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of Borrower or the Receivable is contingent in any respect or for any reason;

               (n) the Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

               (o) shipment of the merchandise or the rendition of services has not been completed;

               (p) any return, rejection or repossession of the merchandise has occurred or has been attempted;

               (q)  such Receivable is not payable to Borrower;

               (r)  such Receivable arises from non-trade activities;

               (s) such Receivable is subject to a constructive trust or other rights of third parties established pursuant to the Packers and Stockard Act, Perishable Agricultural Commodities Act, Poultry Producers Protection Act, or similar state or federal laws;

               (t)  the Receivable is a Wholesale Receivable; or

               (u) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

         "Eligible Trade Receivable" shall mean all Trade Receivables that meet
          -------------------------
all of the criteria of an Eligible Receivable.

         "Environmental Complaint" shall have the meaning set forth in Section
          -----------------------
4.19(d) hereof.

         "Environmental Laws" shall mean all federal, state and local
          ------------------
environmental, land use, zoning, health, chemical use, safety and sanitation laws (including common law), statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, ___ transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, standards, decisions, permits, orders, directives and enforceable policies, guidelines and interpretations of federal, state and local governmental agencies and authorities with respect thereto, now in force or hereafter amended or adopted.

         "Equipment" shall mean and include all of Borrower's goods (other than
          ---------
Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, supplies, accessories, imbedded software, and all replacements and substitutions therefor or accessions thereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974,
          -----
as amended from time to time and the rules and regulations promulgated thereunder.

         "Ernst & Young Restructuring Charges" shall mean professional fees paid
          -----------------------------------
to Ernst & Young Corporate Finance directly relating to the restructuring contemplated by this Agreement, solely to the extent such professional fees are not included in Bank Charges, interest expenses or Restructuring Charges.

         "Euro-Dollar Lending Office" shall mean, as to each Lender, its office,
          --------------------------
branch or affiliate where such Lender or any corporation or bank controlling such Lender makes or maintains any LIBOR Rate Loans.

         "Event of Default" shall mean the occurrence of any of the events set
          ----------------
forth in Article X hereof.

         "Excess Cash Flow" shall mean for any fiscal year, the sum of (a)
          ----------------
EBITDAR, plus (b) net cash proceeds from asset sales, plus (c) cash insurance
         ----                                         ----
proceeds, plus (d) proceeds of issuance of long-term debt (including AgriMoney
          ----
Notes), minus (e) any net cash proceeds from asset sales actually paid to Agent,
        -----
Lenders and Agway, minus (f) the cash payments related to asset write-downs and
                   -----
other expenses directly related to the closure or sale of locations or the sale or liquidation of business units, minus (g) cash interest paid, minus (h) cash
                                  -----                         -----
patronage paid in an amount up to the amount permitted under Section 7.7 of this Agreement, minus (i) capital expenditures in an amount up to $25,000,000, minus
           -----                                                          -----
(j) net cash taxes paid, minus (k) without duplication, cash dividends paid in
                         -----
an amount up to $1,000,000, minus (l) the amount of principal payments actually
                            -----
made on term debt other than short-term AgriMoney notes, minus (m) dividends
                                                         -----
paid on GoldKist Securities, minus (n) retirement of member equities and
                             -----
redemptions of capital stock in an amount up to $2,000,000, minus (o) the net
                                                            -----
change in working capital (excluding cash and equivalents, debt, tax-related accounts and customer deposits), minus (p) net change in the total Revolving
                                 -----
Advances hereunder, minus (q) net change in the outstanding balance of Long Term
                    -----
Receivables, minus (r) net change in long-term investments, minus (s) gains or
             -----                                          -----
losses on the sales of assets to the extent already included in the calculation.

         "Existing Financing Agreements" shall have the meaning set forth in the
          -----------------------------
Background.

         "Existing Indebtedness" shall have the meaning set forth in Section
          ---------------------
2.17 hereof.

         "Existing L/C Collateral" shall have the meaning set forth in Section
          -----------------------
2.9 hereof.

         "Existing L/Cs" shall have the meaning set forth in Section 2.9 hereof.
          -------------

         "Expenses" shall have the meaning set forth in Section 15.9 hereof
          --------

         "Extension Agreements" shall have the meaning set forth in the
          --------------------
Background.

         "Extension Requirements" shall mean the payment by Borrower (a) as a
          ----------------------
permanent reduction in the Term Loan and/or the Maximum Revolver Amount, in cash, of at least $73,000,000 in addition to the Required Scheduled Payments of the Term Loan on or before September 30, 2002, such that Borrower shall have repaid in cash a total of $158,000,000 that has been applied as permanent reduction in the

Maximum Revolver Amount and/or the Term Loan and (b) as a prepayment under the Agway Agreements in an amount equal to at least $2,000,000 as required by
Section 1 of the Letter Agreement between Borrower and Agway dated as of September 14, 2001.

         "Facility Fee" shall mean a facility fee payable to Agent on behalf of
          ------------
Lenders (to be distributed to Lenders based on each Lender's Commitment Percentage) based upon the Funded Debt to EBITDAR Ratio as of the end of the fiscal quarter then most recently ended for which quarterly financial statements have been delivered pursuant to Section 9.8:

             Funded Debt/ EBITDAR Ratio                  Facility Fee Multiplier


             Greater than 5.0:1                          50 basis points

             Greater than 4.5:1, less than or equal to   50 basis points
             5.0:1

             Greater than 4.0:1, less than or equal to   50 basis points
             4.5:1

             Greater than 3.5:1, less than or equal to   50 basis points
             4.0:1

             Less than or equal to 3.5:1                 37.5 basis points

         The Facility Fee shall be in an amount equal to the corresponding Facility Fee Multiplier times the Maximum Revolver Amount in effect from time to time during each month, provided that, to the extent the Maximum Revolver Amount changes during any calendar month, the Facility Fee shall be calculated based on the actual number of days each such Maximum Revolver Amount is in effect.

For purposes of the foregoing (i) the Funded Debt to EBITDAR Ratio shall be determined as of the end of each fiscal quarter of Borrower based on Borrower's financial statements delivered pursuant to Section 9.8 and (ii) each change in the Facility Fee resulting from a change in the Funded Debt to EBITDAR Ratio shall be effective during the period commencing on and including the date of delivery to Agent of such financial statements indicating such change and ending on the day immediately preceding the effective date of the next such change; provided however that the Funded Debt to EBITDAR Ratio shall be deemed to be greater than 5.0:1 if (A) Borrower fails to deliver the financial statements required to be delivered by it pursuant to Section 9.8 during the period from the expiration of the time for delivery thereof until such financial statements are delivered or (B) an Event of Default (other than that caused by a failure to deliver financial statements as described in clause (A) above) has occurred and is continuing.

         "Farm Credit Participant" shall mean a Participant chartered under the
          -----------------------
Farm Credit Act of 1971, as amended.

         "Farm Products" shall have the meaning given to such term in the UCC.
          -------------

         "Federal Funds Rate" shall mean, for any day, the weighted average of
          ------------------
the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.

         "Financing Services and Contributed Capital Agreement" shall mean the
          ----------------------------------------------------
Fourth Amended and Restated Financing Services and Contributed Capital Agreement between Borrower and Statesman dated as of January 12, 1999, as amended, restated, modified and replaced from time to time with the prior written consent of Agent.

         "Formula Amount" shall have the meaning set forth in Section 2.1(a).
          --------------

         "Funded Debt" shall mean the sum of, as of the date of determination,
          -----------
without duplication, (a) all short-term indebtedness for borrowed money of Borrower, plus (b) all long-term indebtedness for borrowed money of Borrower,
          ----
plus (c) all amounts outstanding under Permitted Securitizations (including, but
----
without duplication, such obligations as may be considered Contingent Obligations), plus (d) the amounts of all Indebtedness on the balance sheet of
              ----
Statesman and/or any joint venture with John Deere (including, but without duplication, such obligations as may be considered Contingent Obligations), plus
                                                                            ----
(e) all obligations with respect to AgriMoney Notes, plus (f) the outstanding
                                                     ----
amounts of all Letters of Credit other than Existing L/Cs and other Letters of Credit that are issued to support other items of Funded Debt included in this definition.

         "Funded Debt to EBITDAR Ratio" shall mean the ratio of Funded Debt to
          ----------------------------
EBITDAR.

         "GAAP" shall mean generally accepted accounting principles in the
          ----
United States of America in effect from time to time.

         "General Intangibles" shall have the meaning set forth in the UCC and
          -------------------
as amplified by the definition of Collateral hereunder.

         "GoldKist Documents" shall mean, collectively, (i) the Amended and
          ------------------
Restated Trust Agreement among the Borrower, as depositor, First Union National Bank, as property trustee, and the Administrative Trustee (as defined therein) dated October 5, 1999; (ii) the Guarantee Agreement between Borrower, as guarantor, and First Union National Bank, as guarantee trustee, dated October 5, 1999; (iii) the Junior Subordinated Indenture between the Borrower and First Union National Bank, as trustee, dated October 5, 1999; and (iv) the Purchase Agreement among the Borrower, Southern States Capital Trust I and Gold Kist Inc., dated October 5, 1999.

         "GoldKist Security" shall mean Step-Up Rate Capital Securities, Series
          -----------------
A issued by Southern States Capital Trust I and Step-Up Rate Series B Cumulative Redeemable Preferred Securities issued by Borrower.

         "Government Acts" shall have the meaning set forth in Section 2.11(e).
          ---------------

         "Governmental Body" shall mean any nation or government, any state or
          -----------------
other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

         "Guarantee" shall mean any guaranty of the obligations of Borrower
          ---------
executed by a Guarantor in favor of Agent for the ratable benefit of Lenders.

         "Guarantor"  shall mean (unless the Guarantee shall have been released
          ---------
in writing by Agent subject to the terms of Section 15.2(b)(ix) hereof) Statesman Financial Corporation, Agriland Exchange, Inc., Southern States Holdings, Inc., SSC Insurance Agency, Incorporated, Wetsel, Inc., Southern States Underwriters, Incorporated, Southern States Ventures, L.C. and Virginia Seed Service, Inc., Michigan Livestock Credit Corporation and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations, "Guarantors" means collectively any and/or all such Persons.
                  ----------

         "Hazardous Discharge" shall have the meaning set forth in Section
          -------------------
4.19(d) hereof.

         "Hazardous Substance" shall mean, without limitation, any flammable
          -------------------
materials, explosives, radon, radioactive materials, asbestos, lead based paints, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous or toxic substances, wastes, or other similar materials as defined in or subject to regulation under CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et
                                                                             ---
seq.), RCRA, TSCA or any other applicable Environmental Law and in the
---
regulations adopted pursuant thereto, including but not limited to the laws of the State of New York.

         "Indebtedness" of a Person at a particular date shall mean all
          ------------
obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock, patrons' equity, prepayment bonus credits, accrued expenses and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person and all Contingent Obligations. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

         "Instrument" shall have the meaning given to such term in the UCC.
          ----------

         "Intercreditor Agreement" shall have the meaning set forth in the
          -----------------------
Background.

         "Intercreditor and Agency Agreement" shall mean that certain
          ----------------------------------
Intercreditor and Agency Agreement among CoBank, ACB, as collateral agent, Agway, Agent, Lenders, and Borrower entered into in connection herewith.

         "Interest Expense and Dividends" shall mean the sum of (a) gross
          ------------------------------
interest expense, plus (b) cash distributions on trust preferred securities and
                  ----
cash dividends on preferred and common stock, plus (c) Bank Charges not
                                              ----
otherwise included in interest expense plus Ernst & Young Restructuring Charges,
                                       ----
minus (d) without duplication and only in an amount up to an amount equal to
-----
Bank Charges not otherwise included in interest expense plus Ernst & Young
                                                        ----
Restructuring Charges, (i) for the trailing twelve months ended September 30, 2001, the amount of Bank Charges plus Ernst & Young Restructuring Charges in
                                 ----
excess of $3,300,000, (ii) for the trailing twelve months ended December 31, 2001, the amount of Bank Charges plus Ernst & Young Restructuring Charges in
                                 ----
excess of $5,500,000, (iii) for the trailing twelve months ended March 31, 2002, the amount of Bank Charges plus Ernst & Young Restructuring Charges in excess of
                           ----
$6,900,000, (iv) for the trailing twelve months ended June 30, 2002, the amount of Bank Charges plus Ernst & Young Restructuring Charges in excess of
                ----
$7,600,000, (v) for the trailing twelve months ended September 30, 2002, the amount of Bank Charges plus Ernst & Young Restructuring Charges in excess of
                       ----
$8,700,000, (vi) for the trailing twelve months ended December 31, 2002, the amount of Bank Charges plus Ernst & Young Restructuring Charges in excess of
                       ----
$8,700,000, (vii) for the trailing twelve months ended March 31, 2003, the amount of Bank Charges plus Ernst & Young Restructuring Charges in excess of
                       ----
$7,600,000, or (viii) for the trailing twelve months ended June 30, 2003, the amount of Bank Charges plus Ernst & Young Restructuring Charges in excess of
                       ----
$5,400,000.

         "Interest Hedging Instrument" shall mean any documentation evidencing
          ---------------------------
any interest rate swap, interest "cap" or "collar" or any other interest rate hedging device or swap agreement (as defined in 11 U.S.C. ss.101) between Borrower and Agent or any Lender (or any Affiliate of a Lender). All such Interest Hedging Instruments, existing as of the date hereof, along with, for each Interest Hedging Instrument, a description of the applicable methodologies for marking to market, are listed on Schedule 1.2(a) attached hereto and made a
                                     ---------------
part hereof.

         "Interest Period" shall mean the period provided for any LIBOR Rate
          ---------------
Loan pursuant to Section 2.2(b).

         "Inventory" shall mean and include as to Borrower all of such
          ---------
Borrower's now owned or hereafter acquired goods, merchandise, grain, petroleum, fertilizer and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other Loan Documents representing them.

         "Inventory Advance Rate" shall have the meaning set forth in Section
          ----------------------
2.1(a)(ii)(B) hereof.

         "Investment Property" shall have the meaning given to such term in the
          -------------------
UCC.

         "Issuing Bank" shall mean any Lender that issues, has outstanding any
          ------------
issued, or causes to be issued, Existing L/Cs or any Letter of Credit for the account of Borrower in accordance with this Agreement.

         "John Deere" shall mean Deere Credit, Inc. or an Affiliate of Deere
          ----------
Credit, Inc. created for the purpose of entering into a joint venture transaction with, either directly or indirectly through a wholly owned subsidiary of, Borrower.

         "L/C Sublimit" shall mean $15,000,000.
          ------------

         "Leasehold Interests" shall mean all of Borrower's right, title and
          -------------------
interest in and to the premises located at 6606 West Broad Street, Richmond, Virginia 23230.

         "Lender" and "Lenders" shall have the meaning ascribed to such term in
          --------------------
the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

         "Letters of Credit" shall have the meaning set forth in Section 2.9.
          -----------------

         "Letter of Credit Fees" shall have the meaning set forth in Section
          ---------------------
3.2.

         "Letter-of-Credit Rights" shall have the meaning given to such term in
          -----------------------
the UCC.

         "Letter of Credit Supplement" shall have the meaning set forth in the
          ---------------------------
Background.

         "LIBOR Based Rate" shall mean a rate for deposits in Dollars, with
          ----------------
maturities comparable to the selected Interest Period, that appears on the display designated as page "3750" of the Telerate Service (or such other page as may replace page 3750 of the service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for Dollars deposits), determined as of 1:00 p.m. (New York time), two (2) Business Days prior to the commencement of such Interest Period.

         "LIBOR Rate Loan" shall mean an Advance at any time that bears interest
          ---------------
based on the LIBOR Rate.

         "LIBOR Rate" shall mean for any LIBOR Rate Loan for the then current
          ----------
Interest Period relating thereto the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the LIBOR Based Rate by (ii) a number equal to 1.00 minus the Reserve Percentage.

         "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation,
          ----
assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

         "Loan Documents" shall mean this Agreement, the Mortgages, the Notes,
          --------------
the Amended and Restated Trademark Security Agreement, the Collateral Pledge Agreement, the Custodian Agreement, the Deposit Account Control Agreements, the Guarantees, environmental indemnity agreement, Intercreditor and Agency Agreement, and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement, all as may be amended, restated, replaced, modified or substituted from time to time.

         "Long Term AgriMoney" shall have the meaning set forth in Section 7.8
          -------------------
below.

         "Long Term Receivable Advance Rate" shall mean 30%, as such Advance
          ---------------------------------
Rate may be increased or decreased from time to time in accordance with the terms hereof.

         "Long Term Receivable" shall mean each Receivable of Borrower which has
          --------------------
a final maturity date which is more than twelve months after the date such Receivable arises.

         "Long Term Receivable Sublimit" shall mean Three Million Five Hundred
          -----------------------------
Thousand Dollars ($3,500,000).

         "Managed Coop" shall mean agricultural cooperatives as set forth on
          ------------
Schedule 1.2(b) hereto for which the Borrower performs various financial, management and accounting services under a Managed Cooperative Agreement.

         "Managed Coop Advance Rate" shall mean fifty percent (50%), as such
          -------------------------
Advance Rate may be increased or decreased from time to time in accordance with the terms hereof.

         "Managed Cooperative Agreement" shall mean an agreement between
          -----------------------------
Borrower and a Managed Coop, which is substantially identical in substance to the form of Managed Cooperative Agreement attached hereto as Exhibit 1.2, except with respect Orange-Madison Cooperative, Inc., for which a different form is in place (and a copy of which has been delivered to Agent).

         "Managed Coop Receivable" shall mean each Receivable of Borrower that
          -----------------------
arises pursuant to a Managed Cooperative Agreement.

         "Material Adverse Effect" shall mean a material adverse effect on (a)
          -----------------------
the condition, operations, assets, business or prospects of the applicable Person or Persons, (b) Borrower's ability to pay the Obligations in accordance with the terms thereof or the ability of (i) Statesman, (ii) MLCC, (iii) Southern States Holdings, Inc. (iv) Wetsel, Inc. or (v) the other Guarantors taken as a whole, to perform their respective obligations under the Guarantee to which it is a party (provided that a merger of MLCC into Statesman in and of itself shall not constitute a Material Adverse Effect), (c) the value of the Collateral taken as a whole, or Agent's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent's and each Lender's rights and remedies under this Agreement and the Loan Documents.

         "Maturity Date" shall mean February 15, 2003; provided however, that so
          -------------
long as no Event of Default has occurred and is continuing, upon satisfaction of the Extension Requirements, the Maturity Date shall be extended through August 15, 2003.

         "Maximum Credit Limit" shall mean an amount equal to (a) the lesser of
          --------------------
(i) the Maximum Revolver Amount, and (ii) the Formula Amount, plus (b)
                                                              ----
$200,000,000 (the initial principal amount of Term Loan), minus (c) all
                                                          -----
principal payments actually received and, without duplication, all scheduled principal payments to have been made under the Term Loan, through the date of determination.

         "Maximum Revolver Amount" shall mean $225,000,000 except during the
          -----------------------
Seasonal Overline Period and $270,000,000 during the Seasonal Overline Period, as such amount may be reduced from time to time in accordance with the terms hereof.

         "MLA Loan Documents" shall have the meaning set forth in the
          ------------------
Background.

         "MLCC" shall mean Michigan Livestock Credit Corporation, a Virginia
          ----
corporation with its principal place of business at 6606 West Broad Street, Richmond, Virginia 23230.

         "MLCC Indebtedness" shall mean all liabilities and obligations of MLCC
          -----------------
to the MLCC Lenders under the MLCC Loan Documents.

         "MLCC Lenders" shall mean, collectively, (i) CoBank, Bank of America,
          ------------
N.A., First Union National Bank, SunTrust Bank, Wachovia Bank, N.A., each in their capacity as Banks under that certain Revolving Credit Agreement dated as of November 6, 1998 among MLCC, Agent (as defined therein) and Banks (as defined therein), as it has been amended and modified from time to time ("MLCC Loan Documents").

         "Monthly Advances" shall have the meaning set forth in Section 3.1
          ----------------
hereof.

         "Mortgages" shall mean collectively the mortgages and deeds of trust on
          ---------
the Real Property and Leasehold Interests securing all or any part of the Obligations together with all extensions, renewals, amendments, supplements, modifications, restatements, substitutions and replacements thereto and thereof.

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
          ------------------
Sections 3(37) and 4001(a)(3) of ERISA.

         "NOAA" shall mean the National Oceanic and Atmospheric Administration.
          ----

         "NOAA Loan Agreement" shall mean the Approval and Agreement Letter
          -------------------
dated September 7, 2000 and all notes, assignments, security agreements and other documents issued in connection therewith or entered into thereunder.

         "Non-Defaulting Lenders" shall have the meaning set forth in Section
          ----------------------
2.13(g) hereof.

         "Notes" shall mean collectively, the Term Notes, the Revolving Credit
          -----
Notes and the Swing Line Note.

         "Obligations" shall mean and include any and all Indebtedness and
          -----------
liabilities of Borrower to Agent or Lenders or any corporation that directly or indirectly controls or is controlled by or is under common control with Agent or any Lender, of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, in connection with, or related to, this Agreement and/or any of the other Loan Documents, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, any Swap Obligations, and all obligations of Borrower to Agent and/or Lenders to perform acts or refrain from taking any action associated with the foregoing, but excluding any obligations and liabilities of Borrower under the Wachovia Securitization.

         "Origination Fee" shall have the meaning set forth in Section 3.3(a)
          ---------------
hereof.

         "Other Taxes" shall have the meaning set forth in Section 3.4(b)
          -----------
hereof.

         "Overnight Advance" shall have the meaning set forth in Section 2.1(c)
          -----------------
hereof.

         "Overnight Advance Request" shall have the meaning set forth in Section
          -------------------------
2.1(c) hereof.

         "Overnight Funding Commitment" shall mean $15,000,000.
          ----------------------------

         "Overnight Lender" shall mean CoBank.
          ----------------

         "Overnight Maturity Date" shall have the meaning set forth in Section
          -----------------------
2.1(c) hereof.

         "Overnight Rate" shall have the meaning set forth in Section 2.1(c)
          --------------
hereof.

         "Parent" of any Person shall mean a corporation or other entity owning,
          ------
directly or indirectly at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

         "Participant" shall mean each Person who shall be granted the right by
          -----------
any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender and pursuant to Section 15.3(b).

         "Payment Intangibles" shall have the meaning given to such term in the
          -------------------
UCC.

         "Payment Office" shall mean initially 5500 S. Quebec Street, Greenwood
          --------------
Village, Colorado 80111-1913; thereafter, such other office of Agent, if any, which it may designate by notice to Borrower and to each Lender to be the Payment Office.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.
          ----

         "Permitted Encumbrances" shall mean (a) Liens in favor of (i)
          ----------------------
Collateral Agent (as defined in the Intercreditor and Agency Agreement), (ii) Agent for the benefit of itself and Lenders, and (iii) Agway; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been established by Borrower (the amount of such Liens not to exceed $100,000 individually and $1,000,000 in the aggregate); provided,
                                                                  --------
that, except with respect to Liens on real estate, the Lien shall have no effect
----
on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien; (c) Liens disclosed on Schedule 1.2(c) hereto; (d)
                                                    ---------------
deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower's business; (f) judgment Liens that do not constitute an Event of Default and have been stayed or bonded pending appeal, and mechanic's, materialmen's, landlord, warehouseman's, carrier's or other like Liens arising in the ordinary course of Borrower's business with respect to obligations which are not past due for more than 30 days or which are being contested in good faith by Borrower; (g) Liens placed upon Equipment hereafter acquired to secure all or a portion of the purchase price thereof, provided that (i) any such lien shall not encumber any other property of the Borrower and (ii) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed, when combined, without duplication, with capital expenditures incurred during the corresponding fiscal year, the amount provided for in Section 7.6, provided that the total of such purchase money Indebtedness shall not exceed $10,000,000 in any such fiscal year; (h) easements, right-of-ways, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by Borrower of the property or assets encumbered thereby, (i) liens granted pursuant to the requirements of a Permitted Securitization Transaction, (j) the CoBank lien on CoBank Class-E Stock held by the Borrower, (k) liens granted pursuant to the NOAA Loan Agreement on the notes evidencing loans to Customers and other Persons which were used for the construction of aquaculture grow out facilities and liens on specific fingerling facilities and processing plants existing as of the date hereof and set forth on Schedule 1.2(c) in connection
                                                ---------------
with the financing of such facilities and plants by NOAA, (l) liens on the assets of Silver Lake Cotton Gin in conjunction with its existing credit facility, (m) liens existing on assets acquired or taken by Borrower as payment on, or in satisfaction of, obligations owing to it (subject to commercially reasonable standards in acceptance of such property in payment or satisfaction of debt) and (n) other liens securing amounts owing under the Debt Basket in an amount not to exceed $1,000,000; provided however, that any Collateral subject to a Permitted Encumbrance other than as set forth in clause (a) above, shall not be "Eligible" in the calculation of the Formula Amount.

         "Permitted Securitization Transaction" shall mean the Wachovia
          ------------------------------------
Securitization or a replacement securitization facility for an amount not to exceed $40,000,000 and on terms not less favorable to the Borrower than those of the Wachovia Securitization.

         "Person" shall mean Borrower, any Guarantor or any individual, sole
          ------
proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, cooperative organization, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

         "Plan" shall mean any employee benefit plan within the meaning of
          ----
Section 3(3) of ERISA, maintained for employees of Borrower or any member of the Controlled Group or any such Plan to which Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

         "Pro Forma Balance Sheet" shall have the meaning set forth in Section
          -----------------------
5.5(a) hereof.

         "Pro Forma Financial Statements" shall have the meaning set forth in
          ------------------------------
Section 5.5(b) hereof.

         "Projections" shall have the meaning set forth in Section 5.5(b)
          -----------
hereof.

         "Purchasing Lender" shall have the meaning set forth in Section 15.3(c)
          -----------------
hereof.

         "RCRA" shall mean the Resource Conservation and Recovery Act, 42
          ----
U.S.C. (S)6901 et seq., as same may be amended from time to time.

         "Real Property" shall mean all of Borrower's right, title and interest
          -------------
in and to the owned and leased premises identified on Schedule 4.19 hereto and
                                                      -------------
any other owned and leased premises hereafter acquired, used or occupied by Borrower.

         "Receivables" shall mean collectively, all Accounts, notes receivable,
          -----------
contract rights, Chattel Paper, Payment Intangibles, drafts and acceptances, Documents (including documents of title), Instruments (including those evidencing indebtedness owed to Borrower by its Affiliates), letters of credit, and all other forms of obligations owing to Borrower including, without limitation obligations arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other supporting obligations and security thereof and therefor, all whether now existing or hereafter created or arising, including, without limitation, Receivables acquired from Statesman and/or MLCC.

         "Receivables Advance Rate" shall mean collectively, and individually as
          ------------------------
applicable, the Crop Plan Receivable Advance Rate, Trade Receivable Advance Rate, Long Term Receivable Advance Rate and the Managed Coop Advance Rate.

         "Register" shall have the meaning set forth in Section 15.3 hereof.
          --------

         "Related Security" shall mean with respect to any Wholesale Receivable,
          ----------------
all of the Borrower's right, title and interest in and to: (a) all contracts that relate to such Wholesale Receivable; (b) all merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Wholesale Receivable; (c) all security deposits and other security interests or liens and property subject thereto from time to time purporting to secure payment of such Wholesale Receivable, whether pursuant to the contract related to such Wholesale Receivable or otherwise; (d) all UCC financing statements covering any collateral securing payment of such Wholesale Receivable; (e) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Wholesale Receivable whether pursuant to the contract related to such Wholesale Receivable or otherwise; (f) all insurance policies, and all claims thereunder, related to such Wholesale Receivable, in each case to the extent directly related to rights to payment, collection and enforcement, and other rights with respect to such Wholesale Receivable; (g) all monies due or to become due with respect to the foregoing whether now existing or hereafter acquired, (h) all books and records related to any of the foregoing; (i) all lockbox accounts and all related agreements between the borrower and the lockbox banks, in each case to the extent constituting or representing items described in clause (j) below; (j) all collections in respect of, and other proceeds (as defined in the UCC) of, Wholesale Receivables or any other of the foregoing including, without limitation, all funds which either are received by the Borrower, Southern States Receivables Corp. or Statesman, as servicer, from or on behalf of the obligors in payment of any amounts owed (including, without limitation, finance charges, interest and all other charges) in respect of Wholesale Receivables, or are applied to such amounts owed by the obligors (including without limitation, insurance payments, if any, that the Borrower or Statesman applies in the ordinary course of its business to amounts owed in respect of any Wholesale Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the obligors or any other party directly or indirectly liable for payment of such Wholesale Receivable and available to be applied thereon).

         "Releases" shall mean to release, spill, discharge, leak or dispose.
          --------

         "Reportable Event" shall mean a reportable event described in Section
          ----------------
4043(b) of ERISA or the regulations promulgated thereunder.

         "Required Lenders" shall mean Lenders holding at least sixty-six and
          ----------------
two thirds percent (66 2/3%) of the Advances and, if no Advances are outstanding, shall mean Lenders holding sixty-six and two thirds percent (66 2/3%) of the Commitment Percentages; provided however, that (i) if there are only three Lenders, and (ii) Agent in its capacity as a Lender holds at least 66 2/3% of the Advances, or if no Advances are outstanding, 66 2/3% of the Commitment Percentages, then one additional Lender, other than Agent in its capacity as Lender, shall be required to constitute Required Lenders.

         "Reserve Percentage" shall mean the maximum effective percentage in
          ------------------
effect on any day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding.

         "Restructuring Charges" shall mean charges related to asset write-downs
          ---------------------
and other expenses directly related to the closure or sale of locations or the sale or liquidation of business units. To the extent these Restructuring Charges are incurred after the Closing Date, such Restructuring Charges shall not exceed $5,000,000 in cash payments and $35,000,000 in total charges (including cash payments).

         "Restructuring Plan" shall mean disposition of assets relating to the
          ------------------
closing of facilities, the disposition of which has been approved by Lenders prior to the date hereof or pursuant to Section 4.3 hereof and such asset dispositions that may be approved by Lenders hereafter.

         "Revised Article 9" shall have the meaning set forth in Section 4.22
          -----------------
hereof.

         "Revolver Applicable Margin" shall mean the spread over the LIBOR Rate
          --------------------------
or the Alternate Base Rate (as applicable), based upon the Funded Debt to EBITDAR Ratio, as of the end of the fiscal quarter then most recently ended for which quarterly financial statements have been delivered pursuant to Section 9.8:

               Funded Debt/ EBITDAR Ratio                   LIBOR              Alternate Base
                                                                               Rate
               Greater than 5.0:1                           325 basis points   200 basis points

               Greater than 4.5:1, less than or equal to    300 basis points   175 basis points
               5.0:1

               Greater than 4.0:1, less than or equal to    275 basis points   150 basis points
               4.5:1

               Greater than 3.5:1, less than or equal to    250 basis points   100 basis points
               4.0:1

               Less than or equal to 3.5:1                  225 basis points   50 basis points

         For purposes of the foregoing (i) the Funded Debt to EBITDAR Ratio shall be determined as of the end of each fiscal quarter of Borrower based on Borrower's financial statements delivered pursuant to Section 9.8 and (ii) each change in the Revolver Applicable Margin resulting from a change in the Funded Debt to EBITDAR Ratio shall be effective during the period commencing on and including the date of delivery to Agent of such financial statements indicating such change and ending on the day immediately preceding the effective date of the next such change; provided however that the Funded Debt to EBITDAR Ratio shall be deemed to be greater than 5.0:1 if Borrower fails to deliver the financial statements required to be delivered by it pursuant to Section 9.8 during the period from the expiration of the time for delivery thereof until such financial statements are delivered; provided that upon satisfaction of the Extension Requirements, the applicable Revolver Applicable Margin levels shall be reduced by 50 basis points.

         "Revolving Advances" shall mean Advances made other than Letters of
          ------------------
Credit and the Term Loan.

         "Revolving Credit Notes" shall mean, collectively, the promissory notes
          ----------------------
referred to in Section 2.1(a) hereof.

         "Revolving Interest Rate" shall mean the LIBOR Rate or the Alternate
          -----------------------
Base Rate (as applicable) plus the corresponding Revolver Applicable Margin.

         "Scheduled Term Reduction" shall have the meaning set forth in Section
          ------------------------
2.6(d) hereof.

         "Seasonal Overline Block" shall have the meaning set forth in the
          -----------------------
definition of "Seasonal Overline Period".

         "Seasonal Overline Period" shall mean a period of 210 days during any
          ------------------------
fiscal year, provided that the Seasonal Overline Period must be comprised of one 90 consecutive day block and one 120 consecutive day block (each a "Seasonal Overline Block"). Borrower shall notify Agent at least 15 days before the beginning of any such period that the next 90 or 120 (as applicable) days will be a Seasonal Overline Block; provided that if the first Seasonal Overline Block is for 90 days, then Borrower may continue that Seasonal Overline Block for an additional 30 days upon 15 days notice prior to the expiration of such Seasonal Overline Block and the second Seasonal Overline Block will thus be only 90 days; provided further that each Seasonal Overline Block must be separated by a period of at least 30 consecutive days; provided further that, Borrower may request on the Closing Date a Seasonal Overline Block to begin on the Closing Date.

         "Security Agreement" shall have the meaning set forth in the
          ------------------
Background.

         "Settlement Date" shall mean the Closing Date and thereafter Wednesday
          ---------------
of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

         "Statesman" shall mean Statesman Financial Corporation, a Virginia
          ---------
corporation, with its principal place of business at 6606 West Broad Street, Richmond, Virginia 23230.

         "Statesman Indebtedness" shall mean all liabilities and obligations of
          ----------------------
Statesman to the Statesman Lenders under the Statesman Loan Documents.

         "Statesman Lenders" shall mean, collectively, (i) CoBank, Bank of
          -----------------
America, N.A., First Union National Bank, SunTrust Bank, Wachovia Bank, N.A., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, DG Bank Deutsche Genossenschaftsbank AG Cayman Islands Branch, and Allfirst Bank, each in their capacity as Banks under that certain Revolving Credit Agreement dated as of January 12, 1999, among Statesman, Agent (as defined therein) and Banks (as defined therein), as it has been amended and modified from time to time, (ii) CoBank as party to that certain Master Loan Agreement dated as of Nov. 1, 1996 and that certain Multiple Advance Term Loan Supplement dated as of Nov. 1, 1996 each between CoBank and Statesman, as each has been amended and modified from time to time, and (iii) Wachovia as party to that certain Credit Agreement dated as of April 8, 1999 between Wachovia and Statesman, as it has been amended and modified from time to time (collectively, the "Statesman Loan Documents").

         "Subordinated Debt" shall mean any Indebtedness that by its terms, or
          -----------------
by agreement, is subordinated in right of payment to the Obligations on terms satisfactory to Agent and Required Lenders.

         "Subsidiary" shall mean a corporation or other entity of whose shares
          ----------
of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

         "Subsidiary Stock and Membership Interests" shall mean all of the
          -----------------------------------------
issued and outstanding shares of stock, membership or other interests owned by Borrower of Statesman, Virginia Seed Service, Inc., a

Virginia corporation, Southern States Underwriters, Incorporated, a Virginia corporation, Southern States Holdings, Inc., a Virginia corporation, Wetsel, Inc., a Virginia corporation, SSC Insurance Agency, Incorporated, a Virginia corporation, and Agriland Exchange, Inc., a Michigan corporation, Southern States Receivables Corp., a Virginia corporation, Southern States Insurance Exchange, a Virginia insurance reciprocal and Southern States Ventures, L.C., a Virginia limited liability company, Cooperative Milling, Inc. a Pennsylvania corporation, Equine Specialty Feed Company, LLC, a Virginia company, Southerngate Terminal, LLC, a North Carolina limited liability company, Allied Seed, LLC, a Wyoming limited liability company, CF Industries, Inc., a Delaware corporation, Cooperative Seeds, Inc., an Indiana corporation, FFR Cooperative, Inc., a Wisconsin corporation, Premium Beef Systems, LLC, a Virginia limited liability company, Pro-Pet, LLC, a Delaware limited liability company, Silver Lake Growers Gin, LLC, a North Carolina limited liability company, Universal Cooperative Inc., a Minnesota corporation and any future Subsidiary.

         "SunTrust" shall have the meaning set forth in the Background.
          --------

         "SunTrust Note" shall have the meaning set forth in the Background.
          -------------

         "SunTrust Line of Credit Documents" shall have the meaning set forth in
          ---------------------------------
the Background.

         "SunTrust Loan Documents" shall have the meaning set forth in the
          -----------------------
Background.

         "SunTrust Reimbursement Agreement" shall have the meaning set forth in
          --------------------------------
the Background.

         "SunTrust Reimbursement Documents" shall have the meaning set forth in
          --------------------------------
the Background.

         "Swap Obligations" shall mean all existing and future debts,
          ----------------
liabilities and obligations of every kind and nature arising under or in connection with any Interest Hedging Instrument, including, without limitation, any debts, liabilities or obligations arising in connection with termination of an Interest Hedging Instrument.

         "Swing Line Note" shall have the meaning set forth in Section 2.1(c).
          ---------------

         "Syndicated Loan Agreement" shall have the meaning set forth in the
          -------------------------
Background.

         "Syndicated Loan Documents" shall have the meaning set forth in the
          -------------------------
Background.

         "Taxes" shall have the meaning set forth in Section 3.4(a) hereof.
          -----

         "Term" shall have the meaning set forth in Section 13.1 hereof.
          ----

         "Term Applicable Margin" shall mean the spread over the LIBOR Rate or
          ----------------------
the Alternate Base Rate (as applicable), based upon the Funded Debt to EBITDAR Ratio, as of the end of the fiscal quarter then most recently ended for which quarterly financial statements have been delivered pursuant to Section 9.8:



               Funded Debt/EBITDAR Ratio        LIBOR        Alternate Base Rate

               Greater than 5.0:1                                375 basis points     250 basis points

               Greater than 4.5:1, less than or equal to         350 basis points     225 basis points
               5.0:1

               Greater than 4.0:1, less than or equal to         325 basis points     200 basis points
               4.5:1

               Greater than 3.5:1, less than or equal to         300 basis points     150 basis points
               4.0:1

               Less than or equal to 3.5:1                       275 basis points     100 basis points

         For purposes of the foregoing (i) the Funded Debt to EBITDAR Ratio shall be determined as of the end of each fiscal quarter of Borrower based on Borrower's financial statements delivered pursuant to Section 9.8 and (ii) each change in the Term Applicable Margin resulting from a change in the Funded Debt to EBITDAR Ratio shall be effective during the period commencing on and including the date of delivery to Agent of such financial statements indicating such change and ending on the day immediately preceding the effective date of the next such change; provided however that the Funded Debt to EBITDAR Ratio shall be deemed to be greater than 5.0:1 if Borrower fails to deliver the financial statements required to be delivered by it pursuant to Section 9.8 during the period from the expiration of the time for delivery thereof until such financial statements are delivered; provided that upon satisfaction of the Extension Requirements, the applicable Term Applicable Margin levels shall be reduced by 50 basis points.

         "Term Loan" shall have the meaning set forth in Section 2.4 hereof.
          ---------

         "Term Loan Rate" shall mean the LIBOR Rate or Alternate Base Rate (as
          --------------
applicable) plus the Term Applicable Margin.

         "Term Notes" shall mean, collectively, the promissory notes described
          ----------
in Section 2.4 hereof.

         "Termination Event" shall mean (a) a Reportable Event with respect to
          -----------------
any Plan or Multiemployer Plan; (b) the withdrawal of Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (c) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (d) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (e) any event or condition (i) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower or any member of the Controlled Group from a Multiemployer Plan.

         "Tolling Agreement" shall have the meaning set forth in the Background
          -----------------
hereof.

         "Trade Receivables" shall mean, collectively, Receivables of Borrower
          -----------------
that arise from the sale of goods and/or the providing of services in the ordinary course of Borrower's business and Receivables of Statesman that were sold to Borrower in conjunction with the debt restructuring of Borrower contemplated hereby.

         "Trade Receivable Advance Rate" shall mean eighty percent (80%), as
          -----------------------------
such Advance Rate may be increased or decreased from time to time in accordance with the terms hereof.

         "Transferee" shall have the meaning set forth in Section 15.3(b)
          ----------
hereof.

         "TSCA" shall mean the Toxic Substances Control Act, 15 U.S.C.ss.2601 et
          ----
seq., as amended.

         "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial
          -----------------------      ---
Code as adopted and in effect in the State of New York from time to time.

         "Wachovia" shall have the meaning set forth in the Background.
          --------

         "Wachovia Loan Documents" shall have the meaning set forth in the
          -----------------------
Background.

         "Wachovia Purchase Agreement" shall mean the Receivables Purchase
          ---------------------------
Agreement dated as of November 22, 2000, as amended, supplemented, restated or otherwise modified, from time to time, among Southern States Receivables Corp. as seller and Statesman Financial Corporation as servicer and the Borrower as a seller party, Blue Ridge Asset Funding Corporation as purchaser and Wachovia Bank, N.A. as administrative agent

         "Wachovia Reimbursement Agreement" shall have the meaning set forth in
          --------------------------------
the Background.

         "Wachovia Securitization" shall mean the sale of Wholesale Receivables
          -----------------------
and the sale of Related Security by Borrower to Southern States Receivables Corp. pursuant to the Purchase and Sale Agreement dated as of November 22, 2000 between the sellers named therein and Southern States Receivables Corp. and the sale of an undivided percentage ownership interest in the Wholesale Receivables by Southern States Receivables Corp. to Blue Ridge Asset Funding Corporation pursuant to the Wachovia Purchase Agreement, each as amended from time to time.

         "Week" shall mean the time period commencing with the opening of
          ----
business on a Wednesday and ending on the end of business the following Tuesday.

         "Wholesale Receivables" shall mean any Receivable owing from a Person,
          ---------------------
whether constituting an account, chattel paper, instrument or general intangible, including the right to payment of any interest or finance charges and other amounts with respect thereto, and arising from the sale of goods or services by the Feed, Fertilizer, Petroleum and Farm and Home business units of the Southern States Wholesale Division but excluding accounts, chattel paper, instruments or general intangibles arising from the sale of goods or services within the Consumer Wholesale Dealer Distribution business of Agway (as defined in the Agway Agreements).

     1.3   Uniform Commercial Code Terms. It is the specific intent of Borrower,
           -----------------------------
Agent and Lenders that references to terms defined in the Uniform Commercial Code shall have the definitions set forth in the Uniform Commercial Code as the Uniform Commercial Code is in effect from time to time in the State of New York.

     1.4   Certain Matters of Construction. The terms "herein", "hereof" and
           -------------------------------
"hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All
                                                        ---- -----
references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent and/or Lenders are a party, including, without limitation, references to any of the Loan Documents, shall include any and all modifications, amendments or restatements thereto and any and all extensions or renewals thereof.

     II.   ADVANCES, PAYMENTS.

     2.1   Revolving Advances.
           ------------------

           (a) Subject to the terms and conditions set forth in this Agreement during the Availability Period, each Lender, severally and not jointly, will make Revolving Advances to Borrower in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (i) the Maximum Revolver Amount less the aggregate amount of outstanding Letters of Credit or
(ii) an amount equal to the sum of:

           (A) without duplication (1) the product of the Crop Plan Receivable Advance Rate times the value of Eligible Crop Plan Receivables, plus (2) the product of the Managed Coop Advance Rate times the
                 ----
                 value of Eligible Managed Coop Receivables, plus (3) the
                                                             ----
                 product of the Trade Receivable Advance Rate times the value of Eligible Trade Receivables plus (4) the product of the Long
                                            ----
                 Term Receivables Advance Rate times the value of Eligible Long Term Receivables (not to exceed the Long Term Receivable Sublimit); plus

           (B) the lesser of 60%, subject to the provisions of Section 2.1(b) hereof ("Inventory Advance Rate"), of the value of the Eligible Inventory, minus
                            -----

           (C)   the aggregate amount of outstanding Letters of Credit, minus
                                                                        -----

           (D)   the aggregate amount of outstanding Overnight Advances, minus
                                                                         -----

           (E) such reserves as Agent or Required Lenders may reasonably deem proper and necessary from time to time.

The amount derived from the sum of (x) Sections 2.1(a)(ii)(A), and (B) minus (y)
                                                                       -----
the sum of Section 2.1 (a)(ii)(C), (D) and (E) at any time and from time to time shall be referred to as the "Formula Amount". Each Lender's respective Commitment Percentage of the Revolving Advances shall be evidenced by a promissory note issued in favor of each such Lender (collectively, "Revolving Credit Notes") substantially in the form attached hereto as Exhibit 2.1(a).
                                                            --------------

           (b) The Advance Rates may be increased (subject to Section 15.2(b) hereof) or decreased by Agent at any time and from time to time in the exercise of its reasonable discretion. Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing the reserves may limit or restrict Advances requested by Borrower. Discretionary action taken at any one time shall not be deemed an agreement, commitment or course of dealing to do so at any future time.

           (c) In addition to Borrower's right to request a Revolving Advance, Borrower may, subject to the terms and conditions set forth herein, at any time before 12:30 P.M. (Eastern Time) on a Business Day, request the Overnight Lender to make, and the Overnight Lender agrees to make, an Advance to Borrower on the same Business Day ("Overnight Advance") in accordance with the provisions of this Section. Each Business Day by 11:00 A.M. (Eastern Time) the Overnight Lender shall notify Borrower of the interest rate ("Overnight Rate") that it will charge on all Overnight Advances made that Business Day. Borrower's request for an Overnight Advance ("Overnight Advance Request") may be made orally or in writing by facsimile (if orally, shall be confirmed in writing on the same Business Day), must be directed to the Overnight Lender, and must specify: (a) the amount of such Overnight Advance, and (b) the date when such Overnight Advance will be due and payable ("Overnight Maturity Date"), which Overnight Maturity Date may not be later than the fifth Business Day thereafter. If Borrower submits an Overnight Advance Request prior to 12:30 P.M. (Eastern Time) on a Business Day, the Overnight Lender may on the same Business Day, fund such Overnight Advance. Each Overnight Advance shall bear interest (for a minimum of one day) at the applicable Overnight Rate and shall be payable as follows: (x) principal shall be payable in full on the Overnight Maturity Date applicable to such Overnight Advance, and (y) interest shall be payable as provided in Section
3.1 hereof. Such payment may, at Borrower's discretion, and subject to the conditions of this Agreement, be made by a Revolving Advance. Upon the occurrence of an Event of Default or if the Overnight Advance is not paid on the Overnight Maturity Date, such Overnight Advance shall automatically convert to a Revolving Advance without regard to availability to borrow under Section 2.1(a) hereof. Overnight Advances shall be made only by the Overnight Lender. Borrower's entitlement to receive, and the Overnight Lender's obligation to fund, any Overnight Advance shall be subject to the conditions and limitations set forth in Sections 2.1 and 2.2 hereof and applicable to Revolving Advances generally, and, in addition, the aggregate outstanding principal amount of all such Overnight Advances shall not at any time exceed the Overnight Funding Commitment. Borrower's obligation to repay Overnight Advances shall also be evidenced by a promissory note issued in favor of Overnight Lender ("Swing Line Note") substantially in the form attached hereto as Exhibit 2.1(c).

           (d) Subject to the terms and conditions of this Agreement, after resetting a portion of the Existing Indebtedness into the Term Loan as contemplated by Section 2.4 below and after calculating the outstanding face amounts of the Existing L/Cs, the remaining balance of the Existing Indebtedness shall be consolidated and reset as part of the initial Revolving Advance.

     2.2   Procedure for Revolving Advances Borrowing.
           ------------------------------------------

           (a) Borrower may notify Agent prior to noon Eastern Time on the Business Day of Borrower's request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation, become due, upon three (3) days prior notice to Borrower, it shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other Loan Documents, and such request shall be irrevocable.

           (b) Notwithstanding the provisions of (a) above, if Borrower desires to obtain a LIBOR Rate Loan, Borrower shall give Agent at least three
(3) Business Days' prior written notice, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be at least $3,000,000 and thereafter in integral multiples of $1,000,000, and (iii) the duration of the first Interest Period therefor. Interest Periods for LIBOR Rate Loans shall be for one, two, three or six consecutive months; provided, if
                                                                   --------
an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No LIBOR Rate Loan shall be made available to Borrower during the continuance of a Default or an Event of Default.

           (c) Each Interest Period of a LIBOR Rate Loan shall commence on the date such LIBOR Rate Loan is made and shall end on such date as Borrower may elect as set forth in (b)(iii) above, provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term. Borrower shall elect the initial Interest Period applicable to a LIBOR Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(d), as the case may be. Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such LIBOR Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrower, Borrower shall be deemed to have elected to convert to a Base Rate Loan subject to Section 2.2(d) herein below.

           (d) Provided that no Default or Event of Default shall have occurred and be continuing, Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding LIBOR Rate Loan, or on any Business Day with respect to Base Rate Loans, convert any such Advance into an Advance of another type in the same aggregate principal amount provided that any conversion of a LIBOR Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such LIBOR Rate Loan. If Borrower desires to convert an Advance, Borrower shall give Agent not less than three (3) Business Day's prior written notice to convert from a Base Rate Loan to a LIBOR Rate Loan or one (1) Business Day's prior written notice to convert from a LIBOR Rate Loan to a Base Rate Loan, specifying the date of such conversion, the Advances to be converted and if the conversion is from a Base Rate Loan to LIBOR Rate Loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than ten
(10) LIBOR Rate Loans, in the aggregate.

           (e) At its option and upon three (3) Business Days' prior written notice, Borrower may prepay the LIBOR Rate Loans in whole at any time or in part from time to time, without premium or penalty, but with accrued interest on the principal being prepaid to the date of such repayment. Borrower shall specify the date of prepayment of Advances which are LIBOR Rate Loans and the amount of such prepayment. In the event that any prepayment of a LIBOR Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(f) hereof.

           (f) Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by Borrower in the payment of the principal of or interest on any LIBOR Rate Loan or failure by Borrower to complete a borrowing of, a prepayment of or conversion of or to a LIBOR Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to providers of funds obtained by them in order to make or maintain LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrower shall be conclusive absent manifest error.

           (g) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the Applicable Lending Office) to make or maintain its LIBOR Rate Loans, the obligation of Lenders to make LIBOR Rate Loans hereunder shall forthwith be cancelled and Borrower shall, if any affected LIBOR Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected LIBOR Rate Loans or convert such affected LIBOR Rate Loans into loans of another type. If any such payment or conversion of any LIBOR Rate Loan is made on a day that is not the last day of the Interest Period applicable to such LIBOR Rate Loan, Borrower shall pay Agent, upon Agent's request, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such LIBOR Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to providers of funds obtained by Lenders in order to make or maintain such LIBOR Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrower shall be conclusive absent manifest error.

     2.3   Disbursement of Advance Proceeds. All Advances shall be disbursed
           --------------------------------
from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrower to Agent or Lenders, shall be charged to Borrower's Account on Agent's books. During the Term, Borrower may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrower or deemed to have been requested by Borrower under Section 2.2(a) hereof shall, with respect to requested Revolving Advances and to the extent Lenders make such Revolving Advances, be made available to the Borrower not later than 3:00 p.m. (Eastern Time) on the day so requested by way of credit to Borrower's operating account at SunTrust Bank, Richmond, VA, or such other bank as Borrower may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

     2.4   Term Loan. Subject to the terms and conditions of this Agreement,
           ---------
each Lender agrees that a portion of the Existing Indebtedness in the aggregate amount of $200,000,000 shall be consolidated and reset as a term loan ("Term Loan") at Closing. Each Lender's respective Commitment Percentage of the Term Loan shall be evidenced by a promissory note issued in favor of each such Lender (collectively, "Term Notes") in substantially the form attached hereto as
Exhibit 2.4.
-----------

     2.5   Maximum Revolving Advances and Maximum Credit Limit.
           ---------------------------------------------------

           (a) The aggregate balance of Revolving Advances outstanding at any time shall not exceed the lesser of (a) Maximum Revolver Amount or (b) the Formula Amount. The aggregate balance of all Advances outstanding at any time shall not exceed the Maximum Credit Limit.

           (b) The aggregate balance of (i) total Advances outstanding at any time in excess of the Maximum Credit Limit and (ii) Revolving Advances outstanding at any time in excess of the lesser of (i) the Maximum Revolver Amount or (ii) the Formula Amount, shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

     2.6   Repayment of Advances.
           ---------------------

           (a) The outstanding Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier repayment and/or prepayment as herein provided. The Term Loan shall be due and payable as provided in
Section 2.4, Section 2. 6(d) and Section 2.14 hereof and in the Term Notes.

           (b) All payments of principal, interest, fees and other amounts payable hereunder, or under any other Loan Document shall be made to Agent at the Payment Office not later than 1:00 P.M. (Mountain Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Upon three (3) days prior notice to Borrower, Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrower's Account or by making a Revolving Advance and applying the proceeds thereof to such Obligations.

           (c) Borrower shall timely pay principal, interest, fees and all other amounts payable hereunder, or under any other Loan Documents, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

           (d) Subject to the terms of Section 2.14 below, the Term Loan shall be payable as follows ("Scheduled Term Reduction") unless otherwise accelerated following the occurrence of an Event of Default:

     Payment Date                                   Amount
     ------------                                   ------

     September 30, 2001                             $5 million
     December 31, 2001                              $20 million
     March 31, 2002                                 $18 million
     June 30, 2002                                  $17 million
     September 30, 2002                             $25 million
     December 31, 2002                              $30 million
     February 15, 2003 (Maturity Date)              Remaining principal balance
                                                    due (unless extended as
                                                    provided below)


If the Maturity Date is extended after satisfaction of the Extension Requirements, then the following payments shall also be made (unless sooner paid):

     March 31, 2003                                         $15 million
     June 30, 2003                                          $15 million
     August 15, 2003 (extended Maturity Date)               Remaining principal
                                                            balance

     2.7   [Reserved].
            --------

     2.8   Statement of Account. Agent shall maintain, in accordance with its
           --------------------
customary procedures, a loan account ("Borrower's Account") in the name of Borrower in which shall be recorded the date and amount of each Advance made by Agent and the date and amount of each payment in respect thereof; provided,
                                                                  --------
however, the failure by Agent to record, or any error in recording, the date and
-------
amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrower a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent and Borrower, during such month. The monthly statements shall be deemed correct and binding upon Borrower in the absence of manifest error and shall constitute an account statement between Lenders and Borrower unless Agent receives a written statement of Borrower's specific exceptions thereto within fifteen (15) days after such statement is received by Borrower. The records of Agent with respect to the Borrower's Account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

     2.9   Letters of Credit.
           -----------------

     Subject to the terms and conditions hereof, CoBank, in its capacity as an Issuing Bank, upon written request of Borrower, shall issue or cause the issuance of Letters of Credit ("Letters of Credit") on behalf of Borrower; provided, however, that Issuing Bank will not be required to issue or cause to
--------  -------
be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Advances, plus (ii) Overnight Advances, plus (ii) outstanding Letters of
          ----                          ----

Credit to exceed the Maximum Revolver Amount or if such issuance would cause the outstanding Revolving Advances to exceed the Formula Amount. The maximum amount of outstanding Letters of Credit shall not exceed, in the aggregate at any time, the L/C Sublimit. All disbursements or payments related to Letters of Credit shall be deemed to be Revolving Advances and shall bear interest at the Revolving Interest Rate for Base Rate Loans; Letters of Credit that have not been drawn upon shall not bear interest.

All Letters of Credit outstanding under the Existing Financing Agreements (each an "Existing L/C") shall be deemed Letters of Credit issued hereunder, shall be subject to the L/C Sublimit and the issuer thereof shall be deemed the Issuing Bank with respect thereto. Each Existing L/C is shown on Schedule 2.9 attached
                                                         ------------
hereto and made part hereof and all agreements, including without limitation, security agreements, mortgages, deeds of trust and reimbursement agreements corresponding to the issuance of the Existing L/Cs shall continue in full force and effect and be deemed to have been executed under the terms hereof and to the extent of any express inconsistency with the terms hereof, the terms hereof shall control. This Agreement represents a consolidation of all Existing Indebtedness and as such any Issuing Bank holding a security interest in any real or personal property of Borrower (whether Borrower holds legal and/or equitable title thereto) (collectively, along with any rights of subrogation, indemnification and contribution with respect to the reimbursement obligations under the Existing L/Cs, the "Existing L/C Collateral") to secure any obligations associated with an Existing L/C shall be deemed to hold such Existing L/C Collateral as collateral agent for Agent and Lenders and to the extent applicable, Article XIV hereof and Section 15.2 shall be applicable to such Issuing Bank as an "Agent" for the Lenders. All proceeds from the disposition of any of the Existing L/C Collateral shall be turned over to Agent to be applied in accordance with the terms hereof and distributed based on each Lender's Commitment Percentage.

     2.10  Issuance of Letters of Credit.
           -----------------------------

           (a) Borrower shall execute and deliver to Issuing Bank, all letter of credit agreements and other Loan Documents (in form and substance satisfactory to Issuing Bank in its sole discretion) required by Issuing Bank for such purposes.

           (b) Each Letter of Credit, other than Existing L/Cs (and renewals and extensions thereof) to the extent that they do not comply as of the date hereof, shall among other things, (i) provide for the payment of sight drafts or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than six (6) months after such Letter of Credit's date of issuance but in no event later than five (5) Business Days prior to the last day of the Term. Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof adhered to by the Issuing Bank and, to the extent not inconsistent therewith, the laws of the State of New York.

           (c) Prior to five (5) Business Days before the last day of the Term, Borrower shall provide cash collateral to Agent in an amount equal to or exceeding the amount of all outstanding Existing L/Cs issued for the account of Borrower which have an expiry date later than five (5) Business Days prior to the last day of the Term, in form satisfactory to Agent, in its sole discretion, and pursuant to documentation, in form and substance satisfactory to Agent, in its sole discretion.

           (d) Issuing Bank shall notify Lenders of the request by Borrower for a Letter of Credit hereunder.

     2.11  Requirements For Issuance of Letters of Credit.
           ----------------------------------------------

           (a) In connection with the issuance of any Letter of Credit, Borrower shall indemnify, save and hold Agent, each Lender and each Issuing Bank harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Lender or any Issuing Bank and expenses and reasonable attorneys' fees incurred by Agent, any Lender or Issuing Bank arising out of, or in connection with, any Letter of Credit issued or to be issued for the account of Borrower. Borrower shall be bound by Agent's and any Issuing Bank's regulations and good faith interpretations of any Letter of Credit issued or created for Borrower's account, although this interpretation may be different from its own; and, neither Agent, nor any Lender, nor any Issuing Bank nor any of their correspondents shall be liable for any error, negligence or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Agent's, any Lender's, any Issuing Bank's or such correspondents' gross (but not mere) negligence or willful misconduct.

           (b) Borrower shall authorize and direct any Issuing Bank to name Borrower as the "Applicant" or "Account Party" of each Letter of Credit. Except with respect to Existing L/Cs, if Agent is not the Issuing Bank of any Letter of Credit, Borrower shall authorize and direct the Issuing Bank to deliver to Agent all instruments, documents, and other writings and property received by the Issuing Bank pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any acceptance therefor.

           (c) In connection with the Existing L/Cs and all other Letters of Credit issued or caused to be issued by Issuing Bank under this Agreement, Borrower hereby appoints Issuing Bank, or Issuing Bank's designee, as its attorney, with full power and authority if an Event of Default or Default shall have occurred, (i) to sign and/or endorse Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of Borrower or Issuing Bank or Issuing Bank's designee, and to sign and deliver to Customs officials powers of attorney in the name of Borrower for such purpose; and (iv) to complete in such Borrower's name or Issuing Bank's, or in the name of Issuing Bank's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Issuing Bank nor its designee nor their attorneys or agents will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Issuing Bank's or its designee's or their agent's or attorney's gross (not mere) negligence or willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

           (d) Each Lender shall to the extent of the percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to the Letters of Credit, including, without limitation, the Existing L/Cs, be deemed to have irrevocably purchased an undivided participation in each such unreimbursed reimbursement obligation. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the lesser of the Maximum Revolver Amount or the Formula Amount, and such disbursement is not reimbursed by Borrower within two (2) Business Days, Issuing Bank shall promptly notify each Lender and upon Issuing Bank's demand each Lender shall pay to Issuing Bank such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Issuing Bank's unreimbursed reasonable costs and expenses relating to such unreimbursed disbursement. Upon receipt by Issuing Bank of a repayment from Borrower of any amount disbursed by Issuing Bank for which Issuing Bank had already been reimbursed by Lenders, Issuing Bank shall deliver to each Lender that Lender's pro rata share (based on its Commitment Percentage) of such repayment. Each Lender's participation commitment on a Letter of Credit shall continue until the last to occur of any of the following events: (A) Issuing Bank ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than the Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

           (e)   Indemnification:
                 ---------------

                 (i) In addition to amounts payable as elsewhere provided in this Agreement, without duplication, Borrower hereby agrees to protect, indemnify, pay and save Issuing Bank, Agent and Lenders harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which Issuing Bank, Agent and/or Lenders (as applicable) may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of the Letters of Credit for the account of Borrower or (B) the failure of Issuing Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts or omissions herein called "Government Acts"). Rights to indemnification hereunder shall survive termination of this Agreement.

                 (ii) As between Borrower and Issuing Bank, Agent and Lenders, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Bank by the respective beneficiaries of such Letters of Credit for the account of Borrower. In furtherance and not in limitation of the foregoing, Issuing Bank shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency, of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they are in cipher, unless any of the foregoing are caused by Issuer's gross negligence or willful misconduct; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof, unless caused by Issuing Bank's gross (but not mere) negligence or willful misconduct; (G) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (H) any consequences arising from causes beyond the control of Issuing Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of Issuer's rights or powers hereunder.

                 (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by Issuer in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not create any liability on the part of Issuing Bank to Borrower.

           (f) The term "Lender" shall, unless the context otherwise indicates, include any Issuing Bank in its individual capacity as a Lender.

     2.12  Additional Payments. Any sums expended by Agent or any Lender due to
           -------------------
Borrower's failure to perform or comply with its obligations under this Agreement or any other Loan Document including, without limitation, Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrower's Account as a Revolving Advance and added to the Obligations and Agent will endeavor to provide notice of such charge to Borrower's Account as soon as reasonably practicable thereafter.

     2.13  Manner of Borrowing and Payment.
           -------------------------------

           (a) Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Lenders. The Term Loan shall be deemed to have been advanced on the Closing Date in accordance with the applicable Commitment Percentages of Lenders. Revolving Advances that may be made by Lenders from time to time shall be made available for the use and benefit of Borrower in accordance with the terms of Section 2.3 above.

           (b) Upon Borrower's request for a Revolving Advance in accordance with Section 2.2 above, Agent shall promptly notify the Lenders of such request, and subject to the terms of this Agreement, each Lender shall provide Agent such Lender's Commitment Percentage of the requested Revolving Advance. Should such notice from Agent be sent prior to 1:00 p.m., Eastern Time, each Lender shall remit to Agent its respective Commitment Percentage of the requested Revolving Advance, in immediately available funds, prior to 3:00 p.m. Eastern Time, on the Business Day Agent is scheduled to make the Requested Advance. Neither Agent nor any other Lender shall be obligated for any reason whatsoever, to remit or advance the Commitment Percentage of any other Lender. Agent shall not be required to make the full amount of the requested Revolving Advance unless and until it receives funds representing each other Lender's Commitment Percentage of such requested Revolving Advance, but Agent shall advance to Borrower that portion of the requested Revolving Advance equal to the Commitment Percentages which it has received from the Lenders.

           (c)   [Intentionally Omitted].

          (d) Each Lender shall be entitled to earn interest at the applicable Contract Rate on outstanding Advances which it has funded.

          (e)  (i)   Each payment (including each prepayment) by Borrower on
account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders. Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Term Loan, shall be applied to that portion of the Term Loan evidenced by the respective Term Notes pro rata according to the Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders at the Payment Office, in accordance with Section 2.6 above.

               (ii) Commencing with the first Business Day following the Closing Date, borrowings of Revolving Advances shall be advanced to Borrower in accordance with Section 2.13(b) and each payment by Borrower on account of Revolving Advances shall be applied first to the Overnight Advances plus accrued and unpaid interest thereon and then to Lenders in accordance with Section 2.13(e)(i).

          (f) If any Lender or Participant (a "Benefited Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of Lenders; provided, however, that if
                                                     --------  -------
all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

               (i) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the requested Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrower a corresponding amount. Agent will promptly notify Borrower of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (f) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to Revolving Advances bearing interest based on the Alternate Base Rate hereunder, on demand from Borrower; provided, however, that
                                                        --------  -------
Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrower's rights (if any) against such Lender.

          (g)  (i)    Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrower that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.13(g) while such Lender Default remains in effect.

               (ii) Advances shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

               (iii) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Loan Documents. All amendments, waivers and other modifications of this Agreement and the Loan Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender.

               (iv) Other than as expressly set forth in this Section 2.13(g), the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.13(g) shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Loan Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

               (v) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

    2.14  Mandatory Prepayments.
          ---------------------

          (a) When Borrower sells, transfers or otherwise disposes of any Collateral other than Inventory in the ordinary course of business and sales of Equipment as permitted by Section 4.3(e) (collectively, "Collateral Dispositions"), Borrower shall (subject to Agway sharing in such proceeds to the extent provided in the Intercreditor and Agency Agreement) repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than five (5) Business Days following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent and subject to Agent's lien hereunder. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such prepayments shall be applied as follows:

               (i) 100% of net cash proceeds (subject to Agway sharing in such proceeds to the extent provided in the Intercreditor and Agency Agreement) from Collateral Disposition and redemption and/or retirement of ownership and/or equity interests held by Borrower (with the exception of Wholesale Receivables sold pursuant to a Permitted Securitization Transaction and receivables sold to Statesman prior to any transaction with John Deere) shall be applied to the next due Scheduled Term Reductions.

               (ii) 100% of the net cash proceeds received by Agent on behalf of Lenders from the sale of Receivables, whether in conjunction with the proposed transaction with John Deere or otherwise (other than to Statesman prior to any transaction with John Deere, and a Permitted Securitization Transaction) shall be used to permanently reduce the Maximum Revolver Amount in an amount equal to at least the availability under the Formula Amount supported by such Receivables, and the balance, if any, to the outstanding balance of the Term Loan (subject to clause (v) and (vii) below).

               (iii) 100% of net cash proceeds from the issuance of debt (subject to existing contractual limitations thereon) under terms and conditions acceptable to the Lenders, shall be applied to the next due Scheduled Term Reductions, provided that the Borrower shall not be required to use the proceeds from AgriMoney Notes with initial maturities of one year or less.

               (iv) 100% of the net cash proceeds from any capital raising transaction or modifications to existing agreements (subject to mandatory redemption requirements under the terms of the GoldKist Documents) shall be applied to the next due Scheduled Term Reductions.

               (v) Should Borrower enter into a transaction with John Deere or otherwise sell Receivables as contemplated in clause (ii) above, the net cash proceeds from the corresponding sales of Receivables received by Agent on behalf of Lenders, shall be used to permanently reduce the Maximum Revolver Amounts and/or the Term Loan in accordance with clause (ii) above but Lenders will permit a portion of such proceeds to be applied in substitution of the Scheduled Term Reductions, as follows: (A) of the first $60,000,000 applied as permanent reductions to the Maximum Revolver Amount and/or the Term

Loan (as applicable), no amount (i.e. zero dollars) shall be deemed substituted for Scheduled Term Reductions, (B) of the next $40,000,000 applied as an additional permanent reduction of the Maximum Revolver Amount and/or Term Loan (as applicable), such amount (i.e. up to $40,000,000), shall be deemed substituted in part for the Scheduled Term Reductions in accordance with clause
(vii) below, provided that the amount "substituted" shall exclude amounts actually paid to reduce the Term Loan, and (C) of the proceeds in excess of the first $100,000,000 that are applied as a permanent reduction of the Maximum Revolver Amount and/or the Term Loan (as described above), 40% shall be deemed substituted in part for the Scheduled Term Reductions from the date of such payment in accordance with clause (vii) below, provided that the amount substituted shall exclude amounts actually paid to reduce the Term Loan such that in no event shall the total of amounts applied pursuant to this clause (C) in substitution of the Scheduled Term Reduction and the actual amount of Term Loan payments applied to the Scheduled Term Reductions exceed 40% of the total amount of all proceeds from the corresponding sales of Receivables in excess of $100,000,000.

               (vi) Should Borrower achieve working capital reduction from the closing of additional retail stores or other facilities and net cash proceeds that are traceable, pursuant to reporting to be provided by location/or in Agent's discretion, to such reduction are used to permanently reduce the Maximum Revolver Amount, then 50% of such cash proceeds used for such permanent reduction shall be deemed substituted for a portion of the remaining Scheduled Term Reductions (excluding the final payment due at Maturity) in accordance with clause (vii) below provided that the maximum amount so substituted shall not exceed $15,000,000.

               (vii) Payments described in clauses (ii), (v) and (vi) above that are to be deemed substituted for a portion of the Scheduled Term Reduction(s) shall be applied in substitution at the option of the Borrower (A) to the pro rata reduction of the Scheduled Term Reduction(s) from the date such payment is made through September 30, 2002, (B) to the pro rata reduction of the Scheduled Term Reductions from the date such payment is made through December 31, 2002, or (C) to the pro rata reduction of the Scheduled Term Reductions from and including September 30, 2002 through December 31, 2002.

          (b) Borrower shall prepay the outstanding amount of the Advances in an amount equal to the Applicable Excess Cash Flow Percentage of Excess Cash Flow for each fiscal year commencing on or after July 1, 2001, payable upon delivery of the financial statements to Agent referred to in and required by
Section 9.7 for such fiscal year but in any event not later than ninety (90) days after the end of each such fiscal year, which amount shall be applied first, pro rata to the Scheduled Term Reductions in the inverse order of the maturities thereof and, second, to the remaining Advances in such order as Agent may determine, subject to Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof. In the event that the financial statements are not so delivered, then a calculation based upon estimated amounts shall be made by Agent upon which calculation Borrower shall make the prepayment required by this Section 2.14(b), subject to adjustment when the financial statements are delivered to Agent as required hereby. The calculation made by Agent shall not be deemed a waiver of any rights Agent or Lenders may have as a result of the failure by Borrower to deliver such financial statements.

          (c) To the extent Borrower pays dividends on the GoldKist Securities on or after October 5, 2001 through July 5, 2002 (the aggregate maximum permitted amount to be paid not to exceed $8,550,000) Borrower shall promptly calculate and pay to Agent for the benefit of Lenders no later than July 10, 2002, an amount equal to the excess of such dividends over the amount of Long Term AgriMoney raised through July 5, 2002, shall be applied to the Term Loan in the inverse order of the Scheduled Term Reductions (not including, unless the Scheduled Term Reductions are otherwise repaid in full, the payment due at the then current Maturity Date).

    2.15  Use of Advance Proceeds. Borrower shall apply the proceeds of initial
          -----------------------
Advances to (i) purchase certain assets of Statesman and MLCC which proceeds will then be used by Statesman and MLCC, respectively, to satisfy the Statesman Indebtedness and MLCC Indebtedness, respectively, (ii) pay fees and expenses relating to this transaction, and (iii) to provide for Borrower's working capital needs.

    2.16  [Reserved].
          ----------

    2.17  Existing Financing Agreements.
          -----------------------------

          (a) Borrower hereby acknowledges and confirms that as of the close of business on September 17, 2001, Borrower is indebted to (i) the Lenders, without defense, setoff, claim or counterclaim, under the Syndicated Loan Documents, in the aggregate principal amount of $173,389,973.00, plus all accrued but unpaid interest, fees, costs and expenses (including attorneys' fees) incurred to date as provided in the Syndicated Loan Documents, (ii) CoBank, without defense, setoff, claim or counterclaim, under the MLA Loan Documents, in the aggregate principal amount of $46,121,375.46, plus all accrued but unpaid interest, all fees, costs and expenses (including attorneys' fees) incurred to date as provided in the MLA Loan Documents, (iii) Wachovia, without defense, setoff, claim or counterclaim, under the Wachovia Loan Documents, in the aggregate principal amount of $6,944,015.92, plus all accrued but unpaid interest, fees, costs and expenses (including attorneys' fees) incurred to date as provided in the Wachovia Loan Documents, (iv) Allfirst, without defense, setoff, claim or counterclaim, under the Allfirst Loan Documents, in the aggregate principal amount of $13,488,296.51, plus all accrued but unpaid interest, fees, costs and expenses (including attorneys' fees) incurred to date as provided in the Allfirst Loan Documents, and (v) SunTrust, without defense, setoff, claim or counterclaim, under the SunTrust Loan Documents, in the aggregate principal amount of $11,806,394.17, plus all accrued but unpaid interest, fees, costs and expenses (including attorneys' fees) incurred to date as provided in the SunTrust Loan Documents (collectively, "Existing Indebtedness").

          (b) Except as otherwise provided in Section 2.9 with respect to agreements, instruments and documents relating to Existing L/Cs and Existing L/C Collateral, this Agreement and the other Loan Documents along with, to the extent applicable, the Agway Security Agreement and the Intercreditor and Agency Agreement, amend, restate and consolidate all notes, agreements or documents heretofore evidencing or securing the Existing Indebtedness. The execution and delivery of this Agreement and the other Loan Documents, however, does not evidence or represent a refinancing, repayment, accord and/or satisfaction or novation of the Existing Indebtedness. All of Lenders' obligations to Borrower with respect to loans or advances to be made concurrently herewith or after the date hereof are set forth in this Agreement. All liens and security interests previously granted to Collateral Agent pursuant to the Security

Agreement and to any Lender pursuant to, or in connection with, the Existing Financing Agreements are acknowledged and reconfirmed, remain in full force and effect as amended, consolidated and restated hereby, and are not intended to be released, replaced or impaired. Without advancing cash, appropriate bookkeeping entries shall be made on the books of Agent, each Lender and Borrower to evidence the consolidation effectuated hereunder and shall be deemed Advances hereunder.

          (c) As of the date hereof, the Tolling Agreement is hereby terminated and of no further force or effect.

    III.  INTEREST AND FEES.

    3.1   Interest. Interest on Advances shall be payable in arrears on the
          --------
tenth day of each month with respect to Base Rate Loans and, with respect to LIBOR Rate Loans at the end of each Interest Period or, for LIBOR Rate Loans with an Interest Period in excess of three months, at the earlier of (a) the end of each three month period after the commencement of such LIBOR Rate Loan or (b) the end of the Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month (the "Monthly Advances") at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate and (ii) with respect to the applicable Term Loan, the Term Loan Rate (as applicable, the "Contract Rate"). Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The LIBOR Rate shall be adjusted with respect to LIBOR Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, (i) the Obligations other than LIBOR Rate Loans shall bear interest at the applicable Contract Rate plus three hundred (300) basis points per annum and (ii) LIBOR Rate Loans shall bear interest at the Revolving Interest Rate for LIBOR Rate Loans plus three hundred
(300) basis points per annum as applicable, the ("Default Rate").

    3.2   Letter of Credit Fees. Borrower shall pay (x) to Agent, for the
          ---------------------
benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by the per annum rate equal to the Revolver Applicable Margin for LIBOR Rate Advances then in effect, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the tenth day of each month and on the last day of the Term; provided that, no such fees shall be payable with respect to Existing L/Cs for which similar fees have previously been paid by Borrower for the corresponding period covered thereby, and (y) to the Issuing Bank, any and all fees and expenses as agreed upon by the Issuing Bank and the Borrower in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuing Bank (all of the foregoing fees, the "Letter of Credit Fees"). All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this

Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuing Bank's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

    On demand after the occurrence of a Default or Event of Default, Borrower, at the direction of Agent or Required Lenders, will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the outstanding Letters of Credit and Borrower hereby irrevocably authorizes Agent, in its discretion, on Borrower's behalf and in Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by Borrower, in the amounts required to be made by Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of Borrower coming into any Lender's possession at any time. For such purposes, Agent may cause Revolving Advances to be made. Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. Borrower may not withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

    3.3   (a)  Origination Fee. Upon the execution of this Agreement, Borrower
               ---------------
shall pay to Agent for the ratable benefit of Lenders based on each Lender's Commitment Percentage an origination fee ("Origination Fee") in an amount equal to 150 basis points on the highest Maximum Revolver Amount (i.e. $270,000,000) and 175 basis points on the initial balance of the Term Loan (i.e. $200,000,000).

          (b)  Facility Fee. Borrower shall pay to Agent for the ratable benefit
               ------------
of Lenders the Facility Fee, which Facility Fee shall be payable to Agent monthly, in arrears on the last day of each month.

    3.4   Taxes.
          -----

          (a) Any and all payments by the Borrower to or for the account of any Lender or Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all present or future taxes, assessments or other governmental charges imposed by any jurisdiction, whether domestic or foreign, and all liabilities with respect thereto, excluding, in the case of each Lender or Agent, taxes, assessments or other governmental charges:

               (i) measured by its overall net income, and franchise taxes imposed on it in lieu of such income taxes, by the jurisdiction in which such Lender or Agent, as the case may be, is incorporated, has its principal office or maintains its Applicable Lending Office, or

               (ii) which would not have been imposed but for (A) the failure of such Lender or Agent, as the case may be, to provide an Internal Revenue Service Form W-8BEN or W-8ECI, as the case may be, or any substitute or successor form prescribed by the Internal Revenue Service pursuant to paragraph
(d) below, to establish entitlement to exemption from or reduction in the rate of such tax, assessment or other governmental charge if such Lender or Agent is legally entitled to such exemption or reduction and such Lender or Agent has no general policy not to avail itself of such exemption or reduction or (B) a determination by a taxing authority or a court of competent jurisdiction that a certification, documentation or other proof provided by such Lender or the Agent to establish an exemption from such tax, assessment or other governmental charge is false;

     (all such non-excluded taxes, assessments or other governmental charges and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.4) such Lender or Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions and withholdings, (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law not later than the date when due and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 15.6, the original or a certified copy of a receipt evidencing payment such Taxes promptly after the date on which payment of such Taxes is due.

          (b) In addition, the Borrower agrees to pay any present or future stamp, excise or documentary taxes and any other similar charges or similar levies which arise in any jurisdiction from any payment made hereunder or under any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

          (c) The Borrower agrees to indemnify each Lender and each Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 3.4) paid by such Lender or Agent (as the case may be) with respect to any Note, this Agreement or any other Loan Document or any payment pursuant hereto or thereto and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made promptly upon, and in any event within 10 days after, the date such Lender or Agent (as the case may be) makes demand therefor in writing, signed by an authorized officer of such Lender or Agent and setting forth in reasonable detail the calculation thereof.

          (d)  (i) Each Lender (including any Purchasing Lender pursuant to
Section 15.3) organized under the laws of a jurisdiction outside the United States of America, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, shall provide the Borrower and Agent with Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest to zero or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. From time to time thereafter such Lender shall, whenever required to do so by applicable law (but only to the extent that such Lender remains lawfully able to do so consistent with its general policies), provide the Borrower with Internal Revenue

Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest to zero or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

          (e) If the Borrower is or will be required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.4, then such Lender will, if the Borrower so requests, use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue, within a reasonable period of time after the Borrower makes such request if such change, in the good faith judgment of such Lender, is not otherwise disadvantageous to such Lender in any respect, but failure to do so shall not impose any liability on such Lender or impair the obligation of the Borrower to pay any amounts to which this Section
3.4 applies.

          (f) A certificate of any Lender or Agent claiming compensation under this Section 3.4 and setting forth the additional amount or amounts to be paid to it hereunder and setting forth in reasonable detail the basis for such compensation shall be conclusive in the absence of manifest error.

    3.5   Computation of Interest and Fees. Interest and fees hereunder shall be
          --------------------------------
computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension. All contractual rates of interest chargeable on outstanding Advances shall continue to accrue and be paid even after default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar until all Obligations are indefeasibly paid and satisfied in full.

    3.6   Maximum Charges. In no event whatsoever shall interest and other
          ---------------
charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

    3.7   Increased Costs. In the event that any applicable law, treaty or
          ---------------
governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any LIBOR Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

          (a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any other Loan Documents or change the basis of taxation of payments to Agent or any

Lender of principal, fees, interest or any other amount payable hereunder or under any Loan Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office or its Applicable Lending Office);

          (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

          (c) impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any other Loan Document; and

the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrower shall pay Agent or such Lender, within five (5) days of demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the LIBOR Rate. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrower together with the calculation thereof, and in such event such certification shall be conclusive absent manifest error.

    3.8   Basis For Determining Interest Rate Inadequate or Unfair. In the event
          --------------------------------------------------------
that Agent or any Lender shall have determined that:

          (a) reasonable means do not exist for ascertaining the LIBOR Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

          (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding LIBOR Rate Loan, a proposed LIBOR Rate Loan, or a proposed conversion of a Base Rate Loan into a LIBOR Rate Loan, then Agent shall give Borrower prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested LIBOR Rate Loan shall be made as a Base Rate Loan, unless Borrower shall notify Agent no later than 10:00 a.m. (Eastern time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of LIBOR Rate Loan, (ii) any Base Rate Loan or LIBOR Rate Loan which was to have been converted to an affected type of LIBOR Rate Loan shall be continued as or converted into a Base Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. (Eastern Time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Rate Loan, and (iii) any outstanding affected LIBOR Rate Loans shall be converted into a Base Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. (Eastern Time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected LIBOR Rate Loan, shall be converted into an unaffected type of LIBOR Rate Loan, in either case, on the last Business Day of the then current Interest

Period for such affected LIBOR Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of LIBOR Rate Loan or maintain outstanding affected LIBOR Rate Loans and Borrower shall not have the right to convert a Base Rate Loan or an unaffected type of LIBOR Rate Loan into an affected type of LIBOR Rate Loan.

     3.9    Capital Adequacy.
            ----------------

            (a) In the event that Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any LIBOR Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrower shall pay upon demand to Agent or such Lender, within five (5) days of demand, such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

            (b) Agent or such Lender shall give Borrower a certificate setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) hereof and the calculations used in reaching such amount and such certificate when delivered to Borrower shall be conclusive absent manifest error.

     IV.    COLLATERAL AND GENERAL TERMS

     4.1    Security Interest in the Collateral. To secure the prompt payment
            -----------------------------------
and performance to Agent and each Lender of the Obligations, Borrower hereby reaffirms its prior grant to Agent, as collateral agent under the Security Agreement, of a security interest in any of the Collateral described herein, and assigns, pledges and grants to Agent for the ratable benefit of each Lender a continuing lien and security interest in and to all of its right, title and interest in and to the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

     4.2    Perfection of Security Interest.
            -------------------------------

            (a) Borrower shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlord and/or mortgage lien waivers, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the Uniform Commercial Code or other applicable law. Borrower shall enter into a Deposit Account Control Agreement with all financial institutions where Borrower maintains Deposit Accounts, including each corporate bank accounts, retail depository accounts, and other Deposit Accounts; provided however, that notwithstanding anything to the contrary contained in this subsection, Borrower shall not be required to enter into Deposit Account Control Agreements with respect to any retail depository account in which the financial institution is not a Lender and in which Borrower maintains an average daily collected balance (determined on a trailing six (6) month basis, counting the actual number of days elapsed) of less than $10,000 and Borrower shall not be deemed in violation of this provision if such average daily collected balance in a Deposit Account exceeds $10,000 in any one month, provided further, that if such average daily collected balance exceeds $10,000 for two (2) consecutive months, then Borrower shall either obtain a Deposit Account Control Agreement within thirty (30) days of such determination or close and move such Deposit Account to a Lender or a financial institution with whom a Deposit Account Control Agreement has been obtained.

            (b) Agent is hereby authorized to file financing statements naming Borrower as debtor, in accordance with the Uniform Commercial Code as adopted in the State of New York, and if necessary, to the extent applicable, to otherwise file financing statements without Borrower's signature if permitted by law. Borrower hereby authorizes Agent to file all financing statements and amendments to financing statements describing the Collateral in any filing office as Agent, in its sole discretion may determine, including financing statements listing "All Assets" in the collateral description therein. Borrower agrees to comply with the requirements of all federal and state laws and requests of Agent in order for Agent to have and maintain a valid and perfected first security interest in the Collateral including, without limitation, executing and causing any other Person to execute such documents as Agent may require to obtain Control (as defined in the UCC) over all Deposit Accounts, Electronic Chattel Paper, Letter-of-Credit Rights and Investment Property.

            (c) Borrower hereby authorizes Agent to file all effective financing statements pursuant to 7 U.S.C. ss.1631, and amendments to all effective financing statements describing the Collateral in any offices as Agent, in its sole discretion may determine. If requested by Agent, Borrower will provide Agent with a list of the buyers, commission merchants and selling agents to or through whom Borrower may sell Farm Products. Borrower authorizes Agent to notify all such buyers, commission merchants and selling agents, or any other Person of Agent's security interest in Borrower's Farm Products unless prohibited by law.

     All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower's Account as a Revolving Advance of a Base Rate Loan and added to the Obligations, or, at Agent's option, shall be paid by Borrower to Agent for the ratable benefit of Lenders immediately upon demand. Except with respect to CoBank's statutory lien on the Class-E stock, retirement payments thereon and proceeds thereof, Borrower's grant to Agent of security interests, liens, and mortgages are granted for the benefit of all Lenders, and Agent shall hold and enforce such rights and interests for the benefit of all Lenders to secure all Obligations.

     4.3    Disposition of Collateral. Borrower will safeguard and protect all
            -------------------------
Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) receivables to Southern States Receivables Corp. or any successor securitization entity pursuant to a Permitted Securitization Transaction; (c) assets outside of the ordinary course of business in an aggregate amount not to exceed $3,000,000 in any fiscal year, so long as no individual transaction is in an amount in excess of $100,000; (d) assets contemplated by the Restructuring Plan (for minimum dollars amounts scheduled by Borrower and acceptable to Lenders); (e) equipment which is obsolete or no longer useful in Borrower's business provided that aggregate net cash proceeds in excess of $50,000 in any single transaction or series of related transactions must be reinvested in Borrower within 120 days or applied to reduce the Term Loan, (f) subject to the terms of Section 7.19, sales of assets not to exceed $25,000,000 outstanding at any time, in accordance with the Financing Services and Contributed Capital Agreement; and (g) a sale and lease back of computer equipment and software with a book value not to exceed $5,000,000. Provided that with respect to (a) through (g) above, unless otherwise indicated, the net cash proceeds of the Collateral Disposition are immediately paid to the Agent to be applied as set forth in Section 2.14 above. Should Borrower reach agreement with John Deere regarding a joint venture opportunity, Agent and Lenders shall review the proposed terms and agree to not unreasonably withhold their consent to any sales or dispositions of assets in conjunction with such joint venture.

     4.4    Preservation of Collateral. In addition to the rights and remedies
            --------------------------
set forth in Article XI hereof, Agent, at Borrower's expense: (a) may at any time take such steps as Agent deems necessary to protect Agent's and Lender's interest in and to preserve the Collateral, including, after the occurrence of an Event of Default and during the continuance thereof, the hiring of such security guards or the placing of other security protection measures, and protecting, feeding, exercising, harvesting, storing, packaging, processing and transporting the Collateral, all as Agent may deem appropriate; (b) after the occurrence of an Event of Default and during the continuance thereof, may employ and maintain at any of Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) after the occurrence of an Event of Default and during the continuance thereof, may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or, after the occurrence of an Event of Default and during the continuance thereof, removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrower's owned or leased property. Borrower shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent's expenses related to the foregoing and for preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrower's Account as a Revolving Advance, without regard to availability to borrow under
Section 2.1(a) hereof, as a Base Rate Loan and added to the Obligations.

     4.5   Ownership of Collateral. With respect to the Collateral, at the time
           -----------------------
the Collateral becomes subject to Agent's security interest: (a) Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of the Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by Borrower or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all material respects; (c) all signatures and endorsements of Borrower that appear on such documents and agreements shall be genuine and Borrower shall have full capacity to execute same; and (d) Borrower's Equipment and Inventory shall be located at the locations set forth on Schedule 4.5 and shall not be removed from any
                           ------------
location(s) on Schedule 4.5 without the prior written consent of Agent except
               ------------
with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof.

     4.6    Defense of Agent's and Lenders' Interests. Until (a) payment and
            -----------------------------------------
performance in full of all of the Obligations and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period Borrower shall not, without each Lender's prior written consent, pledge, sell (except Inventory in the ordinary course of business, or Real Property and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Borrower shall defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Borrower shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Subject to the terms of Section 4.15(d), Borrower shall, and Agent may in its reasonable discretion, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into Borrower's possession, they, and each of them, shall be held by Borrower in trust as Agent's trustee, and Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

     4.7    Books and Records. Borrower shall (a) keep proper books of record
            -----------------
and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrower.

     4.8    Financial Disclosure. Borrower hereby irrevocably authorizes and
            --------------------
directs all accountants and auditors employed by Borrower at any time during the Term to exhibit and deliver to Agent and each Lender (upon such Lender's request) copies of any of Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender (upon such Lender's request) any information such accountants may have concerning Borrower's financial status and business operations. Borrower hereby authorizes all federal, state and municipal authorities to furnish to Agent and each Lender (upon such Lender's request) copies of reports or examinations relating to Borrower, whether made by Borrower or otherwise; provided, however, that Agent and each Lender (upon such Lender's request) will attempt to obtain such information or materials directly from Borrower prior to obtaining such information or materials from such accountants or such authorities. If applicable, any such non-public information shall be held by Agent and Lenders subject to the provisions of Section 15.15 hereof.

     4.9    Compliance with Laws. Borrower shall comply with all acts, rules,
            --------------------
regulations and orders, including, without limitation, state and federal securities laws and regulations of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof and/or to the operation of Borrower's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect on Borrower. Borrower may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's Lien on or security interest in the Collateral. The assets of Borrower at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets of Borrower so that such insurance shall remain in full force and effect.

     4.10   Inspection of Premises. At all reasonable times Agent and each
            ----------------------
Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Borrower's business. Agent, any Lender and their agents may enter upon any of Borrower's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Borrower's business; provided that so long as no Default or Event of Default has occurred and is continuing, such Collateral review and inspection (during such times when no Default or Event of Default is continuing) shall be limited to 4 times per calendar year.

     4.11   Insurance. Borrower shall bear the full risk of any loss of any
            ---------
nature whatsoever with respect to the Collateral. At Borrower's own cost and expense in amounts and with carriers acceptable to Agent, Borrower shall (a) keep all its insurable properties and properties in which Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, where an exposure exists to loss from such loss perils, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrower's; provided that, business interruption insurance shall be maintained on all locations on which it is maintained as of the date hereof and all additional locations where the failure to maintain such insurance might have or result in a Material Adverse Effect; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets;
(c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business; (e) furnish Agent with (i) certificates of insurance or copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and lender loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and additional insured and lender loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and Borrower to make payment for such loss to Agent and not to Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to Borrower and Agent jointly, Agent may endorse Borrower's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Borrower or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrower to Agent, on demand. Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, Agent shall remit to Borrower insurance proceeds received by Agent during any calendar year under insurance policies procured and maintained by Borrower which insure Borrower's insurable properties to the extent such insurance proceeds do not exceed $5,000,000 in the aggregate during such calendar year or $1,000,000 per occurrence. In the event the amount of insurance proceeds received by Agent for any occurrence exceeds $1,000,000, then Agent shall not be obligated to remit the insurance proceeds to Borrower unless Borrower shall provide Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Borrower to repair, replace or restore the insured property which was the subject of the insurable loss. In the event Borrower has previously received (or, after giving effect to any proposed remittance by Agent to Borrower would receive) insurance proceeds which equal or exceed $5,000,000 in the aggregate during any calendar year, then Agent may, in its sole discretion, either remit the insurance proceeds to Borrower upon Borrower providing Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Borrower to repair, replace or restore the insured property which was the subject of the insurable loss, or apply the proceeds to the Obligations, as aforesaid. The agreement of Agent to remit insurance proceeds in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions: (x) No Event of Default or Default shall then have occurred or be continuing, and (y) Borrower shall use such insurance proceeds to repair, replace or restore the insurable property which was the subject of the insurable loss and for no other purpose.

     4.12   Failure to Pay Insurance. If Borrower fails to obtain insurance as
            ------------------------
hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of Borrower, and charge Borrower's Account therefor as a Revolving Advance of a Base Rate Loan and such expenses so paid shall be part of the Obligations.

     4.13   Payment of Taxes. Borrower will pay, when due, all taxes,
            ----------------
assessments and other Charges lawfully levied or assessed upon Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes except to the extent such taxes, assessments and other charges are not delinquent or are being contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been established by Borrower; provided that, the aggregate amount of such taxes, assessments and other charges being so contested shall not exceed $1,000,000. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between Borrower and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's opinion, may possibly create a valid Lien on the Collateral other than a Permitted Encumbrance, Agent may, without any obligation to do so, without notice to Borrower pay the taxes, assessments or other Charges and Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrower's Account as a Revolving Advance, without regard to availability to borrow under Section 2.1(a) hereof, and added to the Obligations and, until Borrower shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrower's credit and Agent shall retain its security interest in any and all Collateral held by Agent.

     4.14   Payment of Leasehold Obligations. Borrower shall at all times pay,
            --------------------------------
when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request will provide evidence of having done so; provided that, Borrower shall not be obligated to maintain any lease in full force and effect if the failure to do so would not be reasonably expected to result in a Material Adverse Effect. Without becoming a tenant thereunder or assuming such leases, if Borrower defaults under any such lease, Agent and/or Lenders may pay charges to a lessor or landlord if Agent deems it reasonably appropriate to preserve or protect the Collateral and such expense shall be an Obligation of Borrower hereunder.

     4.15   Receivables.
            -----------

            (a)   Nature of Receivables. Each Eligible Receivable shall be a
                  ---------------------
bona fide and valid obligation representing a bona fide indebtedness incurred by the Customer or obligor therein named, for a fixed sum as set forth in the invoice or obligation relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of Borrower, or work, labor or services theretofore rendered by Borrower as of the date each Receivable is created or for obligations of Customer otherwise created by contract. Each Eligible Receivable shall be due and owing in accordance with Borrower's standard terms of sale without dispute, setoff or counterclaim.

            (b)   Solvency of Customers. Each Customer, to the best of
                  ---------------------
Borrower's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due, or with respect to such Customers of Borrower who are not solvent, to the extent reasonably appropriate in Borrower's business judgment or as required by GAAP, Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

            (c)   Locations of Borrower. Borrower's chief executive office is
                  ---------------------
located at the address set forth on Schedule 4.15(c) hereto. Until written
                                    ----------------
notice is given to Agent by Borrower of any other office at which Borrower keeps its records pertaining to Receivables, all such records shall be kept at the offices indicated as such on Schedule 4.15(c).

            (d)   Collection of Receivables. Upon the occurrence of an Event of
                  -------------------------
Default or until Borrower's authority to do so is terminated by Agent (which notice Agent may give at any time when Agent in its sole discretion deems it to be in Lenders' best interest to do so), Borrower will, at Borrower's sole cost and expense, but on Agent's behalf and for Agent's account, collect in trust for Agent on behalf of Lenders all amounts received on Receivables, and shall not commingle such collections with Borrower's funds or use the same except to pay Obligations. Borrower shall, upon request, deliver to Agent, or deposit in the Blocked Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness. Borrower shall not maintain, in the aggregate, an amount in excess of $5,000,000 in collected balances, in its Deposit Accounts, bank accounts, Blocked Accounts, and/or investment accounts and any such excess shall immediately be remitted to Agent to be applied first to Expenses, then to outstanding Revolving Advances, then to the Term Loan and the remaining Obligations.

            (e)   Notification of Assignment of Receivables. At any time, Agent,
                  -----------------------------------------
in its reasonable credit judgment or upon direction of the Required Lenders, shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrower's Account and added to the Obligations.

            (f)   Power of Agent to Act on Borrower's Behalf. Agent shall have
                  ------------------------------------------
the right to receive, endorse, assign and/or deliver in the name of Agent or Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Borrower hereby constitutes Agent or Agent's designee as Borrower's attorney with power
(i) to endorse Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of Borrower's rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign Borrower's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and
(xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done with gross (not mere) negligence or willful misconduct; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time to change the address for delivery of mail addressed to Borrower to such address as Agent may designate and to receive, open and dispose of all mail addressed to Borrower.

            (g)   No Liability. Neither Agent nor any Lender shall, under any
                  ------------
circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Agent may, without notice or consent from Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept the return of the goods represented by any of the Receivables, without notice to or consent by Borrower, all without discharging or in any way affecting Borrower's liability hereunder.

            (h)   Establishment of a Lockbox Account, Dominion Account. All
                  ----------------------------------------------------
proceeds of Collateral shall be deposited by Borrower into a lockbox account, concentration account, dominion account or such other "blocked account" (collectively, "Blocked Accounts") as Agent may require pursuant to an arrangement with such bank as may be selected by Borrower and be acceptable to Agent, it being acknowledged that as of the date hereof, Borrower's current cash management procedures as outlined on Exhibit 4.15(h) (so long as all of the Deposit Accounts are subject to a daily sweep of collected funds to a Blocked Account), hereto are satisfactory. Borrower and Agent shall enter into a control agreement with such bank, pursuant to which Borrower shall have access to and may give instructions to bank regarding such Blocked Account until such bank receives notice from Agent that there has been a Default or Event of Default hereunder. At such time, bank will cease complying with Borrower's instructions concerning the Blocked Accounts or funds on deposit therein. Agent shall have a first priority perfected security interest in and to the Blocked Accounts and all funds deposited therein and Borrower shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such "Blocked Accounts" arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Agent, in its discretion, may establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and Borrower shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing proceeds to the Blocked Accounts.

            (i)   Adjustments. Borrower will not, without Agent's consent,
                  -----------
compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary and made in the ordinary course of business of Borrower.

            (j) To the extent any Receivables are secured by an Agricultural Lien in favor of Borrower, Borrower shall properly perfect such Agricultural Lien under applicable state laws.

     4.16   Inventory. To the extent Inventory held for sale or lease has been
            ---------
produced by Borrower, it has been and will be produced by Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

     4.17   Maintenance of Equipment. The Equipment shall be maintained in good
            ------------------------
operating condition and repair (reasonable wear and tear excepted) and, subject to Section 7.6, all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. Borrower shall not use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation. Borrower shall have the right to sell Equipment to the extent set forth in Section 4.3 hereof.

     4.18   Exculpation of Liability. Except as expressly provided herein,
            ------------------------
nothing herein contained shall be construed to constitute Agent or any Lender as Borrower's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of Borrower's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by Borrower of any of the terms and conditions thereof, and no delegation to Agent and Lenders of Borrower's duty of performance is intended hereby.

     4.19   Environmental Matters.
            ---------------------

               (a) Borrower shall ensure that the Real Property remains in compliance with all Environmental Laws and it shall not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable Environmental Laws.

               (b) Borrower shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

               (c) Borrower shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Borrower shall use its best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrower in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

               (d) In the event Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any written notice of violation, written request for information or notification hat it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrower shall, within seven (7) Business Days, give written notice of same to Agent and the Lenders detailing facts and circumstances of which Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Borrower will promptly update Agent and Lenders on any material changes regarding such events. Such information is to be provided to allow Agent to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

               (e) Borrower shall promptly forward to Agent and Lenders copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between Borrower and the Authority regarding such claims to Agent until the claim is settled. Borrower shall promptly forward to Agent and Lenders copies of all documents and reports concerning a Hazardous Discharge at the Real Property that Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Real Property and the Collateral.

               (f) Borrower shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If Borrower shall fail to so respond promptly to any Hazardous Discharge or Environmental Complaint or Borrower shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Base Rate Loans constituting Revolving Advances shall be paid upon demand by Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and Borrower.

               (g) Promptly upon the written request of Agent or the Required Lenders from time to time, Borrower shall provide Agent and Lenders, at Borrower's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $100,000, Agent or the Required Lenders shall have the right to require Borrower to post a bond, letter of credit or other security reasonably satisfactory to Agent or the Required Lenders to secure payment of these costs and expenses.

               (h) Borrower shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Borrower's obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrower's obligation and the indemnifications hereunder shall survive the termination of this Agreement.

               (i) For purposes of this Agreement, all references to Real Property shall be deemed to include all of Borrower's right, title and interest in and to its owned and leased premises.

         4.20  Financing Statements. Except as respects the financing statements
               --------------------
filed by Agent on behalf of Lenders and the financing statements described on
Schedule 1.2(c), no financing statement covering any of the Collateral or any
---------------
proceeds thereof is on file in any public office.

         4.21  CoBank Stock. CoBank shall continue to have an exclusive
               ------------
statutory first Lien for the benefit of CoBank in all equity and distributions which Borrower may now or hereafter acquire in CoBank or be entitled to including, without limitation, CoBank Class E stock (or any other stock of CoBank), patronage dividends, retirement payments thereon and proceeds thereof. The proceeds of such collateral shall not, however, be applied to the Obligations due to any other Lender until CoBank is paid in full. CoBank shall not be obligated to set off or otherwise apply such equities to the Borrower's Obligations to CoBank under any theory of marshalling of assets or otherwise.

         4.22  Revised Article 9.
               -----------------

         Borrower acknowledges and agrees to the following provisions in light of the enactment of revisions to Article 9 of the Uniform Commercial Code and corresponding revisions to other sections of the Uniform Commercial Code ("Revised Article 9"), in the form or substantially in the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, as contained in Appendix XVI of the 1999 edition of the Uniform Commercial Code Official Text:

               (a) Attachment. In applying the law of any jurisdiction in which Revised Article 9 is in effect, the Collateral is all property of Borrower described in the definition of Collateral set forth in Section 1.2 hereof, whether or not within the scope of Revised Article 9 and shall include, without limitation, the following categories of assets as defined in Revised Article 9: all accounts, instruments (including promissory notes), all chattel paper (whether tangible or electronic), letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), general intangibles (including payment intangibles and software) related or pertaining thereto, all deposit accounts, securities and all other investment property, supporting obligations and any and all proceeds thereof, wherever located, whether now owned or hereafter acquired.

               (b) Perfection by Filing. Agent may at any time and from time to time, file financing statements, continuation statements and amendments thereto that describe the Collateral or words of similar effect and which contain any other information required by Part 5 of Revised Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Borrower is an organization, the type or organization and any organization identification number issued to Borrower. Borrower agrees to furnish any such information to Agent promptly upon request. Any such financing statements, continuation statements or amendments may be signed by Agent on behalf of Borrower (if a signature is required) and may be filed at any time in any jurisdictions by Agent, whether or not Revised Article 9 is then in effect in such jurisdiction.

               (c) Other Perfection, etc. At any time and from time to time, Borrower shall, whether or not Revised Article 9 is in effect in any applicable jurisdiction, take such steps as Agent may reasonably request for Agent (i) to obtain possession and/or "control" of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in Revised Article 9) as set forth in Revised Article 9, and, where control is established by written agreement, such agreement shall be in form and substance reasonably satisfactory to Agent, and (ii) otherwise to insure the continued perfection and priority of Agent's security interest in any of the Collateral and of the preservation of its rights therein, whether in anticipation of or following the effectiveness of Revised Article 9 in any applicable jurisdiction.

               (d) Other Provisions. In applying the law of any jurisdiction in which Revised Article 9 is not in effect, all references in this Agreement to any section of Article 9 (which are Revised Article 9 references) shall be deemed to be references to the appropriate corresponding section(s) of Article 9 as in effect in those jurisdictions.

               (e) Savings Clause. Nothing contained in this Section 4.22 shall be construed to narrow the scope of Agent's security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of Agent or Lenders hereunder, and this Section shall be construed to augment and enhance Agent's and Lenders rights in and to the Collateral.

         4.23  Wachovia Purchase Agreement.
               ---------------------------

               (a) The Lenders hereby agree that until the Purchaser's Total Investment (as defined in the Wachovia Purchase Agreement) and all other amounts owed under the Transaction Documents (as defined in the Wachovia Purchase Agreement) have been indefeasibly paid in full in accordance with the terms of the Transaction Documents (as defined in the Wachovia Purchase Agreement), and the Wachovia Purchase Agreement has terminated in accordance with its terms, the Lenders will not, directly or indirectly, without the prior written consent of the Blue Ridge Agent, (A) exercise any right or remedy or take any action to enforce (including, without limitation, any right, remedy or action provided in this Agreement or any agreement or instrument executed in connection herewith) any lien or other security interest granted to the Agent or any Lender in any of the capital stock of Southern States Receivables Corp. or (B) take, obtain or hold or take any action to take, obtain or hold (or permit anyone acting on its behalf to take, obtain or hold or take any action to take, obtain or hold) any assets of Southern States Receivables Corp., whether as a result of any administrative, legal or equitable action, or otherwise or (C) object to or contest in any administrative, legal or equitable action or proceeding (including, without limitation, any insolvency, bankruptcy, receivership, liquidation, reorganization, winding up, readjustment, composition or other similar proceeding relating to the Borrower or Southern States Receivables Corp. or their respective property) or object to or contest in an other manner the interest of the Administrative Agent, the Purchaser or any Liquidity Bank (as such terms are defined in the Wachovia Purchase Agreement) in the property and assets of Southern States Receivables Corp. or (D) cause or permit Section 25 of the Collateral Pledge Agreement, dated of even date herewith, to be amended, modified, supplemented, or deleted.

               (b) The Blue Ridge Agent shall be a third party beneficiary with respect to this Section 4.23.

               (c) So long as the capital stock of Southern States Receivables Corp. or any of its successors in interest is pledged to secure the Obligations, and the Wachovia Securitization is in place, this Section 4.23 shall not be amended, modified or supplemented without the prior written consent of the Blue Ridge Agent, which consent shall be at the sole and reasonable discretion of the Blue Ridge Agent, and the provisions of this Section 4.23 shall be contained in any agreement that amends and restates this Agreement. Agent and Lenders agree that no such party shall enter into any additional agreement that would adversely affect the rights of the Blue Ridge Agent hereunder.

         4.24  Wholesale Receivables.
               ---------------------

               (a) Agent and Lenders agree that Wholesale Receivables and Related Security sold by Borrower to Southern States Receivables Corp. pursuant to the Wachovia Securitization shall be sold free and clear of Agent's Lien on such Wholesale Receivables, provided that Agent's Lien shall immediately attach to such Wholesale Receivables upon any repurchase of any such Wholesale Receivables or Related Security by Borrower.

               (b) The Blue Ridge Agent shall be a third party beneficiary with respect to this Section 4.24.

               (c) So long as the capital stock of Southern States Receivables Corp. or any of its successors in interest is pledged to secure the Obligations and the Wachovia Securitization is in place, this Section 4.24 shall not be amended, modified or supplemented without the prior written consent of the Blue Ridge Agent, which consent shall be at the sole and reasonable discretion of the Blue Ridge Agent, and the provisions of this Section 4.24 shall be contained in any agreement that amends and restates this Agreement. Agent and Lenders agree that no such party shall enter into any additional agreement that would adversely affect the rights of the Blue Ridge Agent hereunder.

         4.25  Custodian, Etc. Borrower shall enter into a custodian agreement
               --------------
("Custodian Agreement"), in form and substance satisfactory to Agent, pursuant to which (i) all notes, instruments, chattel paper which are in an amount in excess of $100,000, (ii) until January 1, 2002, all notes, instruments, and chattel paper located in Mississippi, Alabama and Florida (if the Receivables related thereto are to be considered as Eligible Receivables), and (iii) all vehicle titles (with Agent's lien noted thereon), are held by a custodian for the benefit of Agent on behalf of Lenders. All notes, instruments and chattel paper shall contain a notation, in form and substance satisfactory to Agent, that such notes, instruments and chattel paper are subject to the security interest of Agent.

         V.    REPRESENTATIONS AND WARRANTIES.

         Borrower represents and warrants as follows:

         5.1   Authority. Borrower has full power, authority and legal right to
               ---------
enter into this Agreement and the Loan Documents and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Loan Documents (a) are within Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower's by-laws, certificate of incorporation or other applicable documents relating to Borrower's formation or to the conduct of Borrower's business or of any material agreement or undertaking to which Borrower is a party or by which Borrower is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted

Encumbrances upon any asset of Borrower under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which Borrower or its property is a party or by which it may be bound.

         5.2   Formation and Qualification.
               ---------------------------

               (a) Borrower is duly incorporated and in good standing under the laws of the state identified on Schedule 5.2(a) and is qualified to do business
                                ---------------
and is in good standing in the states listed on Schedule 5.2(a) which constitute
                                                ---------------
all states in which qualification and good standing are necessary for Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on Borrower. Borrower has delivered to Agent true and complete copies of its certificate of incorporation and by-laws and will promptly notify Agent of any amendment or changes thereto. Borrower is not incorporated or organized in any state other than as identified as the state of incorporation on Schedule 5.2(a).

               (b) The only Subsidiaries and Affiliates of Borrower are listed on Schedule 5.2(b).
   ---------------

         5.3   Survival of Representations and Warranties. All representations
               ------------------------------------------
and warranties of Borrower contained in this Agreement and the Loan Documents shall be true at the time of Borrower's execution of this Agreement and the Loan Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

         5.4   Tax Returns. Borrower's federal tax identification number is set
               -----------
forth on Schedule 5.4. Borrower has filed all federal, state and local tax
         ------------
returns and other reports it is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. State and local income tax returns of Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending June 30, 1996. Federal income tax returns of Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending June 30, 1997. The provision for taxes on the books of Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year, and Borrower has no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

         5.5   Financial Statements.
               --------------------

               (a) The pro forma balance sheet of Borrower on a consolidated basis (the "Pro Forma Balance Sheet") furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated under this Agreement and is accurate, complete and correct in all material respects and fairly reflects the financial condition of Borrower on a pro forma consolidated basis as of the Closing Date after giving effect to this Agreement. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the President and Chief Financial Officer of Borrower.

               (b) The twenty-four-month projected balance sheet and operating statement as of the Closing Date prepared on a monthly basis, copies of which are annexed hereto as Exhibit 5.5(b) (the "Projections") were prepared by the
                      --------------
Chief Financial Officer of Borrower, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrower's judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The Projections together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma Financial Statements".

               (c) The draft consolidated balance sheets of the Borrower and its Subsidiaries, and of Statesman (on a consolidated and consolidating basis with Michigan Livestock Credit Corporation) and such other Persons described therein as of June 30, 2001, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and present fairly the financial position of the Borrower and its Subsidiaries at such date and the results of their operations for such period. Since June 30, 2001 there has been no change in the condition, financial or otherwise, of Borrower or its Subsidiaries as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Borrower and their Subsidiaries, except as disclosed in writing as of Closing Date to the Lenders and changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

         5.6   Corporate Name. Borrower has not been known by any other
               --------------
corporate name in the past five years and does not sell Inventory under any other name except as set forth on Schedule 5.6, nor except as set forth on
                                  ------------
Schedule 5.6 has Borrower been the surviving corporation of a merger or
------------
consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

         5.7   O.S.H.A. and Environmental Compliance.
               -------------------------------------

               (a)  Except as disclosed on Schedule 5.7 attached hereto and made
                                           ------------
a part hereof, Borrower has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

               (b) Borrower has been issued all material federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

               (c)  Except as disclosed on Schedule 5.7 attached hereto and made
                                           ------------
a part hereof and except as would not have a material adverse effect on the Real Property in question (it being agreed that in any event any remedial costs or damages in excess of $100,000 per Real Property or $1,000,000 in the aggregate for all Real Property, shall be deemed or have a material adverse effect for purposes hereof), (i) there are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by Borrower; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by Borrower; (iii) neither the Real Property nor any premises leased by Borrower has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of Borrower or of its tenants.

         5.8   Solvency; No Litigation, Violation, Indebtedness or Default.
               -----------------------------------------------------------

               (a) Borrower is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

               (b)  Except as disclosed in Schedule 5.8(b), Borrower does not
                                           ---------------
have (i) any pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect on Borrower, nor (ii) any liabilities or indebtedness for borrowed money other than the Obligations.

               (c) Borrower is not in violation of any applicable foreign, federal, state, or local statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect on Borrower, nor is Borrower in violation of any order of any court, governmental authority or arbitration board or tribunal. In addition, the issuance, redemption and other action concerning any securities issued by Borrower have been and will continue to be made and conducted in compliance with all applicable laws and governmental rules and regulations, including, without limitation, state and federal securities laws.

               (d) Neither Borrower nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d)
                                                                ---------------
hereto. Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any
                               ---------------
"accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and
Section 412(a) of the Code, whether or not waived, and Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the

Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) neither Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities; (vi) neither Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) neither Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) neither Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR ss.2615.3 has not been waived, (xi) neither Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of Borrower and any member of the Controlled Group, and (xii) neither Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

         5.9   Patents, Trademarks, Copyrights and Licenses. All patents, patent
               --------------------------------------------
applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by Borrower are set forth on Schedule 5.9, are valid and have been duly registered or filed with all
         ------------
appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, tradename, trade secret or license and Borrower is not aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto. Each patent, patent application, patent license,
   ------------
trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by Borrower and all trade secrets used by Borrower consist of original material or property developed by Borrower or was lawfully acquired by Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by Borrower, Borrower is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9 hereto.
                                                       ------------

         5.10  Licenses and Permits. Except as set forth in Schedule 5.10,
               --------------------                         -------------
Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect.

         5.11  Default of Indebtedness. Neither Borrower nor any Guarantor is in
               -----------------------
default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder, which might be reasonably likely to result in a Material Adverse Effect.

         5.12  No Default. Neither Borrower nor any Guarantor is in default in
               ----------
the payment or performance of any of its contractual obligations which might be reasonably likely to result in a Material Adverse Effect, and no Default has occurred.

         5.13  No Burdensome Restrictions. Neither Borrower nor any Guarantor is
               --------------------------
a party to any contract or agreement the performance of which could have a Material Adverse Effect. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

         5.14  No Labor Disputes. Neither Borrower nor any Guarantor is involved
               -----------------
in any labor dispute; there are no strikes or walkouts or union organization of Borrower's or any Guarantor's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on
Schedule 5.14 hereto.
-------------

         5.15  Margin Regulations. Borrower is not engaged, nor will it engage,
               ------------------
principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

         5.16  Investment Company Act. Borrower is not an "investment company"
               ----------------------
registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

         5.17  Disclosure. No representation or warranty made by Borrower in
               ----------
this Agreement, or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of fact or omits to state any fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or which reasonably should be known to Borrower which

Borrower has not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect on Borrower.

    5.18  Swaps. Other than Interest Hedging Instruments and except as set forth
          -----
on Schedule 5.18 attached hereto and made a part hereof, Borrower is not a party
   -------------
to, nor will it be a party to, any swap agreement, interest rate swap, or other interest hedging device whereby Borrower has agreed or will agree to swap interest rates or currencies unless same is unsecured and provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

    5.19  Conflicting Agreements. No provision of any mortgage, indenture,
          ----------------------
contract, agreement, judgment, decree or order binding on Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Loan Documents.

    5.20  Application of Certain Laws and Regulations. Neither Borrower nor any
          -------------------------------------------
Affiliate of Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

    5.21  Business and Property of Borrower. Upon and after the Closing Date,
          ---------------------------------
Borrower does not propose to engage in any business other than business of the same general type as conducted by it on the date of this Agreement, or reasonably related thereto. On the Closing Date, Borrower will own all the property and possess all of the rights and Consents necessary for the conduct of the business of Borrower.

    5.22  Commercial Tort Claims. Borrower has no Commercial Tort Claims except
          ----------------------
as shown on Schedule 5.22 attached hereto and made a part hereof.

    5.23  Letter-of-Credit Rights. Borrower has no Letter-of-Credit Rights
          -----------------------
except as shown on Schedule 5.23 attached hereto and made a part hereof.

    5.24  Deposit Accounts. All Deposit Accounts of Borrower are shown on
          ----------------
Schedule 5.24(a) attached hereto and made a part hereof. All Deposit Accounts of Managed Coops are shown on Schedule 5.24(b) attached hereto and made a part hereof.

    5.25  Compliance with Laws. Borrower has duly complied with, and its
          --------------------
Property, business operations and leaseholds are in compliance in all material respects with, the provision of all federal, state and local laws, including, without limitation, all federal and state securities law, rules and regulations applicable to Borrower, its Properties or the conduct of its business and there have been no citations, notices or orders of noncompliance issued against Borrower under any such law, rule or regulation which if adversely determined would be reasonably likely to have or result in a Material Adverse Effect.

    VI.   AFFIRMATIVE COVENANTS.

    Borrower shall, until payment in full of the Obligations and termination of this Agreement:

     6.1  Payment of Fees. Pay to Agent or Lenders on demand all usual and
          ---------------
customary fees and expenses which Agent or any Lender incurs in connection with
(a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge Borrower's Account for all such fees and expenses.

     6.2  Conduct of Business and Maintenance of Existence and Assets. (a)
          -----------------------------------------------------------
Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect on Borrower; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.

     6.3  Violations. Promptly notify Agent in writing of any violation of any
          ----------
law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to Borrower which could reasonably be expected to have a Material Adverse Effect on Borrower.

     6.4  Government Receivables. Take all steps necessary to protect Agent's
          ----------------------
interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between Borrower and the United States, any state, municipality, local government, or any department, agency or instrumentality of any of them.

     6.5  Adjusted Net Worth. Maintain an Adjusted Net Worth in at least the
          ------------------
following amounts, measured as of the end of the corresponding periods:

      -----------------------------------------------------
       Period                            Amount
      -----------------------------------------------------
       Fiscal quarter ending:
      -----------------------------------------------------
       September, 2001                   $230,000,000
      -----------------------------------------------------
       December, 2001                    $220,000,000
      -----------------------------------------------------
       March, 2002                       $217,000,000
      -----------------------------------------------------
       June, 2002                        $228,000,000
      -----------------------------------------------------
       September, 2002                   $215,000,000
      -----------------------------------------------------
       December, 2002                    $213,000,000
      -----------------------------------------------------

      -----------------------------------------------------
       March, 2003                       $218,000,000
      -----------------------------------------------------
       June, 2003                        $243,000,000
      -----------------------------------------------------

     6.6  Funded Debt. Maintain at all times a Funded Debt to EBITDAR Ratio of
          -----------
not greater than the following amounts for the corresponding periods, measured as of the end of the corresponding periods:

      -----------------------------------------------------
       Period                            Amount
      -----------------------------------------------------
       Fiscal quarter ending:
      -----------------------------------------------------
       September, 2001                   7.6 to 1
      -----------------------------------------------------
       December, 2001                    7.25 to 1
      -----------------------------------------------------
       March, 2002                       7.25 to 1
      -----------------------------------------------------
       June, 2002                        5.65 to 1
      -----------------------------------------------------
       September, 2002                   5.80 to 1
      -----------------------------------------------------
       December, 2002                    5.20 to 1
      -----------------------------------------------------
       March, 2003                       5.40 to 1
      -----------------------------------------------------
       June, 2003                        4.0 to 1
      -----------------------------------------------------

     6.7  EBITDAR/Interest and Dividends. Maintain at all times a ratio of
          ------------------------------
EBITDAR to Interest Expense and Dividends of not less than the following amounts for the corresponding periods, measured as of the end of the corresponding periods:

      -----------------------------------------------------
       Period                            Amount
      -----------------------------------------------------
       Fiscal quarter ending:
      -----------------------------------------------------
       September, 2001                   1.4 to 1
      -----------------------------------------------------
       December, 2001                    1.4 to 1
      -----------------------------------------------------
       March, 2002                       1.4 to 1
      -----------------------------------------------------
       June, 2002                        1.4 to 1
      -----------------------------------------------------
       September, 2002                   1.5 to 1
      -----------------------------------------------------
       December, 2002                    1.5 to 1
      -----------------------------------------------------
       March, 2003                       1.6 to 1
      -----------------------------------------------------
       June, 2003                        1.8 to 1
      -----------------------------------------------------

     6.8   EBITDAR. Maintain an EBITDAR of at least the following amounts as of
           -------
the corresponding fiscal quarterly period set forth below, measured as of the end of the corresponding periods:

      -----------------------------------------------------
       Period                            Amount
      -----------------------------------------------------
       Fiscal quarter ending:
      -----------------------------------------------------
       September, 2001                   $64,000,000
      -----------------------------------------------------
       December, 2001                    $64,000,000
      -----------------------------------------------------
       March, 2002                       $64,000,000
      -----------------------------------------------------
       June, 2002                        $70,000,000
      -----------------------------------------------------
       September, 2002                   $70,000,000
      -----------------------------------------------------
       December, 2002                    $75,000,000
      -----------------------------------------------------
       March, 2003                       $75,000,000
      -----------------------------------------------------
       June, 2003                        $90,000,000
      -----------------------------------------------------

     6.9   Execution of Supplemental Instruments. Execute and deliver to Agent
           -------------------------------------
from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

     6.10  Payment of Indebtedness. Pay, discharge or otherwise satisfy at or
           -----------------------
before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and Borrower shall have provided for such reserves as Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lenders.

     6.11  Standards of Financial Statements. Cause all financial statements
           ---------------------------------
referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, and 9.13 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

     6.12  CoBank Stock. Retain eligibility to make and make such investment in
           ------------
CoBank as may from time to time be required in accordance with the Farm Credit Act of 1971, as amended, the regulations of the Farm Credit Administration, the bylaws of CoBank, and the capital plan of CoBank as adopted by CoBank's board of directors, all as may be amended from time to time.

     6.13  Commercial Tort Claims. Provide written notice to Agent of any
           ----------------------
Commercial Tort Claim to which Borrower is or becomes a party or which otherwise inures to the benefit of Borrower. Such notice shall contain a sufficient description of the Commercial Tort Claim including the parties, the court in which the claim was commenced (if applicable), the docket number assigned to the case (if applicable), and a detailed explanation of the events giving rise to such claim. Borrower shall grant Agent a security interest in such Commercial Tort Claim to secure payment of the Obligations. Borrower shall execute and deliver such instruments, documents and agreements as Agent may require in order to obtain and perfect such security interest including, without limitation, a security agreement or amendment to this Agreement all in form and substance satisfactory to Agent. Borrower authorizes Agent to file (without Borrower's signature), financing statements or amendments to existing financing statements as Agent deems necessary to perfect the security interest.

     6.14  Compliance with Applicable Laws. Comply in all material respects with
           -------------------------------
all applicable laws, statutes, regulations and orders of, and all restrictions imposed by, any arbitrator, court, regulator body or other governmental authority, including without limitation paying all taxes (subject to the provisions of Section 4.13) and other statutory obligations when due (including, without limitation causing any insurance Affiliate to comply in all material respects of all applicable insurance statutes, regulations and orders of, and all applicable restrictions imposed by, any applicable jurisdictions) and all federal and state securities laws. Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all contracts, agreements, leases and other instruments to which it is a party or by which its property is bound or affected.

     VII.  NEGATIVE COVENANTS.

     Borrower shall not, until satisfaction in full of the Obligations and termination of this Agreement:

     7.1   Merger, Consolidation, Acquisition and Sale of Assets.
           -----------------------------------------------------

           (a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it.

           (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets including by way of sale and leaseback transactions, except as set forth in Section 4.3.

           (c) Change its type of organization, jurisdiction of organization or other legal structure, or organize or incorporate in more than one state or jurisdiction.

     7.2   Creation of Liens. Create or suffer to exist any Lien or encumbrance
           -----------------
upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

     7.3   Guarantees. Become liable upon the obligations of any Person by
           ----------
assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3, and (b) the endorsement of checks in
                           ------------
the ordinary course of business.

     7.4  Investments. Purchase or acquire obligations or stock of, or any other
          -----------
interest in, any Person, except (a) existing investments as set forth on
Schedule 7.4 ("Existing Investments") and additional investments in Existing
------------
Investments in an amount not to exceed $2,500,000 in the aggregate as well as a contemplated $300,000 investment to be made in Silver Lake Cotton Gin, (b) noncash investments that do not result in a change of control; including such items as noncash patronage refunds and other noncash distributions and allocations of income and profits and undistributed subscriber savings accounts,
(c) investments in Cash Equivalents in an aggregate amount not to exceed $5,000,000; and (d) investments required in conjunction with Permitted Securitization Transactions; provided however, that should Borrower reach agreement with John Deere regarding a joint venture opportunity, Agent and Lenders agree to review the proposed terms of such joint venture and agree to not unreasonably withhold consent to any reasonable investment requirement in conjunction with such joint venture.

     7.5  Loans. Make advances, loans or extensions of credit to any Person,
          -----
including without limitation, any Parent, Subsidiary or Affiliate except with respect to (a) the extension of trade credit in connection with the sale of Inventory in the ordinary course of its business, (b) commitments to advance funds under crop loan programs and the provision of other forms of credit to its Customers in the ordinary course of business (which include loans to Customers and other Persons for the construction of aquacultural grow out facilities (which loans shall be refinanced with loans from NOAA, the proceeds of such refinance shall be used to reduce permanently the Maximum Revolver Amount)), and
(c) Managed Coops pursuant to Managed Cooperative Agreements.

     7.6  Capital Expenditures. Contract for, purchase or make any expenditure
          --------------------
or commitments for fixed or capital assets (including capitalized leases) in any fiscal year in an amount in excess of $25,000,000.

     7.7  Dividends. Declare, pay or make any dividend or distribution on any
          ---------
shares of the common stock or preferred stock of Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Borrower; provided, however, that so long as no Default or Event of Default has occurred and is continuing (or would result from the making of such distribution or dividends), Borrower may make distributions and pay dividends, and redeem or retire any common or preferred stock, all in the ordinary course of its business consistent with current practices and in accordance with the terms of its Bylaws and Articles of Formation in effect as of the Closing Date as well as make payments of cash patronage in an amount not to exceed 40% of the total patronage paid at such time.

     7.8  Indebtedness. Create, incur, assume or suffer to exist any
          ------------
Indebtedness (exclusive of trade debt) except in respect of (a) Indebtedness to Lenders, (b) Indebtedness in connection with purchase money security interests on Equipment; provided, however, that the maximum aggregate amount outstanding
              --------  -------
at any time of such Indebtedness when combined (without duplication) with capital expenditures shall not exceed $25,000,000, (c) up to $10,000,000 in the aggregate of Indebtedness in connection with the NOAA Loan Agreement, such indebtedness to be used for (i) the refinancing of loans to Customers and other Persons which were used for the construction of aquacultural grow out facilities and (ii) financing or refinancing of specific fingerling facilities, nurseries, production and processing plants, the proceeds of such refinancings to be used to reduce permanently the Maximum Revolver Amount (d) Indebtedness evidenced by AgriMoney Notes provided that the purchase price of AgriMoney Notes with an initial term in excess of one year ("Long Term AgriMoney") are used to repay the Term Loan and then used to repay other Obligations, (e) Swap Obligations, (f) existing Indebtedness as set forth on
Schedule 7.8 hereto and (g) additional debt and/or liabilities not constituting indebtedness for borrowed money in an aggregate amount (including without limitation permitted operating lease obligations) not to exceed $2,500,000 ("Debt Basket").

     7.9   Nature of Business. Substantially change the nature of the business
           ------------------
in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted or any business reasonably related thereto.

     7.10  Transactions with Affiliates. Directly or indirectly, purchase,
           ----------------------------
acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions entered into in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate (including permitted sales of Receivables pursuant to (a) a Permitted Securitization Transaction and (b) the Financing Services and Contributed Capital Agreement between Statesman and Borrower (prior to any transaction with John Deere), and transactions in the ordinary course of business and consistent with past practices involving Southern States Insurance Exchange.

     7.11  Leases. Enter as lessee into any lease arrangement for real or
           ------
personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $30,000,000 in any one fiscal year and the landlord of such leased real property has executed a Landlord Waiver in form and substance satisfactory to Agent in its sole discretion.

     7.12  Subsidiaries.
           ------------

           (a) Form any new Subsidiary except in connection with a Permitted Securitization Transaction.

           (b) Enter into any partnership, joint venture or similar arrangement except as otherwise contemplated in Section 7.4 above.

     7.13  Fiscal Year and Accounting Changes. Change its fiscal year end from
           ----------------------------------
June 30 or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

     7.14  Pledge of Credit. Now or hereafter pledge Agent's or any Lender's
           ----------------
credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than Borrower's business as conducted on the date of this Agreement.

     7.15  Amendment of Articles of Incorporation, By-Laws. Amend, modify or
           -----------------------------------------------
waive any term or material provision of its Articles of Incorporation or By-Laws unless required by law or change its jurisdiction of formation or "location" as defined in the UCC.

     7.16  Compliance with ERISA. (i) (x) Maintain, or permit any member of the
           ---------------------
Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (ii) engage, or
                                          ---------------
permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in Section 406 of ERISA and
Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in
Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of Borrower or any member of the Controlled Group or the imposition of a lien on the property of Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of the
                      ---------------
Controlled Group to incur, any withdrawal liability to any Multiemployer Plan;
(vii) fail promptly to notify Agent of the occurrence of any Termination Event,
(viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

     7.17  Prepayment of Indebtedness. At any time, directly or indirectly,
           --------------------------
prepay any Indebtedness (other than to Lenders), or repurchase, redeem, retire or otherwise acquire any Indebtedness of Borrower or amend or modify, in any material manner, any Subordinated Debt instruments; provided that this Section
7.17 shall not be deemed to prohibit payment of amounts under the Agway Note and AgriMoney Notes in accordance with the specific terms thereof which do not constitute a voluntary prepayment by Borrower.

     7.18  Material Agreements. Enter into any amendment, waiver or modification
           -------------------
of any material agreement including, without limitation, the Agway Agreements or any related agreements without the prior written consent of Required Lenders if such amendment, waiver or modification might reasonably be expected to result in a Material Adverse Effect.

     7.19  Statesman and MLCC. Incur or permit to exist any Indebtedness at
           ------------------
Statesman or MLCC, nor maintain equity in amounts in excess of $40,000,000 at Statesman and MLCC, in the aggregate. (Any such excess equity shall promptly be distributed to Borrower to be applied in accordance with Section 2.14 hereof.)

     7.20  Interest Hedging Instrument. Enter into any interest rate swap, swap
           ---------------------------
agreement or other Interest Hedging Instrument that creates a Swap Obligation.

     7.21  Deposit Accounts. Have an average daily collected balance (determined
           ----------------
on a trailing six (6) months basis, counting the actual number of days elapsed) in an amount in excess of $10,000 for two (2) consecutive months, in any Deposit Account unless Agent has or obtains a Deposit Account Control Agreement for such Deposit Account in accordance with Section 4.2(a).

     VIII.  CONDITIONS PRECEDENT AND SUBSEQUENT.

     8.1    Conditions to Initial Advances. The agreement of Lenders to make the
            ------------------------------
initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

            (a)  Notes. Agent shall have received the Notes duly executed and
                 -----
delivered by an authorized officer of Borrower;

            (b)  Filings, Registrations and Recordings. Each document
                 -------------------------------------
(including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or Lien upon the Collateral shall have been delivered to Agent in proper form for filing, registration or recordation in each jurisdiction in which the filing, registration or recordation thereof is so required or requested;

            (c)  Corporate Proceedings of Borrower. Agent shall have received a
                 ---------------------------------
copy of the resolutions in form and substance reasonably satisfactory to Agent, each of the Board of Directors of Borrower and each Guarantor, as applicable, authorizing (i) the execution, delivery and performance of this Agreement, and the other Loan Documents and (ii) the granting by Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

            (d)  Incumbency Certificates of Borrower. Agent shall have received
                 -----------------------------------
a certificate of the Secretary or an Assistant Secretary of Borrower and each Guarantor, dated the Closing Date, as to the incumbency and signature of the officers of Borrower executing this Agreement and each Guarantor, any certificate or other Loan Documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

            (e)  Certificates. Agent shall have received a copy of the Articles
                 ------------
or Certificate of Incorporation of Borrower and each Guarantor, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of Borrower and each Guarantor certified as accurate and complete by the Secretary of Borrower and each Guarantor;

            (f)  Good Standing Certificates. Agent shall have received good
                 --------------------------
standing certificates for Borrower and Guarantors dated not more than 30 days prior to the Closing Date, issued by the Secretary of State or other appropriate official of Borrower's and each Guarantor's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or the ownership of its properties necessitates qualification;

          (g)  Legal Opinion. Agent shall have received the executed legal
               -------------
opinion of Latham & Watkins and Troutman Sanders Mays & Valentine LLP in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, and related agreements as Agent may reasonably require and Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

          (h)  No Litigation. (i) No litigation, investigation or proceeding
               -------------
before or by any arbitrator or Governmental Body shall be continuing or threatened against Borrower or against the officers or directors of Borrower (A) in connection with the Loan Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

          (i)  Financial Condition Certificates. Agent shall have received an
               --------------------------------
executed Financial Condition Certificate in the form of Exhibit 8.1(i).

          (j)  Collateral Examination. Agent shall have completed Collateral
               ----------------------
examinations, the results of which shall be satisfactory in form and substance to Lenders, of the Accounts, Inventory, General Intangibles, Real Property, Leasehold Interest and Equipment of Borrower and all books and records in connection therewith;

          (k)  Fees and Expenses. Agent shall have received all fees, costs and
               -----------------
Expenses payable to Agent and Lenders on or prior to the Closing Date pursuant to the terms hereof;

          (l)  Financial Statements. Agent and Lenders shall have received a
               --------------------
copy of the Pro Forma Financial Statements and draft audited Financial Statements (for Borrower and Statesman as referenced in Section 5.5(c) above) which shall be satisfactory in all respects to Lenders;

          (m)  Insurance. Agent shall have received in form and substance
               ---------
satisfactory to Agent, certificates of insurance for casualty insurance policies, together with loss payable endorsements on Agent's standard form of lender loss payee endorsement naming Agent as loss payee, and certificates of insurance for Borrower's liability insurance policies, together with endorsements naming Agent as a co-insured;

          (n)  Payment Instructions. Agent shall have received written
               --------------------
instructions from Borrower directing the application of proceeds of the initial Advances made pursuant to this Agreement;

          (o)  Consents. Agent shall have received any and all Consents
               --------
necessary to permit the effectuation of the transactions contemplated by this Agreement and the Loan Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

                  (p)  No Adverse Material Change. (i) since June 30, 2001,
                       --------------------------
there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent and all Lenders shall have been proven to be inaccurate or misleading in any material respect;

                  (q)  Agway Documentation. Agent shall have received final
                       -------------------
executed copies of the amendment to the Agway Documentation which shall contain such terms and provisions reasonably satisfactory to Lenders;

                  (r)  Guarantees and Loan Documents. Agent shall have received
                       -----------------------------
(i) the executed Guarantees (other than from Wetsel, Inc.), and (ii) the executed Loan Documents, all in form and substance satisfactory to Agent;

                  (s)  Closing Certificate. Agent shall have received a closing
                       -------------------
certificate signed by the Chief Financial Officer of Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Loan Documents are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and the Loan Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

                  (t)  Borrowing Base. Agent shall have received a Borrowing
                       --------------
Base Certificate and evidence from Borrower that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by Borrower on the Closing Date;

                  (u)  Certificates of Bookkeeping Entries. Agent shall have
                       -----------------------------------
received executed Certificates of Bookkeeping Entries from Borrower and each Lender reflecting entries consistent with this Agreement;

                  (v)  Intercreditor and Agency Agreement. Agent shall have
                       ----------------------------------
received the fully executed Intercreditor and Agency Agreement in form and substance satisfactory to Required Lenders;

                  (w) Agent shall have received (i) acknowledgements of Statesman and MLCC regarding termination of their respective Section 547 Commencement Date Agreements, (ii) executed copies of the documentation regarding the purchase of assets from Statesman and MLCC by Borrower, and (iii) payoff letters regarding credit facilities of Statesman and MLCC, respectively; and

              8.2 Conditions Subsequent. Borrower shall deliver, cause to be
                  ---------------------
delivered, or provide evidence that the actions have occurred of each of the following on or before the dates corresponding thereto:

                  (a)  Mortgages. On or before October 31, 2001 Agent shall have
                       ---------
received executed Mortgages; it being agreed that if any Mortgages are not delivered to Borrower due to any circumstances other than Borrower's failure to provide necessary information, including without limitation appropriate legal descriptions, by October 20, 2001, then Borrower shall have ten (10) days from the date of delivery of such Mortgages to execute and deliver such Mortgages in recordable form to Agent (or the applicable title company);

                  (b)  Title Insurance, Surveys, Appraisals. (i) On or before
                       ------------------------------------
October 31, 2001, for each parcel of Real Property with a book value greater than or equal to $500,000, Agent shall have received fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Agent's satisfaction to evidence the form of such policies to be delivered with respect to the Mortgages), in standard ALTA form, issued by a title insurance company satisfactory to Agent, each in an amount equal to not less than the fair market value of the Real Property subject to the Mortgages, insuring the Mortgages to create a valid Lien on the Real Property with no exceptions (other than survey exceptions) which Agent shall not have approved in writing, and (ii) on or before January 10, 2002, Borrower shall have provided
(A) appropriate endorsements and/or amended policies evidencing that (1) all survey exceptions to the title insurance policies have been removed or insured over, and (2) all additional material items or exceptions (determined in Agent's sole discretion) that either result from or are disclosed by the review of the survey by the title insurance company or the lapse of time from the issuance of the binding commitments, have been removed or additional insurance, including endorsements, has been obtained to insure over any such exceptions, (B) all endorsements requested by Agent, in its sole discretion, which the title company is unwilling to issue without receipt of a survey (including by way of example, a "lender's comprehensive, covenants, conditions and restrictions, access, contiguity, subdivision and zoning endorsements); and (C) MAI appraisals for each parcel of Real Property with a book value greater than or equal to $500,000, except that appraisals shall not be required for those parcels of Real Property that Borrower has leased to a third party with an option to purchase or that is under contract for sale;

                  (c)  Blocked Accounts. On or before September 30, 2001, Agent
                       ----------------
shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral;

                  (d)  Leasehold Agreements. Borrower shall use its best efforts
                       --------------------
to obtain and cause Agent to have received landlord, mortgagee or warehouseman agreements or other arrangements satisfactory to Agent with respect to all premises leased by Borrower at which material levels of Equipment and/or Inventory is located, on or before November 1, 2001; it being acknowledged that should Borrower fail to obtain any landlord, mortgagee or warehouseman agreements due to such landlord's, mortgagee's or warehouseman's (as applicable) refusal to execute a document satisfactory to Agent and its counsel, Agent shall be entitled without further notice to set aside appropriate reserves against the Borrowing Base (in amounts equal to three months rent or other payments owed to such landlord, mortgagee or warehouseman) and/or take such other action, including adjusting Advance Rates, as may be warranted in Agent's discretion;

                  (e)  Vehicle Titles. Borrower shall use its best efforts to
                       --------------
cause, on or before October 31, 2001, all applications for the noting of Agent's security interest on all vehicle titles, along with the appropriate fees, shall have been properly tendered to the appropriate state agency(ies) in order to assure that the Agent shall have a perfected lien and security interest in the corresponding motor vehicles, provided that if the foregoing has not been accomplished by October 31, 2001, Borrower shall deliver to Agent and Lenders a status report indicating which applications have been so tendered and what, if any, new titles have

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

been received back from the appropriate state agency(ies), and in any event, all of the foregoing shall be accomplished no later than November 30, 2001.

                  (f)  Custodial Arrangements. On or before September 30, 2001,
                       ----------------------
evidence that the custodial arrangements contemplated by the Custodian Agreement and Section 4.25 hereof have been implemented and that such Instruments and Chattel Paper referenced in Section 4.25 hereof are being held by the Custodian named therein;

                  (g)  Wetsel Facility. On or before October 15, 2001, evidence
                       ---------------
that the credit facility between CoBank and Wetsel, Inc. has been reinstated on terms and conditions satisfactory to CoBank and the execution and delivery of a Guarantee of Borrower's Obligations from Wetsel, Inc.; and

                  (h)  Financing Statements. On or before October 31, 2001, all
                       --------------------
termination statements, releases and/or amendment for financing statements filed against Borrower and/or any assets of Borrower that are not Permitted Encumbrances.

              8.3  Conditions to Each Advance. The agreement of Lenders to make
                   --------------------------
any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

                  (a)  Representations and Warranties. Each of the
                       ------------------------------
representations and warranties made by Borrower in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date and Borrower shall be deemed to have made such representation and warranty each time an Advance is requested; provided that Borrower shall be permitted, so long as the disclosures set forth therein do not constitute a Default or Event of Default (including without limitation the impact of a Material Adverse Effect), to update (but not delete information from, or change information existing on such Schedule as of the date hereof) Schedules 4.5, 5.2(a), 5.7, 5.9, 5.10, 5.22, 5.23 and 5.24 in order to make such representations and warranties true and correct in all material respects as of the date thereof;

                  (b)  No Default. No Event of Default or Default shall have
                       ----------
occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Lenders,
                                                 --------  -------
in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

                  (c)  Maximum Advances. In the case of any Advances requested
                       ----------------
to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof.

         Each request for an Advance by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

         8.4  Form and Substance Satisfactory. All corporate and other
              -------------------------------
proceedings, and all documents, instruments and other legal matters in connection with this Agreement shall be satisfactory in form and substance to Agent and its counsel.

         IX.  INFORMATION AS TO BORROWER.

         Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

         9.1  Disclosure of Material Matters. Immediately upon learning thereof,
              ------------------------------
report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, Borrower's reclamation or repossession of, or the return to Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

         9.2  Schedules. Deliver to Agent on or before the fifteenth (15th) day
              ---------
of each month as and for the prior month (a) accounts receivables agings (such aging to be compiled by receivable type), (b) Inventory reports (such report to be compiled by division), (c) other documentation supporting the Borrowing Base Certificate as may be requested by Agent, and (d) progress reports on the Restructuring Plan with detail of sales of assets and proceeds of such sales. In addition, Borrower will deliver to Agent at such intervals as Agent may require:
(i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, (iv) inventory reports compiled by location, and (v) such further schedules, documents and/or information regarding the Collateral as Agent may require including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by Borrower and delivered to Agent from time to time, and Borrower's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

         9.3  Environmental Reports. Furnish Agent, concurrently with the
              ---------------------
delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President of Borrower stating, to the best of his knowledge, that Borrower is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action Borrower will implement in order to achieve full compliance.

         9.4  Litigation. Promptly notify Agent and Lenders in writing of any
              ----------
litigation, suit or administrative proceeding affecting Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect on Borrower.

         9.5  Material Occurrences. Promptly notify Agent and Lenders in writing
              --------------------
upon the occurrence of (a) any Event of Default or Default and any event which could reasonably be expected to result in a Default or Event of Default; (b) any event of default under the Agway Agreements; (c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the Agway Agreements; (d) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Borrower as of the date of such statements; (e) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject Borrower to a tax imposed by Section 4971 of the Code; (f) each and every default by Borrower which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; (g) any other development in the business or affairs of Borrower which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrower proposes to take with respect thereto; (h) any default or event of default under the GoldKist Documents; and (i) any event which with the giving of notice or lapse of time, or both, would constitute a default or event of default under the GoldKist Documents.

         9.6  Government Receivables. Notify Agent and Lenders immediately if
              ----------------------
its Receivables arising out of contracts between Borrower and the United States, any state, municipality, local government, or any department, agency or instrumentality of any of them exceed One Million Dollars ($1,000,000) in the aggregate.

         9.7  Annual Financial Statements.
              ---------------------------

              (a) (i) Furnish to Agent and Lenders within forty-five (45) days of the Closing Date, audited financial statements of Borrower on a consolidated basis for the fiscal year ended June 30, 2001 including, but not limited to, statements of income and stockholders' or members' equity and cash flow and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by the Accountants along with the Accountants' management letter, (ii) furnish Agent and Lenders within ninety
(90) days after the end of each fiscal year of Borrower beginning with the fiscal year ending June 30, 2002, audited financial statements of Borrower on a consolidating and consolidated basis including, but not limited to, statements of income and stockholders' or members' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by Accountants. The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (x) they have caused the Loan Agreement to be reviewed, (y) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 6.8, 7.6 and 7.11 hereof. In addition, the reports shall be accompanied by (x) a good standing certificate of Borrower from Borrower's state of organization, (y) the Accountants' management letters, and
(z) a certificate of Borrower's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event, and such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 6.8, 7.4, 7.6, 7.8 and 7.11 hereof; and

                  (b) Furnish to Agent and Lenders within forty-five (45) days of the Closing Date, audited financial statements of Statesman on a consolidating and consolidated basis for the fiscal year ended June 30, 2001 including, but not limited to, statements of income and stockholders' or members' equity and cash flow and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by the Accountants along with the Accountants' management letter, and (ii) furnish Agent and Lenders within ninety (90) days after the end of each fiscal year of Statesman audited financial statements of Statesman on a consolidating and consolidated basis including, but not limited to, statements of income and stockholders' or members' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by Accountants. In addition, the reports shall be accompanied by the Accountants' management letters.

              9.8  Quarterly Financial Statements.
                   ------------------------------

                  (a) Furnish Agent and Lenders within 45 days after the end of each fiscal quarter (other than the fiscal quarter ended June 30 of each fiscal quarter, which information and reporting shall be included in the year end financial statements), an unaudited balance sheet of Borrower on a consolidated basis and unaudited statements of income and stockholders, equity and cash flow of Borrower on a consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments and shall include reports of cumulative net proceeds from Collateral Dispositions to third parties (other than those in the ordinary course of business or pursuant to a Permitted Securitization Transaction). The reports shall be accompanied by a certificate signed by the Chief Financial Officer of Borrower, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 6.8, 7.4, 7.6, 7.8 and 7.11 hereof; and

                  (b) Furnish Agent and Lenders within 45 days after the end of each fiscal quarter (other than the fiscal quarter ended June 30, which information and reports shall be included in the year end financial statements), an unaudited balance sheet of Statesman on a consolidated and consolidating basis and unaudited statements of income and stockholders, equity and cash flow of Statesman on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments.

              9.9  Monthly Financial Statements.
                   ----------------------------

                   (a) Furnish Agent and Lenders within thirty (30) days after the end of each month (other than the months ending March 31, June 30, September 30 and December 31 of each fiscal year, which information and reporting shall be included in the year end and/or quarterly financial statements, as applicable), an unaudited balance sheet of Borrower on a consolidated basis and unaudited statements of income and stockholders' equity and cash flow of Borrower on a consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments and shall include reports of cumulative net proceeds from Collateral Dispositions to third parties (other than those in the ordinary course of business or pursuant to a Permitted Securitization Transaction). The reports shall be accompanied by a certificate of Borrower's Chief Financial Officer of Borrower, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event; and

                   (b) Furnish Agent and Lenders within thirty (30) days after the end of each month, (other than the months ending March 31, June 30, September 30 and December 31 of each fiscal year, which information and reporting shall be included in the year end and/or quarterly financial statements, as applicable) an unaudited balance sheet of Statesman on a consolidated and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of Statesman on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments.

              9.10 Other Reports. Furnish Agent and Lenders as soon as
                   -------------
available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as Borrower shall send to its stockholders and/or members.

              9.11 Additional Information. Furnish Agent and Lenders with such
                   ----------------------
additional information as Agent or any Lender shall reasonably request in order to enable Agent and Lenders to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Borrower including, without limitation and without the necessity of any request by Agent or any Lender, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto notice of the closing or moving of Borrower's chief executive office identified on Schedule 4.15(c), and contemporaneous notice of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business other than Borrower's chief executive office, and (c) promptly upon Borrower's learning thereof, notice of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which Borrower is a party or by which Borrower is bound.

         9.12 Projected Operating Budget. Furnish Agent and Lenders, within
              --------------------------
ninety (90) days of the commencement of Borrower's fiscal year beginning July 1, 2002, a month by month projected operating budget and cash flow of Borrower on a consolidated basis for such fiscal year and the next fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

         9.13 Variances From Operating Budget. Furnish Agent and Lenders, (a)
              -------------------------------
concurrently with the delivery of the financial statements referred to in
Section 9.7, and (b) within forty-five (45) days after the end of each month (other than June), a written report summarizing all material variances from budgets submitted by Borrower pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

         9.14 Notice of Suits, Adverse Events. Furnish Agent and Lenders with
              -------------------------------
prompt notice of (i) any lapse or other termination of any Consent issued to Borrower by any Governmental Body or any other Person that is material to the operation of Borrower's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs, condition or prospects of Borrower, or if copies thereof are requested by any Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to Borrower.

         9.15 ERISA Notices and Requests. Furnish Agent with immediate written
              --------------------------
notice in the event that (i) Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which Borrower or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto,
(iii) a funding waiver request has been filed with respect to any Plan together with all communications received by Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

         9.16 Borrowing Base Certificate. Furnish to Agent and Lenders, within
              --------------------------
15 days after the end of each calendar month, a borrowing base certificate in the form set forth on Exhibit 9.16 hereto ("Borrowing Base Certificate") signed by the Chief Financial Officer, Treasurer, any Assistant Treasurer or any other person properly authorized in writing by Borrower, certifying that Borrower is in compliance with the formula set forth in Section 2.1(a) hereof. Included with the monthly Borrowing Base Certificate the Borrower will prepare an analysis of customer deposits. The analysis will include (i) the dollar amount of total customer deposits by category and (ii) the dollar amount of customer deposits from customers that also have an accounts receivable balance.

         X. EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

         10.1 failure by Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any other Loan Document and, except in the case of a payment of principal or interest, such other failure continues for a period of five (5) days after its due date;

         10.2 any representation or warranty made or deemed made by Borrower in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been false or misleading in any material respect on the date when made or deemed to have been made;

         10.3 failure by Borrower to (i) furnish financial information when due or when requested which is unremedied for a period of fifteen (15) days, or (ii) permit the inspection of its books or records;

         10.4 issuance of a notice of Lien (other than a Permitted Encumbrance), levy, assessment, injunction or attachment against a material portion of Borrower's property which is not stayed, satisfied or lifted within thirty (30) days;

         10.5 except as otherwise provided for in Sections 10.1 and 10.3, failure or neglect of Borrower or any Subsidiary of Borrower to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Loan Document (including, without limitation, the Mortgages, or any of them), or any other agreement or arrangement (related or unrelated), now or hereafter entered into between Borrower and Agent and/or Lenders or any of them and/or any Affiliate of any Lender (after taking into account any grace period expressly provided for therein), provided that Borrower shall be permitted a period of fifteen (15) days from the occurrence of a failure or neglect of Borrower to perform, keep or observe any term, provision, condition or covenant contained in Sections 4.7, 4.9, 6.3, 6.13, 9.4, 9.6 or 9.11 hereof to rectify such failure or neglect;

         10.6 any judgment or judgments are rendered or judgment liens filed against Borrower for an aggregate amount in excess of $5,000,000 (not covered by insurance) which within sixty (60) days of such rendering or filing is not either satisfied, stayed or discharged of record;

         10.7 Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property,
(ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

         10.8 Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

         10.9 any Subsidiary of Borrower, or any Guarantor, shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or
(viii) take any action for the purpose of effecting any of the foregoing;

         10.10 any change in Borrower's condition or any Guarantor's affairs (financial or otherwise) which in Agent's or Required Lenders' opinion has, or could reasonably be expected to result in, a Material Adverse Effect;

     10.11 any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest subject to Permitted Encumbrances;

     10.12 an event of default has occurred and been declared under the Agway Agreements which default shall not have been cured or waived within any applicable grace period and for which Agway is permitted to take action under the Intercreditor Agreement;

     10.13 a default of the obligations of Borrower under any other agreement to which it is a party shall occur which is reasonably likely to, or does, result in a Material Adverse Effect which default is not cured within any applicable grace period;

     10.14 termination or breach of any Guarantee or similar agreement executed and delivered to Agent in connection with the Obligations of Borrower, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guarantee or similar agreement;

     10.15  any Change of Control shall occur;

     10.16 any material provision of this Agreement shall, for any reason, cease to be valid and binding on Borrower, or Borrower shall so claim in writing to Agent;

     10.17 (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent, trademark or tradename of Borrower, the revocation, termination, suspension or modification of which might reasonably be expected to result in a Material Adverse Effect on Borrower or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (C) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of Borrower's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; (ii) any agreement which is necessary or material to the operation of Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to Agent and Required Lenders within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect;

     10.18 any portion of the Collateral shall be seized or taken by a Governmental Body, or Borrower or the title and rights of Borrower shall have become the subject matter of litigation which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Loan Documents other than pursuant to proceedings for eminent domain or condemnation that would not otherwise result in a Material Adverse Effect or otherwise constitute a Default or Event of Default;

     10.19 an event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or

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

conditions, Borrower or any member of the Controlled Group shall incur, or in the opinion of Agent or Required Lenders be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect;

     10.20 if there shall be any default by Borrower or any Subsidiary of Borrower beyond any grace period under any agreement with any other creditor for borrowed money in excess of $1,000,000, and (i) such default consists of the failure to pay any principal, premium or interest with respect to such indebtedness, or (ii) such default consists of the failure to perform any covenant or agreement with respect to such indebtedness, if the effect of such default is to cause or to permit the relevant creditor to cause such Borrower's obligations which are the subject thereof to become due prior to their maturity date or prior to their regularly scheduled date of payment;

     10.21 if there shall be any breach or default that continues beyond any applicable cure or grace period under any Permitted Securitization Transaction; or

     10.22 if there shall be a breach or default under the Financing Services and Contributed Capital Agreement.

     XI.    LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

     11.1   Cure. Nothing contained in this Agreement or the Loan Documents
            ----
shall be deemed to compel Agent and/or Lenders to accept a cure of any Event of Default hereunder.

     11.2   Rights and Remedies.
            -------------------

            (a) In addition to all other rights, options and remedies granted or available to Agent or Lenders under this Agreement or the Loan Documents, or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of a Default or an Event of Default, Agent and Lenders may, in their discretion, withhold or cease making Advances hereunder.

            (b) In addition to all other rights, options and remedies granted or available to Agent or Lenders under this Agreement or the Loan Documents, or otherwise available at law or in equity, upon the occurrence of (i) an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances and issue Letters of Credit shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations (other than Swap Obligations) shall be immediately due and payable and Lenders shall have the right to terminate the obligation of Lenders to make Advances and (iii) a filing of a petition against Borrower in any involuntary case under any state or federal bankruptcy laws, the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over Borrower. Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take

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

possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of Borrower's premises or other premises without legal process and without incurring liability to Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrower to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrower reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrower at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by Borrower. In connection with the exercise of the foregoing remedies, Agent is granted permission to use all of Borrower's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, Expenses and attorneys' fees and expenses incurred by Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations and any fees payable under this Agreement; and, third, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Agent and Lenders therefor.

     11.3   Agent's Discretion. Agent shall have the right in its sole
            ------------------
discretion (subject to the rights of the Lenders to direct, control and consent to actions of the Agent pursuant to the terms of this Agreement) to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder.

     11.4   Setoff. In addition to any other rights which Agent or any Lender
            ------
may have under applicable law, upon the occurrence of an Event of Default hereunder, Agent and such Lender shall have a right to apply Borrower's property held by Agent and such Lender to reduce the Obligations; provided, however, that
                                                         --------  ------
CoBank shall not be obligated to set off or otherwise apply (i) patronage payable to Borrower or (ii) equity in CoBank held by Borrower to reduce the Obligations.

     11.5   Rights and Remedies not Exclusive. The enumeration of the foregoing
            ---------------------------------
rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

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

     11.6   Third Parties. No rights are intended to be created hereunder for
            -------------
the benefit of any third parties.

     XII.   WAIVERS AND JUDICIAL PROCEEDINGS.

     12.1   Waiver of Notice. Borrower hereby waives notice of non-payment of
            ----------------
any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

     12.2   Delay. No delay or omission on Agent's or any Lender's part in
            -----
exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

     12.3   Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES
            -----------
ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     XIII.  EFFECTIVE DATE AND TERMINATION.

     13.1   Term. This Agreement, which shall inure to the benefit of and shall
            ----
be binding upon the respective successors and permitted assigns of Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the Maturity Date (the "Term") unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon fifteen (15) days' prior written notice upon payment in full of the Obligations.

     13.2   Termination. The termination of the Agreement shall not affect
            -----------
Borrower's, Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrower's Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Borrower have been paid or performed in full after the termination of this Agreement or Borrower has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, Borrower waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to Borrower, or to file them with any filing office (at Borrower's expense), unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. Borrower covenants that it will not, and hereby waives any right it may have to, file a termination statement or similar statement under
Section 9-509 of the UCC. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

     XIV.   REGARDING AGENT.

     14.1   Appointment. Each Lender hereby designates CoBank to act as Agent
            -----------
for such Lender under this Agreement and the Loan Documents and, to the extent applicable, designates each Issuing Bank holding, as collateral agent, Existing L/C Collateral to secure reimbursement obligations in connection with Existing L/Cs. For purposes of this Article XIV, the term Agent shall also include, as the context may require, an Issuing Bank in its capacity as collateral agent with respect to the Existing L/C Collateral. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Loan Documents (including, as applicable, agreements, instruments and documents relating to the Existing L/C Collateral) and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral (including, as applicable, the Existing L/C Collateral), payments of principal and interest, fees set forth in Sections 3.3(a) and 3.3(b), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Notes) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders or all of the Lenders (as may be required by this Agreement), and such instructions shall be binding; provided, however,
                                                            --------  -------
that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Loan Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

     14.2   Nature of Duties. Agent shall have no duties or responsibilities
            ----------------
except those expressly set forth in this Agreement and the Loan Documents (including, as applicable, agreements, instruments and documents relating to the Existing L/C Collateral). Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement, or in any of the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Loan Documents or for any failure of Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Loan Documents, or to inspect the properties, books or records of Borrower. The duties of Agent as respects the Advances to Borrower shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

     14.3   Lack of Reliance on Agent and Resignation. Independently and without
            -----------------------------------------
reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Borrower in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by Borrower pursuant to the terms hereof; provided that Agent agrees to use its reasonable efforts to promptly forward to the Lenders, to the extent Agent has knowledge that the Lenders have not previously received such notices or reports, copies of written notices and reports received by Agent from Borrower. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document, or of the financial condition of Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Loan Documents or the financial condition of Borrower, or the existence of any Event of Default or any Default.

     The Agent may be removed as Agent hereunder for cause, at any time by an affirmative vote of all of the Lenders; provided that for purposes of such vote CoBank, in its capacity as a Lender, shall not be entitled to vote. Agent may resign on thirty (30) days written notice to each of Lenders and Borrower and upon such resignation or removal, the Required Lenders will promptly designate a successor Agent. If no successor Agent that has been duly appointed by the Required Lenders shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Any successor Agent shall be a financial institution which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provision of this Article XIV shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

     Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     14.4   Certain Rights of Agent. If Agent shall request instructions from
            -----------------------
Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders or all of the Lenders (as may be required by this Agreement); and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders or all of the Lenders (as may be required by this Agreement).

     14.5   Reliance. Agent shall be entitled to rely, and shall be fully
            --------
protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Loan Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

     14.6   Notice of Default. Agent shall not be deemed to have knowledge or
            -----------------
notice of the occurrence of any Default or Event of Default hereunder or under the Loan Documents, unless Agent has received notice from a Lender or Borrower referring to this Agreement or the Loan Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that,
                                                                 --------  ----
unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

     14.7   Indemnification. To the extent Agent is not reimbursed and
            ---------------
indemnified by Borrower, each Lender will reimburse and indemnify Agent pro rata based on its Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any other Loan Documents; provided that, Lenders shall not be liable for any portion of such
           -------- ----
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (not mere) negligence or willful misconduct.

     14.8   Agent in its Individual Capacity. With respect to the obligation of
            --------------------------------
Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender

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

and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

     14.9   Borrower's Undertaking to Agent. Without prejudice to its
            -------------------------------
obligations to Lenders under the other provisions of this Agreement, Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the
                                                         --- -----
relevant Borrower's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

     XV.    MISCELLANEOUS.

     15.1   Governing Law. This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered or certified mail (return receipt requested) directed to Borrower at its address set forth in Section 15.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any
                                                     --------------------
judicial proceeding by Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in courts of the State of New York or the United States District Court for the Southern District of New York and any appellate court from any thereof. Borrower's registered agent for service of process within the State of New York is Corporation Service Company located at 80 State Street, Albany, New York 12207.

     15.2   Entire Understanding.
            --------------------

            (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless set forth in a writing or other record, signed or otherwise authenticated by Borrower's, Agent's and, to the extent necessary, each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Loan Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

            (b) The Required Lenders, and Agent with the consent in writing of the Required Lenders, subject to the provisions of this Section 15.2 (b), may from time to time enter into written supplemental agreements to this Agreement or the Loan Documents executed by Borrower, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrower thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no
                                                    --------  -------
such supplemental agreement shall, without the consent of all Lenders:

                  (i) increase the Commitment Percentage of any Lender or change any provision requiring a pro rata distribution to Lenders.

                  (ii) extend the maturity of any Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrower to Lenders pursuant to this Agreement.

                  (iii) alter the definition of the term Required Lenders or alter, amend or modify this Section 15.2(b).

                  (iv) release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $2,500,000.

                  (v)    change the rights and duties of Agent.

                  (vi) increase the Advance Rates above the Advance Rates in effect on the Closing Date or decrease reserves lower than reserves in effect on the Closing Date.

                  (vii)  increase the Maximum Revolver Amount.

                  (viii) increase the Maximum Credit Limit.

                  (ix)   release any Guarantor from its respective Guarantee.

     Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrower, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrower, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

     In the event that Agent requests the consent of a Lender pursuant to this
Section 15.2 and such Lender shall not respond or reply to Agent in writing within ten (10) days of delivery of such request, such Lender shall be deemed to have not consented to matter that was the subject of the request unless and until a subsequent consent is obtained. In the event that Agent requests the consent of a Lender pursuant to this Section 15.2 and such consent is denied, then Agent may, at its option, require such Lender to assign its interest in the Advances to Agent or to another Lender or to any other Person designated by the Agent (the "Designated Lender"), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrower. In the event Agent elects to require any Lender to assign its interest to Agent or to the Designated Lender, Agent will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to Agent or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, the Designated Lender, as appropriate, and Agent.

            (c) Solely for voting purposes hereunder (including the determination of Required Lenders), a Farm Credit Participant shall be deemed to be a "Lender" (except to the extent the vote involves removal of the Agent from whom such Farm Credit Participant purchased, in such Agent's capacity as a Lender, such Participant's participation interest) with a voting interest equal to its percentage of Advances to the total amount of Advances outstanding and, if no Advances are outstanding, the percentage of the commitments represented by its participation interest to the total amount of commitments, and the voting interest of the Lender from which such Farm Credit Participant's interest was purchased shall be reduced by such Farm Credit Participant's voting interest.

     15.3   Successors and Assigns; Participations; New Lenders.
            ---------------------------------------------------

            (a) This Agreement shall be binding upon and inure to the benefit of Borrower, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

            (b) Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee") but prior to the occurrence of an Event of Default, no Lender shall sell a participating interest to a direct competitor of Borrower or an Affiliate of a direct competitor. Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrower shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

               (c) Any Lender may with the consent of Agent which shall not be unreasonably withheld or delayed, sell, assign or transfer all or any part of its rights under this Agreement and the Loan Documents to one or more Eligible Assignee and Eligible Assignees may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than the lesser of $5,000,000 or 100% of such Lender's Commitment Percentage, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Loan Documents. Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Loan Documents. Borrower shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

               (d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

               (e) Borrower authorizes each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such

Lender's possession concerning Borrower which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrower, provided that such Person agrees to be bound by Section 15.15 hereof.

         15.4  Application of Payments. Subject to the terms of this Agreement,
               -----------------------
Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

         15.5  Indemnity. Borrower shall indemnify Agent, each Lender and each
               ---------
of their respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Loan Documents, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the gross (not mere) negligence or willful misconduct of the party being indemnified.

         15.6  Notice. Any notice or request hereunder may be given to Borrower
               -------
or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, or (d) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (i) when personally delivered to any officer of the party to whom it is addressed, (ii) on the earlier of actual receipt thereof or five (5) days following posting thereof by certified or registered mail, postage prepaid, or (iii) upon actual receipt thereof when sent by a recognized overnight delivery service or (iv) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

         (A)   If to Agent at:     CoBank, ACB
                                   5500 S. Quebec Street
                                   Greenwood Village, CO 80111-1913
                                   Attention: Lori O'Flaherty, Vice President
                                   Telephone: (303) 740-4342
                                   Facsimile: (303) 694-5830

               with a copy to:     Blank Rome Comisky & McCauley LLP
                                   One Logan Square
                                   Philadelphia, PA 19103
                                   Attention: Raymond L. Shapiro, Esquire
                                   Telephone: (215) 569-5569
                                   Facsimile: (215) 569-5522

         (B) If to a Lender other than Agent, as specified on Schedule A attached hereto

         (C)   If to Borrower at:  Southern States Cooperative, Incorporated
                                   6606 West Broad Street
                                   Richmond, Virginia 23230
                                   Attention: Jonathan A. Hawkins
                                   Telephone: (804) 281-1000
                                   Telecopier: (804) 281-1383
               with a copy to:     Troutman Sanders Mays & Valentine LLP
                                   1111 East Main Street
                                   P.O. Box 1122
                                   Richmond, VA 23218-1122
                                   Attention: C. Cotesworth Pinckney
                                   Telephone: (804) 697-1200
                                   Telecopier: (804) 697-1339

               with a copy to:     Latham & Watkins
                                   885 Third Avenue, Suite 1000
                                   New York, New York 10002-4802
                                   Attention: Robert Rosenberg, Esquire
                                   Telephone: (212) 906-1200
                                   Telecopier: (212) 751-4864

         15.7  Survival. The obligations of Borrower under Sections 2.2(f), 3.4,
               --------
3.7, 3.8, 3.9, 4.19(h), 14.7 and 15.5 shall survive termination of this Agreement and the Loan Documents and payment in full of the Obligations.

         15.8  Severability. If any part of this Agreement is contrary to,
               ------------
prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

         15.9  Expenses.
               --------

               (a) At Closing and from time to time thereafter, Borrower will pay on demand all expenses incurred from time to time by Agent (including, without limitation, search costs, audit fees, appraisal fees, environmental fees and the fees and expenses of legal counsel for Agent) relating to this Agreement, and all other Loan Documents, including, without limitation, expenses incurred in the analysis, negotiation, preparation, closing, administration and enforcement of this Agreement and the other Loan Documents, the enforcement, protection and defense of the rights of Agent and Lenders in and to the Advances and Collateral or otherwise hereunder, and any and all expenses relating to extensions, amendments, waivers or consents pursuant to the provisions hereof, or any related agreements and documents or relating to agreements with other creditors, or termination of this Agreement. Borrower further agrees to pay, or reimburse Lenders for, all reasonable out-of-pocket costs and expenses, including without limitation attorneys' fees (including the allocated costs of in-house counsel), incurred in connection with the enforcement, protection and defense of their rights in and to the Advances and the Collateral or otherwise hereunder, following a Default or the occurrence of an Event of Default hereunder or following the failure to repay the Obligations in full upon maturity. Borrower also agrees to pay, or reimburse, actual reasonable out-of-pocket costs and expenses incurred by a Lender in connection with its representation on the Steering Committee and/or attendance at any Steering Committee meeting. Collectively all of the foregoing are referred to as the "Expenses."

               (b) Borrower shall pay all reasonable fees, costs and expenses of financial advisors and/or consultants, including, without limitation, Morris Anderson & Associates, Ltd. and Freed-Maxick, (collectively, "Advisors") hired or engaged by or on behalf of Agent, or Agent for the benefit of Lenders, whether such Advisors are hired or engaged by Agent or its counsel. All such fees, costs and expenses may also be charged to Borrower's account and shall be part of the Obligations.

         15.10 Injunctive Relief. Borrower recognizes that, in the event
               -----------------
Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

         15.11 Consequential Damages. Neither Agent nor any Lender, nor any
               ---------------------
agent or attorney for any of them, shall be liable to Borrower for consequential, incidental or punitive damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

         15.12 Captions. The captions at various places in this Agreement are
               --------
intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

         15.13 Counterparts; Telecopied Signatures. This Agreement may be
               -----------------------------------
executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto or to any document delivered pursuant hereto.

         15.14 Construction. The parties acknowledge that each party and its
               ------------
counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

         15.15 Confidentiality; Sharing Information. (a) Agent, each Lender and
               ------------------------------------
each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided,
                                                                 --------
however, Agent, each Lender and each Transferee may disclose such confidential
-------
information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders, (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; and
(d) in connection with the exercise of any remedies under this Agreement or any other Loan Documents; provided, further that (i) unless specifically prohibited
                      --------  -------
by applicable law or court order, Agent, each Lender and each Transferee shall use its best efforts prior to disclosure thereof, to notify the Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or

(B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

               (b) Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and Borrower hereby authorizes each Lender to share any information delivered to such Lender by Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provision of Section 15.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of the Loan Agreement.

                 [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each of the parties has signed this Agreement by its duly authorized representative as of the day and year first above written.

BORROWER:                SOUTHERN STATES COOPERATIVE, INCORPORATED


                    By:    __________________________________
                    Name:  __________________________________
                    Title: __________________________________



     AGENT:              COBANK, ACB

                    By:    __________________________________
                    Name:     Lori O'Flaherty
                    Title:    Vice President




     LENDERS:            COBANK, ACB

                    By:    __________________________________
                    Name:     Lori O'Flaherty
                    Title:    Vice President




     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

     BANK OF AMERICA, N.A.

     By:      _____________________________________
     Name:    _____________________________________
     Title:   _____________________________________

     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

     FIRST UNION NATIONAL BANK

     By:      _________________________________
     Name:    _________________________________
     Title:   _________________________________

     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

     SUNTRUST BANK

     By:      _________________________________
     Name:    _________________________________
     Title:   _________________________________

     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

     WACHOVIA BANK, N.A.

     By:       _________________________________
     Name:     _________________________________
     Title:    _________________________________



     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

     COOPERATIEVE CENTRALE RAIFFEISEN-

     BOERENLEENBANK B.A., "RABOBANK

     NEDERLAND", NEW YORK BRANCH


     By:       _________________________________
     Name:     _________________________________
     Title:    _________________________________



     By:       _________________________________
     Name:     _________________________________
     Title:    _________________________________



     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

     DG BANK DEUTSCHE

     GENOSSENSCHAFTSBANK AG

     CAYMAN ISLANDS BRANCH


     By:       _________________________________
     Name:     _________________________________
     Title:    _________________________________



     By:       _________________________________
     Name:     _________________________________
     Title:    _________________________________




     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

     ALLFIRST BANK



     By:       _________________________________
     Name:     _________________________________
     Title:    _________________________________



     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

     BNP PARIBAS (CHICAGO BRANCH)



     By:       _________________________________
     Name:     _________________________________
     Title:    _________________________________



     By:       _________________________________
     Name:     _________________________________
     Title:    _________________________________